This filing is made pursuant to Rule
                                     424(B)3 under the Securities Act of 1933 in connection with Registration No. 333-116512


                                   PROSPECTUS

                        1,717,026 SHARES OF COMMON STOCK
                                       OF
                            NETSOL TECHNOLOGIES, INC.

This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by certain selling stockholders, who will use this prospectus to resell their shares of common stock. The shares of common stock being offered include: shares of common stock acquired by the selling stockholders in a private placement of such shares by NetSol; shares of common stock underlying convertible debentures and warrants acquired by the selling stockholders in a NetSol private placement. Such warrants and convertible debentures have not been exercised or converted. In addition, certain shares of common stock were acquired by selling stockholders in settlement of litigation against NetSol and in exchange for settlement of a tax liability due by our subsidiary located in Pakistan. A number of shares underlying warrants were acquired pursuant to a placement agent agreement with the warrant holder. In this prospectus, we sometimes refer to the common stock as the securities. In this prospectus, the terms "NetSol," "we," or "us" will each refer to NetSol Technologies, Inc.

We will not receive any proceeds from sales of the shares of common stock by the selling stockholders.




Our common stock is traded on the NASDAQ SmallCap Market under the symbol "NTWK". The closing price of our common stock on March 20, 2006 was $2.01.




We will bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares being offered by this prospectus.

      INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
                          FACTORS" BEGINNING ON PAGE 3

                              ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------




                                 March 21, 2006

                                TABLE OF CONTENTS


SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS                            1

PROSPECTUS SUMMARY                                                           1

RISK FACTORS                                                                 4

USE OF PROCEEDS                                                              8

SELLING STOCKHOLDERS                                                         9

PLAN OF DISTRIBUTION                                                        12

LEGAL PROCEEDINGS                                                           14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              17

DESCRIPTION OF SECURITIES                                                   18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES                                                           18


DESCRIPTION OF BUSINESS                                                     19

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS                 34

DESCRIPTION OF PROPERTY                                                     59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              60

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    61

EXECUTIVE COMPENSATION                                                      62

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE                                                      66

WHERE YOU CAN FIND MORE INFORMATION                                         66

FINANCIAL STATEMENTS                                                       F-1

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operation," and "Description of Business" in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "proposed," "intended," or "continue" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other "forward-looking" information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                               PROSPECTUS SUMMARY

      The following summary contains basic information about NetSol and this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of the risks associated with investing in us, you should read the entire prospectus carefully, including the "Risk Factors" starting on page 4.

      We are an end-to-end information technology ("IT") and business consulting services provider for the lease and finance, banking and financial services industries. We operate on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. We help our clients identify, evaluate, and implement technology solutions to meet their most critical business challenges and maximize their bottom line. Our products include sophisticated software applications for the asset-based lease and finance industry. By utilizing our worldwide resources, we believe we are able to deliver high quality, cost-effective IT services, ranging from consulting and application development to systems integration and outsourcing. We have achieved the ISO 9001 and SEI (Software Engineering Institute) Capable Maturity Model ("CMM") Level 3 certifications. Additionally, through our IP Backbone, located in Karachi, Pakistan, we offer a package of wireless broadband services, which include high-speed Internet access, support and maintenance.

      Our subsidiary, Network Technologies Pvt. Ltd., a Pakistan Limited Company, ("NetSol PK"), develops the majority of our software. NetSol PK was the first company in Pakistan to achieve the ISO 9001 and SEI CMM Level 4 software development assessment. As maintained by the SEI, maturity levels measure the maturity of a software company's methodology that in turn ensures enhanced product quality resulting in faster project turn-a-round and a shortened time to market.

      During recent years, we have focused on developing software applications for the leasing and financial service industries. In late 2002, we launched a new suite of software products under the name LeaseSoft. The LeaseSoft suite is comprised of four major integrated asset based leasing/financing software applications. The suite, consisting of a Credit Application Creation System (LeaseSoft.CAC), a Credit Application Processing System (LeaseSoft.CAP), a Contract Activation & Management System (LeaseSoft.CAM) and a Wholesale Finance System (LeaseSoft.WFS), whether used alone or together, provides the user with an opportunity to address specific sub-domains of the leasing/financing cycle from the credit approval process through the tracking of the finance contract and asset.

      In February 2005, We acquired 100% of CQ Systems Ltd., an IT products and service company based in the UK. As a result of this acquisition, we have access to a broad European customer base using IT solutions complementary to NetSol's LeaseSoft product. We plan to leverage CQ Systems' knowledge base and strong presence in the Asset Finance market to launch LeaseSoft in the UK and continental Europe. CQ's strong sales and marketing capability would further help us gain immediate recognition and positioning for the LeaseSoft suite of products. CQ provides sophisticated accounting and administrative software, along with associated services, to leasing and finance companies located in Europe, Asia and Africa. The products include software modules for asset finance, consumer finance, motor finance, general finance and insurance premium finance. The modules provide an end-to-end contractual solution - from underwriting, contract administration and accounting, through asset disposal and remarketing. Customers include notable European companies such as Scania Finance GB, DaimlerChrysler Services, Broadcastle PLC, Bank of Scotland Equipment Finance and Deutsche Leasing Ltd. The acquisition closed on February 22, 2005 based on March 31, 2004 financial statements of CQ Systems Ltd. with the payment of approximately $1.7 million in cash and 675,292 shares of Company common stock based on a $2.46 per share cost basis. The final payment of consideration will be made after the completion of CQ's March 31, 2006 fiscal year end.

With the acquisition of Pearl Treasury System, whose product offering is now referred to as InBanking(TM), we expand our menu of software into the banking and other financial areas. PTS was originally developed on two tier client server technologies and was designed to provide full process automation and decision support in the front, middle and back offices of treasury and capital markets operations. On an internal review of PTS post acquisition, it was decided to re-write the system within .NET technologies, bringing the system into the leading edge n-tier/browser-based environment. The project name for this program is InBanking(TM), and the Phase One deliverables are nearing completion. InBanking(TM) has more than 70 person years of development effort and $4 million already invested.

      We market our software products worldwide to companies primarily in the automobile finance, leasing and banking industries. In February 2003, we successfully implemented our LeaseSoft.CAM for Daimler Chrysler Singapore and received a fee in excess of $2 million. Some of our other customers include:
Mercedes Benz Finance - Japan; Yamaha Motors Finance - Australia; Tung-Yang Leasing Company Taiwan; Debis Portfolio Systems - UK; DaimlerChrysler Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Services - Korea; UMF Leasing Singapore; and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and customized I/T solutions to blue chip customers such as Citibank Pakistan, DCD Holding UK and Habib Allied Bank UK. With the acquisition of Altvia Technologies, Inc. (now NetSol USA) in June 2003, we believe we acquired, as clients, some of the most well known higher education and telecommunications associations based on the east coast of the United States. We are also a strategic business partner for DaimlerChrysler Services AG, which consists of a group of many companies, including some of the ones referred to above. We have recently added a few new customers such as TIG of the United Kingdom, AMF of Australia, Capital Stream from the United States and a few other in the US and Asia. Additionally, new strategic relationships were formed with Intel Pakistan and Hyundai IT of Korea

      We were incorporated under the laws of the State of Nevada on March 18, 1997. Our principal executive offices are located at 23901 Calabasas Road, Suite 2072, Calabasas, California 91302. Our telephone phone number is (818) 222-9195 and our website address is http://www.netsoltek.com.

      This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by the selling stockholders named in this prospectus, who will use this prospectus to resell their shares of common stock. The shares of common stock consist of shares of common stock, shares of common stock underlying convertible debentures and shares of common stock underlying warrants which were acquired by the selling stockholders in private placements and, those shares of common stock underlying warrants issued to the placement agent as compensation for services provided to NetSol in the aforementioned private placements, shares of common stock issued to a shareholder as settlement of litigation against NetSol, and shares issued to a selling stockholder who was issued shares in exchange for the settlement of a tax liability owed by our subsidiary located in Pakistan.. We will not receive any proceeds from sales of our common stock by the selling stockholders. For further information about the selling stockholders, see "Selling Stockholders."

                                  THE OFFERING

Common Stock   This prospectus relates to the offering of 1,717,026 shares of
Offered        our common stock, which may be sold from time to time by the selling stockholders named in this prospectus. Of the total amount offered, 645,161 shares of common stock are issuable upon the conversion of convertible debentures sold by NetSol in a private placement in March 2004 and 322,581 shares of common stock are issuable to such selling stockholders upon the exercise of warrants issued in connection with that placement; 386,362 shares of common stock were issued in a private placement which closed in May 2004, and 193,182 shares of common stock are issuable to the selling stockholders upon the exercise of warrants issued in connection with the private placement. Maxim
               Group LLC served as NetSol's placement agent in connection with such private placements and, its nominee, Maxim Partners, was issued warrants to purchase up to 74,545 shares of common stock in connection with their services. 50,000 shares of common stock were acquired by an individual non-U.S. resident investor in exchange for the payment of a tax liability owed by our Pakistani subsidiary. 45,195 shares of common stock were acquired by a selling stockholder in a settlement agreement between NetSol and the selling stockholder entered into in October 2003. The shares of our common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders will determine the timing and amount of any sale.




Common Stock   We had 15,071,028 shares of common stock issued and outstanding
outstanding    as of  March 15, 2006.




Use of         We will not receive any of the proceeds from sale of shares of
Proceeds       common stock offered by the selling stockholders.



Trading        Our common stock is currently listed on the NASDAQ Capital Market
Market         under the trading symbol "NTWK."



Risk Factors   Investment in our common stock involves a high degree of risk.
               You should carefully consider the information set forth in the "Risk Factors" section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

                                  RISK FACTORS

An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed and, as a result, the price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

                          RISKS RELATED TO OUR BUSINESS

We May Have Difficulty Raising Needed Capital in the Future, Which Could Significantly Harm Our Business.

We will require additional financing in order to support further expansion, develop new or enhanced services or products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms. If additional financing is raised by the issuance of our securities, control of NetSol may change and stockholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

We Will Require Additional Financing; We May Not Achieve Profitability; We Anticipate Continued Losses; Current Liabilities Exceed Current Assets.

As of the fiscal year ended June 30, 2004 and 2005, we had a positive working capital of $410,991 and $3,458,300. We have current short-term bank notes of $389,089 due within six months. We had a net loss of $2,137,506 in fiscal 2003, a net loss of $2,577,058 in fiscal 2004, and a net income of $663,325 for the year ended June 30, 2005. In addition, we continue to operate at a deficit on a monthly basis, which is not expected to change in the foreseeable future, even with the implementation of our current business plan. See "Management's Discussion and Analysis and Plan of Operations" on page 30 of this prospectus for further information about our current business plan. Notwithstanding that we raised $2,050,000 in March through May 2004, we may need to raise additional funds in the amount of at least $2.0 million to continue operations and to expand and invest in the growth of our business for the next year. Additionally, we required a minimum of $2,000,000 to close the acquisition of CQ Systems Ltd. We cannot assure you that we can sustain or increase profitability. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected. Although we have improved our financials steadily in last few quarters, no assurance can be given that we will continue to improve our financial condition.

We May Not Be Able To Realize The Benefits Of Our Strategic Plan.

As discussed in "Description of Business" starting on page 39, after the restructuring undertaken in fiscal year 2002 and fiscal year 2003, we have undertaken a business plan designed to optimize this restructuring. Although our management is confident about our ability to realize some benefits from the restructuring, the level of benefits to be realized could be affected by a number of factors including, without limitation: (a) our ability to raise sufficient funds; (b) our ability to continue to operate as planned without further stockholder hostile takeover attempts; (c) our ability to prosper given the current uncertainty in the US technology industry; and, (d) our ability to react effectively to the global political and business effects of the political events around the world and particularly in Pakistan.

We Depend Heavily On A Limited Number Of Client Projects And The Loss Of Any Such Projects Would Adversely Affect Our Operating Results.

As of the fiscal year ended June 30, 2005, we derived approximately 35%, of our net revenues from DaimlerChrysler (which consists of a group of companies and clients). DaimlerChrysler consists of a number of companies, each of which are uniquely different customers and none of which represents greater than 10% of our net revenues. We continue to enhance our relationship with DaimlerChrysler to provide software and support services to them on a global basis. This may increase our reliance on DaimlerChrysler as a revenue source. We also have other significant clients whose business is critical to our success. The loss of any of our principal clients for any reason, including as a result of the acquisition of that client by another entity, could have an adverse effect on our business, financial condition and results of operations.

If Any Of Our Clients Terminate Their Contracts With Us, Our Business Could Be Adversely Affected.

Many of our clients have the ability to cancel certain of their contracts with us with limited advance notice and without significant penalty. Any such termination could result in a loss of expected revenues related to that client's project. A cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

If We Are Unable To Protect Our Proprietary Software, Our Business Could Be Adversely Affected.

Our success as a company depends, in part, upon our work product being deemed proprietary software, along with other intellectual property rights. While both the LeaseSoft and NetSol trade names and marks are copyrighted and trademarked in Pakistan, and we have filed an application for the registration of the inBanking trademark with the U.S. Patent and Trademark office, we have not registered any trademarks or filed any copyrights in any other jurisdictions. We rely on a combination of nondisclosure and other contractual arrangements, and common law intellectual property, trade secret, copyright and trademark laws to protect our proprietary rights. As a matter of course, we generally enter into confidentiality agreements with our employees, and require that our consultants and clients enter into similar agreements. We also limit access to our proprietary information. There can be no assurance that these steps will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that infringement claims will not be asserted against us in the future, or that if asserted, any such infringement claim will be successfully defended. The cost of defending any such suit will have a negative impact, even if ultimately successful. A successful claim against us could materially adversely affect our business, financial condition and results of operations. If NetSol cannot protect its proprietary information, others could copy our software and compete with us in providing both software and services.

We May Not Have The Right To Resell Or Reuse Software Developed For Specific Clients.

A portion of our business involves the development of software for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the software developed for them for specified periods of time or to specified third parties. There can be no assurance that our clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use our software solutions can be complicated and there can be no assurance that potential disputes will not affect our ability to resell or reuse these software solutions. While we have not incurred such expense in the past, limitations on our ability to resell or reuse software solutions could require us to incur additional expenses to develop new solutions for future projects.

International Expansion Of Our Business Could Result In Financial Losses Due To Changes In Foreign Political And Economic Conditions Or Fluctuations In Currency And Exchange Rates.

We expect to continue to expand our international operations. As well as the two offices in the United States, we currently have offices in Pakistan, the UK and Australia. Additionally, we have entered into an agreement to acquire CQ Systems Ltd., a company organized and located in England. In fact, approximately 90% of our revenue is generated by non-U.S. sources. Our international operations are subject to other inherent risks, including:

      o political uncertainty in Pakistan and the Southeast Asian Region, particularly in light of the United States' war on terrorism and the Iraq war;

      o     recessions in foreign countries;

      o fluctuations in currency exchange rates, particularly the weakness of the U.S. dollar and the effect this may have on U.S. off-shore technology spending;

      o     difficulties and costs of staffing and managing foreign operations;

      o     reduced protection for intellectual property in some countries;

      o political instability or changes in regulatory requirements or the potential overthrowing of the current government in certain foreign countries;

      o     U.S. imposed restrictions on the import and export of technologies;
            and,

      o U.S. imposed restrictions on the issuances of business and travel visas to foreign workers primarily those from Middle Eastern or East Asian countries.

We Are Controlled By and Are Dependent On Our Key Personnel.

Our management is currently controlled and operated by various members of the Ghauri family. Our success will depend in large part upon the continued services of those individuals including Messrs. Salim Ghauri, Najeeb Ghauri and Naeem Ghauri. The death or loss of the services of any one of them or of any one or more of our other key personnel could have a material adverse effect on our business, financial condition and results of operations. We do not have key man life insurance on these individuals. In addition, if one or more of our key employees resigns to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any key personnel, there can be no assurance that we will be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. We entered into employment agreements with Messrs. Salim, Najeeb and Naeem Ghauri effective January 1, 2004, for a period of three
(3) years. Messrs. Salim, Najeeb and Naeem Ghauri have non-competition and anti-raid clauses in their employment agreements with us.

Certain Of Our Management Team Have Relationships Which May Potentially Result In Conflicts Of Interests.

In fiscal year 2002, certain of our management team loaned approximately $141,893 to our Pakistani subsidiary company for operating costs. This loan accrued interest at the rate of 18% per annum and was to be repaid at such time as the Company could afford to repay the loan or through other methods that did not require a cash outlay by the Company, such as the exercise of options by the management team. Also, since 2002 our management team has, in the interest of improving the cash flow of the Company, elected to take only a portion of their salaries, deferring the remainder. In November 2003, the management team exercised options totaling $200,973 the consideration of which was offset against funds due to the Company as repayment of the loan and as due but deferred compensation. In March 2004, the management team exercised options totaling $75,000 of which all but $24,512 was paid for with due but deferred compensation. The remaining $24,511 was paid through the officers' normal salary deferral by the end of August 2004. In December 2004, the officers exercised options to acquire shares for which the officers mistakenly believed sufficient deferred compensation existed to pay for these exercises. When it was discovered that there was not sufficient deferred compensation, the shares were cancelled by the agreement of the Company and the officers. While these transactions were approved by the Board of Directors, which believes such transactions to be fair in their terms, and such transactions have not resulted in the management team choosing personal gain over Company gain, such transactions may have constituted a potential conflict of interest between our management members' personal interest and the interest of the Company in that management could be motivated to repay debts owed to the management team rather than using that money for the Company's growth. This, however, did not occur. Nevertheless, the errors related to the March 2004 and December 2004 transactions may constitute violations of
Section 13(k)(1) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") by the Company and/or the named officers. A possible violation of Section 13(k)(1) of the Exchange Act may result in an investigation by the SEC which may have a materially adverse effect on the Company. Violations of
Section 13(k) (1) of the Exchange Act may expose the Company and the named officers to possible civil and criminal penalties.See "Certain Relationships and Related Transactions" on page 39 for information about relationships between our officers and/or directors which could result in a Conflict of Interest.

Certain Option Exercises May Result in a Violation of Section 13(k)(1)


As stated in the risk factor, "Certain of Our Management Team Have Relationships Which May Potentially Result in Conflicts of Interest", officers of the Company have routinely either loaned funds to or deferred the receipt of consideration due to them at such times as the Company was in need of cash. These officers have frequently used these funds due to them to exercise options to acquire common stock of the Company. In March 2004, Najeeb and Naeem Ghauri exercised options to acquire shares of common stock of the Company. At the time of the exercise, they mistakenly believed that sufficient funds were due to them from the Company and compensation deferral to pay for these options. However, there was a deficit between the amount of funds due to the officers from the Company and the exercise price of the options. This deficit was repaid through the normal salary deferral to the Company by the end of May, in the case of Mr. Naeem Ghauri and, the end of August 2004, in the case of Mr. Najeeb Ghauri. In December 2004, certain officers exercised options against salary deferrals due to them. Upon discovering that sufficient liabilities were not available to offset the monies due for the exercise, these shares were immediately cancelled by the Company. See Certain Relationships and Related Transactions on page 57.
Section 13(k)(1) of the Exchange Act prohibits companies from making loans to officers. The SEC may view the difference between the exercise price due and the amounts credited as a prohibited loan to these officers. The errors related to the March 2004 and December 2004 transactions may constitute violations of
Section 13(k)(1) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") by the Company and/or the named officers. A possible violation of Section 13(k)(1) of the Exchange Act may result in an investigation by the SEC which may have a materially adverse effect on the Company. Violations of
Section 13(k)(1) of the Exchange Act may expose the Company and the named officers to possible civil and criminal penalties.


We Face Significant Competition In Markets That Are New And Rapidly Changing.

The markets for the services we provide are highly competitive. We principally compete with strategy consulting firms, Internet professional services firms, systems integration firms, software developers, technology vendors and internal information systems groups. Many of the companies that provide services in the markets we have targeted have significantly greater financial, technical and marketing resources than we do, have greater name recognition and generate greater revenues. Potential customers may also have in house employees that can compete with or replace us. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. We believe that the principal competitive factors in these markets include:

      o our ability to integrate strategy, experience modeling, creative design and technology services;

      o     quality of service, speed of delivery and price;

      o     industry knowledge;

      o     sophisticated project and program management capability; and,

      o     Internet technology expertise and talent.

We believe that our ability to compete also depends on a number of competitive factors outside our control, including:

      o ability of our competitors to hire, retain and motivate professional staff;

      o development by others of Internet services or software that is competitive with our solutions; and

      o     extent of our competitors' responsiveness to client needs.

There can be no assurance that we will be able to compete successfully in these markets.

                   RISKS RELATED TO INVESTING IN THIS OFFERING

Our Stock Price Has Historically Been Volatile; Our Stock Price After This Offering Will Be Subject To Market Factors.

The trading price of our common stock has historically been volatile. The future trading price of our common stock could be subject to wide fluctuations in response to:

      o quarterly variations in operating results and achievement of key business metrics;

      o     changes in earnings estimates by securities analysts, if any;

      o any differences between reported results and securities analysts' published or unpublished expectations;

      o announcements of new contracts or service offerings by NetSol or competitors;

      o market reaction to any acquisitions, joint ventures or strategic investments announced by NetSol or competitors;

      o     demand for our services and products;

      o changes of shares being sold pursuant to Rule 144 or upon exercise of the warrants; and,

      o general economic or stock market conditions unrelated to NetSol's operating performance.

Potential Future Sales Pursuant To Rule 144 May Have A Depressive Effect On The Trading Price Of Our Securities.

Certain shares of common stock presently held by officers, directors and certain other stockholders are "restricted securities" as that term is defined in Rule 144, promulgated under the Act. Under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, may, under certain circumstances sell within any three month period a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, including a two-year holding period, the sale of shares by a person without any quantity limitation. Such holding periods have already been satisfied in many instances. Therefore, actual sales or the prospect of sales of such shares under Rule 144 in the future may depress the prices of our common stock.

Provisions of Our Bylaws Hinder Change in Control.

Our bylaws contain provisions that prevent actions being taken by shareholders by written consent. Shareholders actions may only be taken at special meetings called in accordance with our bylaws. Our bylaws limit the manner and timing of calling such meetings by shareholders. These provisions may effectively prevent shareholders from changing board composition and or management in a swift manner.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the offering of common stock for sale by the selling stockholders. Proceeds received by us as a result of the exercise of the warrants by the selling stockholders will be used for working capital purposes.

                              SELLING STOCKHOLDERS

The following table and notes set forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with NetSol or with any of our predecessors or affiliates, the amount of shares of NetSol common stock that are beneficially owned by such stockholder, the amount to be offered for the stockholder's account and the amount to be owned by such selling stockholder upon completion of the offering.

                                                                           Number of
                                     Number of                             Shares of
                                     Shares of                              NetSol
                                       NetSol            Number of       Common Stock
                                    Common Stock         Shares of           to be
                                    Beneficially          NetSol         Beneficially
                                    Owned Prior        Common Stock       Owned Upon
Name of Selling                        to the          Being Offered   Completion of the
Stockholder(1)                      Offering(1)         Hereby (1)      Offering(1)(2)
---------------------------------   ------------       -------------   -----------------
Maxim Partners, LLC(3)                   155,545              74,545                   0

Natalie L. Khur Revocable                 78,410(4)           78,410                   0
Trust(4)

Richard E. Kent & Lara T                 285,190(5)          285,190                   0
Kent

Alfonse M. D'Amato Defined               148,826(6)          148,826                   0
Benefit Plan(6)

Jay Youngerman & Toni                     40,908(7)           40,908                   0
Youngerman

Girish C Shah IRA(8)                      34,090(9)           34,090                   0

Douglas Friedenberg IRA                   34,090(9)           34,090                   0
Standard/SEP DTD 04/16/01(10)

Fred Arena                                34,090(9)           34,090                   0

Grossman Family Trust(11)                 51,136(11)          51,136                   0

Hugh Brook                                34,090(9)           34,090                   0

Michael K. Harley                         40,323(12)          40,323                   0

W. R. Savey                               40,323(12)          40,323                   0

Robert Stranczek                          40,323(12)          40,323                   0

The Viney Settlement Number 1(13)        120,967(13)         120,967                   0

                                                                           Number of
                                     Number of                             Shares of
                                     Shares of                              NetSol
                                       NetSol            Number of       Common Stock
                                    Common Stock         Shares of           to be
                                    Beneficially          NetSol         Beneficially
                                    Owned Prior        Common Stock       Owned Upon
Name of Selling                        to the          Being Offered   Completion of the
Stockholder(1)                      Offering(1)         Hereby (1)      Offering(1)(2)
---------------------------------   ------------       -------------   -----------------
Ronald K. Marks                           40,323(12)          40,323                   0

Leonard Carinci                           40,323(12)          40,323                   0

Peter J. Jegou(14)                        40,323(12)          40,323                   0

Joseph Marotta & Nancy                    40,323(12)          40,323                   0
J. Marotta

D.G. Fountain                             40,323(12)          40,323                   0

Lee A. Pearlmutter Revocable              40,323(12)          40,323                   0
Trust U/A dated 10/9/92 as
amended 2/28/96 (15)

Wayne Saker                               40,323(12)          40,323                   0

Donald Asher Family                       40,323(12)          40,323                   0
Trust dated 7/11/01(16)

Jeffrey Grodko                            40,323(12)          40,323                   0

Emeric R. Holderith                       20,161(17)          20,161                   0

John O'Neal Johnston                      20,161(17)          20,161                   0
trust u/a DTD 5/17/93(18)

Judith Barclay                            40,323(12)          40,106                   0

Allen W. Coburn &                         20,161(17)          20,161                   0
Maureen B. Coburn

John C. Moss                              20,161(17)          20,161                   0

Landing Wholesale Group                   40,323(12)          40,323                   0
Defined Benefit Plan(19)

Jerold Weigner & Lilli Weigner            40,323(12)          40,323                   0

Mohammed Iqbal                            50,000(20)          50,000                   0

ACB Ltd.(21)                              45,195(21)          45,195                   0

TOTAL                                  1,798,026           1,717,026                   0

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to such securities.

(2) None of the Selling Stockholders has held an employment, officer or director position with NetSol within the past three years. Assuming that all shares being registered hereby will be sold, all debentures will be converted and all warrants will be exercised, no selling stockholder will hold a percentage interest in the shares of NetSol in excess of 1 percent at the completion of the offering.


(3) Maxim Partners LLC owns 98% of Maxim Group LLC, a registered broker dealer. MJR Holdings LLC owns 72% of Maxim Partners LLC. Mike Rabinowitz is the principal manager of MJR Holdings and has principal voting and dispositive power with respect to the securities owned by Maxim Partners LLC. The number of shares beneficially owned include: 74,545 warrants to acquire common stock which are being registered hereby and warrants to acquire 81,000 shares of common stock previously registered which were issued as compensation to Maxim Partners, as nominee of Maxim Group, for services provided to NetSol in its July 2003 private placement.


(4) Adam Kuhr, as trustee, is the beneficial owner of the Natalie L. Kuhr Revocable Trust. The shares of common stock consist of 52,273 shares of common stock and 26,137 shares of common stock underlying warrants acquired in the May 2004 placement.

(5) Consisting of 190,127 shares of common stock of which 136,364 shares were acquired in the May 2004 placement and 53,763 shares issuable upon conversion of the principal dollar amount of its convertible debenture; and, 95,063 shares of common stock underlying warrants of which 68,182 are shares of common stock underlying warrants issued in the May 2004 placement and 26,881 are shares of common stock underlying warrants issued in connection with the March 2004 private placement of convertible debentures.

(6) Alfonse M. D'Amato is the beneficial owner of the Alfonse M. D'Amato Defined Benefit plan. The shares of common stock consist of 99,217 shares of common stock of which 45,454 shares were acquired in the May 2004 placement and 53,763 shares are issuable upon conversion of the principal dollar amount of its convertible debenture; and, 49,609 shares of common stock underlying warrants of which 22,727 shares of common stock underly warrants issued in the May 2004 placement and 26,882 are shares of common stock underlying warrants issued in connection with the March 2004 private placement of convertible debentures.

(7) Consisting of 27,272 shares of common stock and 13,636 shares of common stock underlying warrants acquired in the May 2004 private placement.

(8)   Girish C. Shah is the beneficial owner of the Girish C. Shah IRA.

(9) Consisting of 22,727 shares of common stock and 11,363 shares of common stock underlying warrants acquired in the May 2004 private placement.

(10) Douglas Friedenberg is the beneficial owner of the Douglas Friedenberg IRA Standard/SEP DTE 04/16/01.

(11) Raphael Z. Grossman, as trustee, is the beneficial owner of the Grossman Family Trust. The shares of common stock consist of 34,091 shares of common stock and 17,045 shares of common stock underlying warrants acquired in the May 2004 private placement.

(12) Consisting of 26,882 shares of common stock issuable upon conversion of the principal dollar amount of its debenture and 13,441 shares of common stock underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(13) John Viney, as trustee, is the beneficial owner of the Viney Settlement Number 1. Shares of common stock consist of 80,645 shares of common stock issuable upon the conversion of the principal dollar amount of its debenture and 40,332 shares of common stock underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(14) Peter J. Jegou is the beneficial holder of 26,882 shares issuable upon the conversion of the principal dollar amount of his convertible debenture and 13,441 shares underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(15) Lee A. Pearlmutter, as trustee, is the beneficial owner of the Lee A. Pearlmutter Revocable Trust dated 10/9/92 as Amended 2/28/96.

(16) D.S. Asher, as trustee, is the beneficial owner of the Donald Asher Family Trust.

(17) Consisting of 13,441 shares issuable upon conversion of the principal dollar amount of its convertible debenture and 6,720 shares underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(18) John O'Neal Johnston, as trustee, is the beneficial owner of the John O'Neal Johnston Trust U/A DTD 05/17/93.

(19) Andrew Bellow Jr. is the beneficial owner of the Landing Wholesale Group Defined Benefit Plan.

(20) Mr. Iqbal received his shares in a share purchase agreement whereby he received 50,000 shares in exchange for satisfying a tax liability of NetSol's Pakistani subsidiary. This agreement required NetSol to register the shares of common stock in this offering.

(21)  Tony De Nazareth, as managing director, is the beneficial owner of ACB
      Ltd.

Certain selling stockholders shall receive their shares upon conversion of convertible debentures which were offered to such stockholders in a private placement of Series A 10% Convertible Debentures in March 2004. This private placement resulted in the issuance of convertible debentures with a principal value of $1,200,000. The debentures bear interest at the rate of 10% per annum payable in common stock or cash, which at the option of NetSol will be paid in cash upon conversion. The debentures are convertible at the rate of $1.86 principal value per share. Each debenture holder also received a warrant to purchase fifty percent (50%) of the number of shares of common stock issuable at conversion at the exercise price of $3.30 per share. These warrants may be exercised until May 2009.

Certain of the selling stockholders received their shares in a private placement of shares of common stock and warrants to acquire common stock in May 2004 in which we sold 386,362 shares at $2.20 per share and warrants to acquire up to 193,182 shares of common stock at an exercise price of $3.30 per share. The warrants may be exercised until May 2009.

The Company offered, to each of the warrant holders who acquired their warrants in the Debenture offering and in the May 2004 private placement, the opportunity to exercise such warrants at the reduced price of $2.00 per share. Such option was available until March 17, 2005 and requires such warrant holders to provide both the exercise notice and the full exercise price to the Company prior to that date. Any warrants not exercised by that date reverted to the $3.30 per share exercise price. Only 20,162 warrants were exercised at the reduced price. The remaining warrants have reverted back to the $3.30 per share exercise price.

Pursuant to the placement agent agreements by and between NetSol and Maxim Group LLC, Maxim Partners LLC, as nominee of Maxim Group LLC, received, as part of the compensation for their services, warrants to purchase up to 74,545 shares of our common stock at an exercise price of $2.20 per share. These warrants may be exercised until May 2009.

Mr. Mohammed Iqbal received his shares pursuant to a share purchase agreement in March 2004 whereby he paid $100,000 to the Pakistani taxing authorities to satisfy the tax liability of our Pakistan subsidiary.

ACB, Ltd., formerly, Arab Commerce Bank, received its shares as part of a settlement of a complaint against NetSol. The complaint sought damages for breach of a note purchase agreement and note. The terms of the settlement agreement required NetSol to issue to ACB shares of common stock of the Company equal in value to $100,000 plus interest as of the effective date of the agreement. The complaint was dismissed by virtue of this settlement on November 3, 2003. On December 16, 2003, 34,843 shares of the Company's common stock valued at $100,000 were issued pursuant to the terms of the agreement. On February 6 2004, NetSol issued an additional 10,352 shares valued at $35,135 as interest due under the settlement agreement. The terms of the settlement agreement require NetSol to register ACB Ltd's shares herein.

Because the selling stockholders may, under this prospectus, sell all or some portion of their NetSol common stock, only an estimate can be given as to the amount of NetSol common stock that will be held by the selling stockholders upon completion of the offering. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their NetSol common stock after the date on which they provided information regarding their shareholdings.

                              PLAN OF DISTRIBUTION

Selling stockholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers;


      o block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o     an over-the-counter sale;

      o     in privately negotiated transactions; and,

      o     in options transactions.

The shares of our common stock will be listed, and may be traded, on the NASDAQ Small Cap Market under the symbol "NTWK". In addition, the selling stockholders may sell pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration. We have received confirmation from all selling stockholders that they do not have any short positions and have reviewed Regulation M.

To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be treated as "underwriters" within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

The selling stockholders and any other person participating in a distribution will be subject to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

Additionally, we have informed the selling stockholders involved in the private placements, through the offering documents of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

      A.65. Section 5

      An issuer filed a Form S-3 registration statement for a secondary offering of common stock, which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock "against the box" and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

The selling stockholder have represented and warranted that he/she/it had complied with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, including Regulation M, and the applicable state securities laws.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Small Cap Market pursuant to Rule 153 under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including those arising under the Securities Act, and to contribute to payments the selling stockholders may be required to make in respect of such liabilities. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

                                LEGAL PROCEEDINGS

On July 26, 2002, NetSol was served with a Request for Entry of default by Surrey Design Partnership Ltd. ("Surrey"). Surrey's complaint for damages sought $288,743.41 plus interest at the rate of 10% above the Bank of England base rate from January 12, 2002 until payment in full is received, plus costs. The parties agreed to entry of a Consent Order whereby NetSol agreed to make payments according to a payment schedule. NetSol made payments up to May of 2002 but was unable to make payments thereafter. On September 25, 2002, the Company entered into a settlement agreement with Adrian Cowler ("Cowler"), a principal of Surrey, and Surrey. The Company agreed to pay Cowler (pound)218,000 or approximately $320,460 including interest, which the Company has recorded as a note payable in the consolidated financial statements. The agreement called for monthly payments of (pound)3,000 per month until March 2004 and then (pound)4,000 per month until paid. As of June 30, 2004, the balance was $146,516. During the six months ended December 31, 2004, we paid (pound)12,000 or $21,997. In December 2004, the Company reached an agreement to pay the balance in one lump-sum payment. Cowler agreed to accept (pound)52,000 or $103,371 as payment in full.

On July 31, 2002, Herbert Smith, a law firm in England, which represented NetSol in the Surrey matter filed claim for the sum of approximately $248,871 (which represents the original debt and interest thereon) in the High Court of Justice Queen's Bench Division. On November 28, 2002, a Consent Order was filed with the Court agreeing to a payment plan, whereby we paid $10,000 on execution, $4,000 a month for one year and $6,000 per month thereafter until the debt is paid. The balance owing at March 31, 2005 was $143,321. In April 2005, an agreement was reached with Herbert Smith whereby they accepted $135,000 as payment in full. This final installment of this compromised amount was paid in May 2005.

On March 3, 2004 Uecker and Associates, Inc. as the assignee for the benefit of the creditors of PGC Systems, Inc. formerly known as Portera Systems, Inc. filed a request for arbitration demanding payment from NetSol for the amounts due under a software agreement in the amount of $175,700. A settlement was reached by and between the Company and Portera on November 11, 2004 whereby Portera agreed to a settlement of any and all issues related to the claim in exchange for one time payment of $75,000 which was paid by December 3, 2004.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of NetSol, the principal offices and positions with NetSol held by each person and the date such person became a director or executive officer of NetSol. The Board of Directors elects the executive officers annually. Each year the stockholders elect the Board of Directors. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors and executive officers NetSol are as follows:

                        Year First Elected
                        As an Officer              Position Held
Name                    Or Director          Age   with the Registrant                    Family Relationship
---------------------   ------------------   ---   ------------------------------------   ---------------------
Najeeb Ghauri                         1997    51   Director and Chairman                  Brother to Naeem and
                                                                                          Salim Ghauri
Salim Ghauri                          1999    49   President and Director                 Brother to Naeem and
                                                                                          Najeeb Ghauri
Naeem Ghauri                          1999    47   Chief Executive Officer and Director   Brother to Najeeb and
                                                                                          Salim Ghauri
Tina Gilger                           2005    43   Chief Financial Officer                None
Patti L. W. McGlasson                 2004    40   Secretary                              None
Shahid Javed Burki                    2000    65   Director                               None
Eugen Beckert                         2001    58   Director                               None
Jim Moody                             2001    68   Director                               None
Derek Soper                           2005    67   Director                               None

Business Experience of Officers and Directors:

NAJEEB U. GHAURI has been a Director of NetSol since 1997. Mr. Ghauri served as NetSol's CEO from 1999-2001 and as Chief Financial Officer from 2001 to 2005. Currently, he is the Chairman of NetSol. During his tenure as CEO, Mr. Ghauri was responsible for managing the day-to-day operations of NetSol, as well as NetSol's overall growth and expansion plan. As the CFO of NetSol, Mr. Ghauri sought financing for NetSol as well as oversaw the day-to-day financial position of NetSol. Prior to joining NetSol, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company ("ARCO"), a Fortune 500 company, from 1987-1997. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1983. Mr. Ghauri serves on the boards of the US Pakistan Business Council and Pakistan Human Development Fund, a non-profit organization.

SALIM GHAURI has been with NetSol since 1999 as the President and Director of NetSol. Mr. Ghauri is also the CEO of NetSol Technologies (Pvt.) Ltd., (F/K/A/ Network Solutions (Pvt.) Ltd.), a wholly owned subsidiary of NetSol located in Lahore, Pakistan. Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan. Before NetSol Technologies (Pvt.) Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant. Mr. Ghauri was the original founder of Network Solutions, Pvt. Ltd in Pakistan founded in 1996. Built under Mr. Ghauri's leadership Network Solutions (Pvt) Ltd. gradually built a strong team of I/T professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001 and CMM Level 4 assessed.

NAEEM GHAURI has been NetSol's CEO since August 2001. Mr. Ghauri has been a Director of NetSol since 1999. Mr. Ghauri serves as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of NetSol located in London, England. Under Mr. Ghauri's direction, Pearl Treasury System Ltd. was acquired and NetSol's entered into the banking and financial arenas. Prior to joining NetSol, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., a subsidiary of DaimlerChrysler, Germany from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England.

TINA GILGER jointed NetSol as Chief Financial Officer in July 2005. Ms. Gilger has acted as a consultant to the Company of the past two years in the capacity of controller. During the last three years, Ms. Gilger has acted as an audit liaison for six reporting public companies, of which one was NetSol. From 2000 to 2002, Ms. Gilger acted as audit liaison for NewBridge Capital, a public company specializing in reverse mergers for public companies listed on the OTC:BB. Ms. Gilger received her degree in Accounting, with an emphasis in Business Management from the University of Utah in 1990. Ms. Gilger was licensed as a Certified Public Accountant by the State of California in 1992, passing all four parts of the exam on the first attempt.

PATTI L. W. MCGLASSON joined NetSol as corporate counsel in January 2004 and was elected to the position of Secretary in March 2004. Prior to joining NetSol, Ms. McGlasson practiced law at Vogt & Resnick, law corporations, where her practice focused on corporate, securities and business transactions. Ms. McGlasson was admitted to practice in California in 1991. She received her Bachelor of Arts in Political Science in 1987 from the University of California, San Diego and, her Juris Doctor and Masters in Laws in Transnational Business from the University of the Pacific, McGeorge School of Law, in 1991 and 1993 respectively.

EUGEN BECKERT was appointed to the Board of Directors in August 2001. A native of Germany, Mr. Beckert has been with Mercedes-Benz AG/Daimler Benz AG since 1973, working in technology and systems development. In 1992, he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. From 1996 to 2004, he acted as director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler in Asia-Pacific. Mr. Beckert is currently a Vice President for DaimlerChrysler and his office is now based in Stuttgart, Germany. Mr. Beckert is an independent director who serves as chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committee.

JIM MOODY was appointed to the Board of Directors in 2001. Mr. Moody served in the United States Congress from 1983-1993 where he was a member of the Ways & Means, Transportation and Public Works committees. Congressman Moody also served on the subcommittees of Health, Social Security, Infrastructure and Water Resources. After his tenure with the U.S. Congress, he was appointed Vice President and Chief Financial Officer of International Fund for Agriculture Development in Rome, Italy from 1995-1998 where he was responsible for formulating and administering $50 million operating budget in support of $500 million loan program as well as managing a $2.2 billion reserve fund investment portfolio. From 1998-2000, Congressman Moody served as the President and CEO of InterAction, a coalition of 165 U.S. based non-profit organizations in disaster relief, refugee assistance and economic development located in Washington, D.C. Since April 2000, Congressman Moody has served as a Financial Advisor to Morgan Stanley in Alexandria, VA where he is responsible for bringing institutional, business and high net-worth individual's assets under management. Mr. Moody also represents Morgan Stanley on the ATC Executive Board. Mr. Moody received his B.A. from Haverford College; his M.P.A. from Harvard University and his Ph.D. in Economics from U.C. Berkeley. Mr. Moody is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance committee. Based on Mr. Moody's experience, the board of directors has determined that Mr. Moody is qualified to act as NetSol's audit committee financial expert. Mr. Moody is an independent director.

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003. He had a distinguished career with World Bank at various high level positions from 1974 to 1999. He was a Director of Chief Policy Planning with World Bank from 1974-1981. He was also a Director of International Relations from 1981-1987. Mr. Burki served as Director of China Development from 1987-1994 and Vice President of Latin America with World Bank from 1994-1999. In between, he briefly served as the Finance Minister of Pakistan from 1996-1997. Mr. Burki also served as the CEO of the Washington based investment firm EMP Financial Advisors from 1992-2002. Presently, he is the Chairman of Pak Investment & Finance Corporation. He was awarded a Rhodes Scholarship in 1962 and M.A in Economics from Oxford University in 1963. He also earned a Master of Public Administration degree from Harvard University, Cambridge, MA in 1968. Most recently, he attended Harvard University and completed an Executive Development Program in 1998. During his lifetime, Mr. Burki has authored many books and articles including: China's Commerce (Published by Harvard in 1969) and Accelerated Growth in Latin America (Published by World Bank in 1998). Mr. Burki is an independent director. Mr. Burki is the Chairman of and a member of the Compensation Committee and is a member of the Audit Committee.

DEREK SOPER was appointed to the Board of Directors in April 2005 to fill a vacancy left by the departure of Mr. Shabir Randeree. Mr. Soper has both established and managed many finance and leasing companies around the world including Barclays Export and Finance Company in 1971, followed over the next ten years by a number of de novo start and acquisitions to establish Barclays subsidiaries across Europe, North America and South Africa. From 1981 to 1991 he was the Director responsible for leasing, tax based products and structured finance with Kleinwort Benson. In 1991 he was the founding member of AT&T Capital in Europe where he served as Chairman until 1995. During that time thirteen subsidiary companies were established across Europe. Following the establishment of the European business of AT&T Capital he moved to Hong Kong, as Chairman of the Asia Pacific Region, to establish the Company presence in that Region of the World. Following retirement from AT&T Capital in 1998 and after returning to the UK, he joined the Alta Group to establish their presence in Europe. Derek sits on the Business Code of Conduct Committee of the Finance and Leasing Association and is a Past Chairman of the Association. He is a Fellow of the Institute of Directors and keeps in close touch with the US and European Banking and Leasing community through membership of the Equipment Leasing Association of the USA and Leaseurope in Brussels. He is the Author of the leasing textbook "The Leasing Handbook" published by McGraw Hill. Mr. Soper attended Scarborough College in England. Mr. Soper is an independent director and is a member of the Compensation Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the beneficial ownership of NetSol's Common Stock, our only class of outstanding voting securities as of March 15, 2006, by (i) each person who is known to NetSol to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of NetSol's present directors and officers, and
(iii) all officers and directors as a group:

                                              Percentage
Name and                       Number of     Beneficially
Address                       Shares(1)(2)     owned(3)
---------------------------   ------------   ------------

Najeeb Ghauri (4)                1,162,650           7.71%
Naeem Ghauri (4)                 1,011,367           6.71%
Salim Ghauri (4)                 1,127,416           7.48%
Jim Moody (4)                       98,000              *
Eugen Beckert (4)                   89,000              *
Shahid Javed Burki (4)              99,000              *
Derek Soper(4)                     100,000              *
Tina Gilger (4)                     31,731              *
Patti L. W. McGlasson (4)           80,000              *
Aqeel Karim Dhedhi(4)            1,000,000           6.63
All officers and directors
  as a group (nine persons)      3,779,664          25.07%


*   Less than one percent

(1) Except as otherwise indicated, NetSol believes that the beneficial owners of the common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.


(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of March 15, 2006 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3) Percentage ownership is based on 15,071,028 shares issued and outstanding at March 15, 2006.


(4) Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

                            DESCRIPTION OF SECURITIES

The selling stockholders are offering for sale shares of our common stock, par value $0.001 per share. We only have one class of common stock. Our capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.001 par value. No shares of preferred stock have been issued. The terms and rights of the preferred shares may be set by the board of directors at their discretion. Each share of common stock is entitled to one vote at annual or special stockholders meetings. There are no pre-emption rights. We have never declared or paid any dividends on our common stock or other securities and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. For the foreseeable future, we intend to retain any earnings for use in the operation of our business and to fund future growth. The terms of the warrant agreements between the selling stockholders and NetSol contain standard anti-dilution protections.

                                     EXPERTS

The audited financial statements for our company for the fiscal years June 30, 2005 and June 30, 2004 included in this prospectus are reliant on the reports of Kabani & Company, Inc., independent certified public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting The audited financial statements for our company as of the fiscal years ended June 30, 2005 and June 30, 2004 also included in this prospectus are also reliant on the reports of Saeed Kamran Patel & Co., Chartered accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

The audited financial statements for CQ Systems Ltd as of the year ended March 31, 2004 included in this prospectus are reliant on the reports of CMB Partnership, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

Malea Farsai, Esq., counsel for our Company, has passed on the validity of the securities being offered hereby.

Kabani & Company, Inc. was not hired on a contingent basis, nor will it receive a direct of indirect interest in the business of the issuer. Neither Kabani & Company, Inc. nor its principals are, or will be, a promoter, underwriter, voting trustee, director, or officer or employee of NetSol. Saeed Kamran Patel & Co., was not hired on a contingent basis, nor will it receive a director or indirect interest in the business of the issuer. Neither Saeed Kamran Patel & Co, nor its principals are, or will be, a promoter, underwriter, voting trustee, director, or officer of employee of NetSol. CMB Partnership was not hired on a contingent basis by CQ, nor will it receive a direct or indirect interest in the business of issuer. Neither CMB Partnership nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Malea Farsai, Esq. is an employee of NetSol. She has received, as part of her compensation with NetSol, options to purchase and grants of shares of common stock. As of February 15, 2006, Ms. Farsai is the holder of 55,120 shares of common stock of NetSol and options to purchase 29,000 shares of common stock at the exercise price of $.75 per share. These options expire on February 16, 2007. Ms. Farsai also holds options to purchase 10,000 shares at $2.05 per share and 10,000 shares at an exercise price of $4.00 per share, both expiring in February 2009. Ms. Farsai is not nor is it intended that she will be a promoter, underwriter, voting trustee, director or officer of NetSol.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have indemnified each member of the board of directors and our executive officers to the fullest extent authorized, permitted or allowed by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             DESCRIPTION OF BUSINESS

GENERAL

NetSol Technologies, Inc. (f/k/a NetSol International, Inc.) ("NetSol") is an end-to-end information technology ("I/T") and business consulting services provider for the lease and finance, banking and financial services industries. Since we were founded in 1997, we have developed enterprise solutions that help clients use I/T more efficiently in order to improve their operations and profitability and to achieve business results. Our focus has remained the lease and finance, banking and financial services industries. We operate on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. By utilizing our worldwide resources, we believe we have been able to deliver high quality, cost-effective I/T services. NetSol Technologies Pvt. Ltd. ("NetSol PK") develops the majority of the software for us. NetSol PK was the first company in Pakistan to achieve the ISO 9001 accreditation. NetSol PK was the first software company in Pakistan to achieve ISO 9001 accreditation in 1998 and was again the first software company in Pakistan to obtain Carnegie Mellon's Software Engineering Institute ("SEI") Capable Maturity Model ("CMM") Level 4 assessment in 2004. .

COMPANY BUSINESS MODEL

NetSol now offers a broad spectrum of I/T products and I/T services which management believes deliver a high return on investment for its customers. NetSol has perfected its delivery capabilities by continuously investing in its software development and Quality Assurance ("QA") processes. NetSol believes its key competitive advantage is its ability to build high quality enterprise applications using its offshore development facility in Lahore, Pakistan. A major portion of NetSol's revenues are derived from exports in general and LeaseSoft in particular. The use of the facility in Pakistan as the basis for software development, configuration and professional services represents a cost-effective and economical cost arbitrage model that is based on the globally acclaimed advantages of outsourcing and offshore development. NetSol management believes that the use of this model will only further benefit the Company in its penetration of European, developed and developing country markets.

Achieving Software Maturity and Quality Assurance.

NetSol, from the outset, invested heavily in creating a state of the art, world-class software development capability. A series of QA initiatives have delivered to NetSol the ISO 9001 certification as well as the CMM level 4 assessment. Achieving this CMM level 4 required dedication at all our corporate levels.

SEI's CMM, which is organized into five maturity levels, has become a de facto standard for assessing and improving software processes. Through the CMM, SEI and the software development community have established an effective means for modeling, defining, and measuring the maturity of the processes used by software professionals. The CMM for software describes the principles and practices underlying software process maturity and is intended to help software organizations improve the maturity of their software processes in terms of an evolutionary path from ad hoc, chaotic processes to mature, disciplined software processes. Mature processes meet standardized software engineering methods and integrable into a customer's system. Mature processes ensure enhanced product quality resulting in faster project turn around and a shortened time-to-market. In short, a mature process would, ideally, have fewer bugs and integrate better into the customer's system.

We have always strived to improve quality in every aspect of our business. This quality drive, based on our vision, trickles from the top to the lowest levels in the organization. We believe that it is this quality focus that enabled our software development facility to become the first ISO 9001 certified software development facility in Pakistan in 1999. This accomplishment marked the beginning of the Company's continuing long term program towards achieving the higher challenges of SW-CMM. Thanks to the dedication of the Company's employees, it was the first to reach CMM level 4 in Pakistan

Professional Services.

We offer a broad array of professional services to clients in the global commercial markets and specialize in the application of advanced and complex I/T enterprise solutions to achieve its customers' strategic objectives. Our service offerings include bespoke software development, software analysis and design, testing services, off shore as well as onsite quality assurance services, consultancy in quality engineering and process improvement including assistance in implementation of ISO and CMM quality standards, Business Process Reengineering, Business Process Outsourcing systems reengineering, maintenance and support of existing systems, technical research and development, project management, market research and project feasibilities.

Outsourcing involves operating all or a portion of a customer's technology infrastructure, including systems analysis, system design and architecture, change management, enterprise applications development, network operations, desktop computing and data center management.

Systems integration encompasses designing, developing, implementing and integrating complete information systems.

I/T and management consulting services include advising clients on the strategic acquisition and utilization of I/T and on business strategy, operations, change management and business process reengineering.

The experience gained by us through its own software quality endeavors, has enabled us to offer consultancy services in the areas of Software Quality, Process Improvement, ISO Certification and SW-CMM Implementation. ISO certification and CMM services include, but are not limited to GAP Analysis against the standard ISO/CMM; Orientation Workshops; Guiding the Implementation of the plan developed after the GAP Analysis; Training on Standard Processes; Process implementation support off-site and on-site; assessment training; and assistance through the final assessment (Certification Audit for ISO). NetSol has been chosen by the Pakistan Software Export Board under the direction of the Ministry of Information Technology and Telecommunication to provide consultancy to local software houses. Management believes this demonstrates that NetSol has not only led the way in setting standards for the IT industry in Pakistan, but is instrumental in assisting local companies to achieve quality standards.

LeaseSoft

We also develop advanced software systems for the asset based lease and finance industries. We have developed "LeaseSoft" a complete integrated lease and finance package. LeaseSoft, a robust suite of four software applications, is an end-to-end solution for the lease and finance industry. The four applications under LeaseSoft have been designed and developed for a highly flexible setting and are capable of dealing with multinational, multi-company, multi-asset, multi-lingual, multi-distributor and multi-manufacturer environments.

LeaseSoft is a result of more than six years of effort resulting in over 60 modules grouped in four comprehensive applications. These four applications are complete systems in themselves and can be used independently to exhaustively address specific sub-domains of the leasing/financing cycle. And, if used together, they fully automate the entire leasing / financing cycle.

The constituent software applications are:

      o LeaseSoft Electronic Point of Sale (LeaseSoft ePOS). LeaseSoft.ePOS is a web-based point of sale system for the use of dealers, brokers, agents and sales officers to initiate credit applications. It is a web-based system and, though it can be used with equal efficiency on an intranet, the real ability is to harness the power of the Internet to book sales. LeaseSoft.ePOS users create quotations and financing applications (Proposals) for their customers using predefined financial products. The application is submitted to the back office system [such as LeaseSoft.CAP] for approval. After analysis, the application is sent back to the LeaseSoft.ePOS system with a final decision.

      o Credit Application Processing System (CAP Formally known as Proposal Management System, PMS). LeaseSoft.CAP provides companies in the financial sector an environment to handle the incoming credit applications from dealers, agents, brokers and the direct sales force. LeaseSoft.CAP automatically gathers information from different interfaces like credit rating agencies, evaluation guides, contract management systems and scores the applications against defined scorecards. All of this is done in a mechanized workflow culminating with credit team members making their decisions more quickly and accurately. Implementation of LeaseSoft.CAP dramatically reduces application-processing time in turn resulting in greater revenue through higher number of applications finalized in a given time. LeaseSoft.CAP is also an excellent tool to reduce probability of a wrong decision thus again providing a concrete business value through minimizing the bad debt portfolio.

      o Contract Management System (CMS). LeaseSoft.CMS provides comprehensive business functionality that enables its users to effectively and smoothly manage and maintain a contract with the most comprehensive details throughout its life cycle. It also provides interfaces with company banks and accounting systems. LeaseSoft.CAM also effectively maintains details of all business partners that do business with NetSol including, but not limited to, customers, dealers, debtors, guarantors, insurance companies and banks. A number of leasing consultants have provided their business knowledge to make this product a most complete lease and finance product. NetSol's LeaseSoft.CAM provides business functionality for all areas that are required to run an effective, efficient and customer oriented lease and finance business.

      o Wholesale Finance System (WFS). LeaseSoft.WFS automates and manages the floor plan/bailment activities of dealerships through a finance company. The design of the system is based on the concept of one asset/one loan to facilitate asset tracking and costing. The system covers credit limit, payment of loan, billing and settlement, stock auditing, online dealer and auditor access and ultimately the pay-off functions.

Typically, NetSol's sales cycle for these products ranges between two to five months. We derive our income both from selling the license to use the products as well as from related software services. The related services include requirement study/gap analysis, customization on the basis of gaps development, testing, configuration, installation at the client site, data migration, training, user acceptance testing, supporting initial live operations and, finally, the long term maintenance of the system. Any changes or enhancement done is also charged to the customer. In the requirements study/gaps analysis, the NetSol LeaseSoft team goes to the client site to study the client's business and functional requirements and maps them against the existing functionality available in LeaseSoft. LeaseSoft has now reached a stage where hardly, if any gaps, are identified as a result of such a study. In the customization phase, the gaps are made part of LeaseSoft through a development cycle. This development takes place in Lahore, Pakistan. Then the new as per requirement system is thoroughly tested. This phase also takes place in Pakistan. LeaseSoft is a highly parameterized configurable application and hence it is able to be configured according to the business of the customer. This phase can take place both onsite as well as in Lahore but is usually at least partially done in Lahore. Next, follows the installation of the system at client site. If the customer was using some other system and already has data in electronic form, then NetSol's data migration team migrates this data from the old system to the LeaseSoft database. Data migration is a mix of both client site and Lahore based work. The client is also imparted training in the areas of business user training, functional business training and system administration training. Training is followed by user acceptance testing (UAT) where client nominated staff and NetSol consultants test the system against the customer business requirements. After UAT, the system is put in normal business use. LeaseSoft is a mission critical software, and the whole business operations, from the asset side of a finance/leasing company, hinge upon the performance of the system. Hence in the early days after going live, NetSol consultants remain at the client site to assist the company in smooth operations. After this phase, the regular maintenance and support services phase for the implemented software begins. In addition to the daily rate paid by the customer for each consultant, the customer also pays for all the transportation related expenses, boarding of the consultants, and a living allowance. These practices enable NetSol to increase marginal revenue in a proportion larger than the marginal cost incurred.

License fees can vary generally between $100,000 up to $1,000,000 per license depending upon the size of the customer and the complexity of the customer's business. There are various attributes which determine the level of complexity, a few of which are: number of contracts; size of the portfolio; business strategy of the company; number of business users; and, branch network of the customer. The Company recognizes revenue from license contracts without major customization when a non-cancelable, non-contingent license agreement has been signed, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. However, revenue from sale of licenses with major customization, modification, and development is recognized on percent of completion basis. Revenue from software services includes fixed price contracts and is recognized in accordance with the percentage of completion method using the output measure of "Unit of Work Completed." The annual maintenance fee, which usually is an agreed upon percentage of overall monetary value of the implementation, then becomes an ongoing revenue stream realized on a yearly basis.

As a marketing strategy NetSol is preparing a lighter version of LeaseSoft to target companies with simpler business models. LeaseSoft is highly modular. Hence various sets of functionalities can be used against the restricted requirements of the client. The first deployment of this lighter version is currently being carried out in Maritius for Mauritius Commercial Bank.

Acquisition of CQ Systems Ltd., UK.

In February 2005, NetSol acquired 100% of CQ Systems Ltd., an IT products and service company based in the UK. As a result of this acquisition, NetSol has access to a broad European customer base using IT solutions complementary to NetSol's LeaseSoft product. NetSol plans to leverage CQ Systems' knowledge base and strong presence in the Asset Finance market to launch LeaseSoft in the UK and continental Europe. CQ's strong sales and marketing capability would further help NetSol gain immediate recognition and positioning for the LeaseSoft suite of products.

NetSol has an active plan to gradually move some of the software production activities at CQ Systems to its offshore development center in Lahore. This transition is expected to last about twelve months, during which time most of the quality assurance, documentation and some of the CQ products core software development activities would transition to Lahore. While it is expected that a gradual reduction in costs on a like for like basis at CQ Systems will occur during the twelve month transition period, the expected growth in CQ Systems business over the next eighteen months, may result in a personnel growth at CQ Systems during that same period.

NetSol will continue to manage LeaseSoft pre-sales support and deliveries by having two specialized pools of resources for each of the four products under LeaseSoft. One group focuses on software development required for customization and enhancements. The second group comprises of LeaseSoft consultants concentrating on implementation and onsite support. Both groups are being continually trained in the domain of finance and leasing, system functionality, communication skills, organizational behavior and client management.

The Asian continent, Australia and New Zealand, from the perspective of LeaseSoft marketing, are targeted by NetSol Technologies from its Lahore subsidiary and its newly opened offices in Beijing. NetSol UK, both through its base in London and its CQ Systems Ltd. offices located in Horsham, United Kingdom, focuses on the European market. NetSol UK has also appointed a representative in Denmark to further focus on Denmark as well as the neighboring countries. The marketing for LeaseSoft in USA and Canada is carried out directly by the Company. NetSol Technologies (Pvt.) Limited services and NetSol UK market whenever and wherever required.

NetSol has established a strategy to aggressively market LeaseSoft in various regions of the world. As part of the strategy, NetSol is forming alliances with reputable IT companies and has already appointed distributors in Singapore and Japan. NetSol has entered into a mutually non-exclusive agreement with Singapore Computer Systems (SCS) that allows SCS to market LeaseSoft in the entire Asia Pacific Region. Furthermore, NetSol is looking forward to developing partner networks all across the world with reputable companies.

Launch of NetSol CQ office in Beijing, China

As part of the same strategy and focus on marketing LeaseSoft, NetSol has recently established a new sales office in Beijing, China, which will act not only as the sales and marketing front for NetSol in the People's Republic of China but also act as the liaison office for its ongoing operations and implementation services for DaimlerChrysler Services and other clients in the country. The new Asia Pacific office is jointly managed by NetSol Technologies, Inc. and its wholly owned U.K. subsidiary, CQ Systems Ltd.

Management believes that LeaseSoft has begun to be recognized as a unique, world-class product offering. This belief is based on the following instances:

      o     Breakthrough with Toyota in Thailand and China

      o Breakthrough in non-captive finance as evidenced by agreement with Mauritius Commercial Bank in Mauritius

      o It has been recognized as a Solution Blueprint by Intel Corporation. Intel has very stringent technical and market potential criteria for designating a solution as a "solution blueprint"

      o     Frame Agreement with DaimlerChrysler Services AG (DCS)

NetSol's Frame Agreement with DCS short lists LeaseSoft as a preferred software provider for managing the wholesale and retail side of leasing and finance business of DCS. DCS supports the sales of DaimlerChrysler vehicles through financial services.

The current LeaseSoft client base includes DaimlerChrysler Services (Australia, Japan, New Zealand, Singapore, South Korea, Thailand, China and Taiwan), Yamaha Motors Finance Australia, Toyota Motors Finance China, Mercedes Benz Finance Japan, Toyota Leasing Thailand and Mauritius Commercial Bank.

NetSol also maintains a LeaseSoft specific product website www.leasesoft.biz

Status of New Products and Services

inBanking(TM)

With the acquisition of Pearl Treasury System, whose product offering is now referred to as InBanking(TM), the Company expands its menu of software into the banking and other financial areas. In 2003, NetSol acquired the intellectual property rights ("IPR") of Pearl Treasury System ("PTS"). PTS was developed to 70% completion in the late 1990s, led by its system designer who had 30 plus years in banking through positions as Trader and Head of Trading, Treasury, Risk, Operations and IT for banks such as Bankers' Trust and Mitsubishi Trust & Banking.

PTS was originally developed on two tier client server technologies and was designed to provide full process automation and decision support in the front, middle and back offices of treasury and capital market operations. On an internal review of PTS post-acquisition, it was decided to re-write the system with in the .NET technologies, bringing the system into the n-tier/browser based environment. The project name for this program is inBanking(TM), and the Phase One deliverables are nearing completion. InBanking(TM) has more than 70 person years of development effort and $4 million already invested.

The tremendous flexibility enabled by the comprehensive data model and multi-tier architectural design of InBanking(TM) has been fully recognized, identifying the potential to further develop InBanking(TM) beyond treasury and capital markets. Additionally, inBanking(TM) is modular and can therefore be implemented as solutions for, example, front office trading, middle office credit or market risk, or back office settlement. InBanking(TM) can also be implemented to support all these areas, plus others, as a single fully integrated solution.

InBanking(TM) provides NetSol with the significant opportunity to gain a sizable share of the treasury, capital markets and wholesale banking systems markets. Following a lull in the banking solution purchase market, caused by Y2K and disasters such as 9/11, market analysts, such as Celent and IBS Publishing, are forecasting significant system replacement activity over the next few years, particularly in the area of treasury management.

NetSol is currently and actively seeking a small number of banks and financial institutions to be pilot development partners for the final stage of the Phase One development program, implementing InBanking(TM) to support their specific requirements.

TiG-NetSol

In November 2004, the Company entered into a joint venture agreement with The Innovation Group ("TiG") whereby the TIG-NetSol (Pvt) Ltd., a Pakistani company, now called Extended Innovation, provides support services enabling TiG to scale solution delivery operations in key growth markets. TiG-NetSol operations are centered in NetSol's IT Village in Lahore, Pakistan, with a back up facility in Bangalore, India. NetSol owns 50.5 percent of the new venture, with TiG owning the remaining 49.5 percent. The entities share equally in the revenues of the joint venture. The outsourcing model between TiG and NetSol involves services pertaining to business analyses, configuration, testing, software quality assurance (SQA), as well as, technical communication for TiG software. Initiated with a 10 person outsourcing team in Lahore in February 2005, this arrangement has extended to a 35 person team in July 2005 with the additional resources catering to the increased influx of outsourcing of configuration and testing assignments from TiG. Backed up by a dedicated 4Mbps fiber optic link for communication and teleconferencing, this arrangement will allow NetSol's human resources to efficiently and effectively respond to additional outsourcing and offshore configuration work.

Growth through Acquisition and Alliances

In Mid-2004, NetSol management identified mergers and acquisitions as potential methods of capitalizing on the demand of the Company's flagship product, LeaseSoft and assisting the Company in launching its treasury banking software systems. This, together with the visible turnaround in the services and outsourcing sectors in global markets, led to a growth strategy encompassing both organic growth and mergers and acquisitions. While the calendar year 2004, focused on capitalizing on organic growth and investing in building up the Company's marketing and sales organization, the early part of 2005 saw a renewed focus on mergers and acquisitions. In February 2005, the Company closed the acquisition of CQ Systems Ltd., a UK based company. With a client network reaching across Europe, CQ Systems provides a platform for the Company's LeaseSoft products in the UK and continental Europe.

The Company continues to explore mergers and acquisition opportunities, both in the USA and Europe. Management believes that great value can be added to the Company by completing a series of acquisitions over the next five years. The model of targeting well established, profitable product companies, within NetSol's domain, management believes, has proven successful with the CQ acquisition. Management believes this model can be replicated over the next five years.

Growth through Establishing Partners Network

NetSol is well aware that market reach is essential to effectively market IT products and services around the globe. For this purpose, the Company is looking forward to establishing a network of partners worldwide. These companies will represent NetSol in their respective countries and will develop business for NetSol. Keeping these strategic objectives in view, NetSol has entered into a mutually non-exclusive agreement with Singapore Computer Systems (SCS) that allows SCS to market LeaseSoft in the entire Asia Pacific region.

Strategic Alliances

LeaseSoft is recognized as Solution Blueprint by Intel Corporation. Intel has very stringent technical and market potential criteria for marking a solution as solution blueprint. The document is also available online from Intel's website http://www.intel.com/business/bss/solutions/blueprints/industry/finance/ index.htm

NetSol and Intel Corporation have a strategic relationship that would potentially permit NetSol to market its core product, `LeaseSoft', through Intel websites. In a joint press release made earlier in 2004, by both NetSol and Intel, both companies would deliver a new Solution Blueprint for its core leasing solution. With the collaboration to create a world-class blueprint for the leasing and finance industry, deployment should become even faster and smoother for our customers. Intel's website defines Intel's Solution Blueprints as detailed technical documents that define pre-configured, repeatable solutions based on successful real-world implementations. Built on Intel(R) architecture and flexible building block components, these solutions help deliver increased customer satisfaction, lower operating costs, and better productivity.

DaimlerChrysler Services Asia Pacific has established "Application Support Center (ASC)" in Singapore to facilitate the regional companies in LeaseSoft related matters. This support center is powered by highly qualified technical and business personnel. ASC LeaseSoft in conjunction with NetSol Technologies (Pvt.) Ltd. Lahore are supporting DCS companies in seven different countries in Asia and this list can increase as other DCS companies from other countries may also opt for LeaseSoft. In June 2004, the Company entered into a Frame Agreement with DaimlerChrysler AG. This agreement, which serves as a base line agreement for use of the LeaseSoft products by DaimlerChrysler Services AG companies and affiliated companies, represents what management believes to be an endorsement of the LeaseSoft product line and the capabilities of NetSol to worldwide DaimlerChrysler Financial Services (DCFS) entities. This endorsement has had a tremendous impact on our perspective customers, it has helped our sales and Business Development personnel to market and sell our LeaseSoft solution to blue chip customers around the world. This relationship has resulted in new agreements with DCFS and has served as a marketing source which has resulted in agreements with companies such as Toyota

With the recent deregulation of Pakistan's telecommunications sector and the government's desire to attract investors to the country, while experiencing an unprecedented increase in exports, Pakistan is keen to build a solid technology infrastructure to support the growth expected over the next several years. The areas within Pakistan expected to receive major information technology investments by the government are education, public sector automation, railways and the country's armed forces.

As compared to the previous year, NetSol (Pvt) Ltd. was able to materialize a number of service contracts within the local Pakistani public and defense sectors. An important aspect of these contracts is that not all of them focused solely on software development and engineering. This year, NetSol has gone a step further by providing both consultancy services to organizations so as to improve their quality of operations and services and, wining strategically important assignments with the E-Governance domains for organizations of national significance in Pakistan including, but not limited to, the Prime Minister's office and the lower and upper houses of Parliament. These clients include private as well as public sector enterprises. Also, NetSol was successful in consolidating its standing as one of the preferred solutions providers for the Military sector and Defense organizations. The service offerings of NetSol has now diversified into a comprehensive supply chain of end to end services and solutions catering to private and public sectors, consultancies, applications development, systems engineering integration as well as other supporting processes for turnkey projects.

NetSol Akhter Pvt. Ltd., a subsidiary of the Company with ownership of 50.1% by the Company and 49.9% by Akhter Group, is a company capitalizing on the high growth of the telecommunications market in Pakistan. NetSol Akhter provides ISP services to clients in the three major cities of Pakistan and is looking to expand its service offerings. NetSol management took this strategic step to maintain its focus in the core business of software development and IT services.

As a direct result of a delay in the PTCL privatization, the state owned telecommunications monopoly, NetSol-Akhter has faced delays in finalizing cross network pricing and infrastructure rollout. However, the recent completion of the PTCL privatization process would provide some much needed impetus to the rollout plans. A giant UAE based telecom group (Eitesalat) has acquired 26% of PTCL for $2.6MN and will be taking over the management control of this state owned telecom giant of Pakistan.

Technical Affiliations

We currently have technical affiliations as: a MicroSoft Certified Partner; a member of the Intel Early Access Program; and, an Oracle Certified Partner.

MARKETING AND SELLING

The Marketing Program

NetSol management is optimistic that the Company will experience ever increasing opportunities for its products offerings in 2006. The Company is aggressively growing the marketing and sales organizations in the United Kingdom in conjunction with CQ Systems Ltd., in Pakistan and the USA. Management believes that the year 2006 will follow 2005 as a year for continued growth, the launching of footprints in new markets, while penetrating in the established markets such as Asia Pacific and Europe.

While affiliations and partnering result in potential growth for the Company, marketing and selling remain essential to building Company revenue. The objective of the Company's marketing program is to create and sustain preference and loyalty for NetSol as a leading provider of enterprise solutions, e-services consulting and software solutions. Marketing is performed at the corporate and business unit levels. The corporate marketing department has overall responsibility for communications, advertising, public relations and the website and also engineers and oversees central marketing and communications programs for use by each of the business units.

Our dedicated marketing personnel within the business units undertake a variety of marketing activities, including sponsoring focused client events to demonstrate our skills and products, sponsoring and participating in targeted conferences and holding private briefings with individual companies. We believe that the industry focus of our sales professionals and our business unit marketing personnel enhances their knowledge and expertise in these industries and will generate additional client engagements. As the US technology market gradually improves, NetSol marketing teams are concentrating on the markets overseas with cautious entry into the US market.

The Markets

NetSol provides its services primarily to clients in global commercial industries. In the global commercial area, our service offerings are marketed to clients in a wide array of industries including, automotive: chemical; tiles/ceramics; Internet marketing; software; medical; banks; U.S. higher education and telecommunication associations and, financial services.

Geographically, NetSol has operations on the West Coast of the United States, Central Asia, Europe, and Asia Pacific regions.

During the last two fiscal years ended June 30, 2005, NetSol's revenue mix by major markets was as follows:

                                                               2005    2004
                                                               ----    ----

North American (NetSol USA)                                       2%     12%
Europe (CQ Systems Ltd., NetSol Technologies, UK Ltd.)           24%      6%
Other International (Abraxas, NetSol Technologies Pvt. Ltd., 74% 82% NetSol Pvt., Ltd., NetSol Connect)

Total Revenues                                                  100%    100%


Fiscal Performance Overview

We have effectively expanded our development base and technical capabilities by training our programmers to provide customized I/T solutions in many other sectors and not limiting ourselves to the lease and finance industry.

NetSol Technologies PVT Ltd.

Our subsidiary in Pakistan continues to perform strongly and has enhanced its capabilities and expanded its sales and marketing activities. In May 2004, NetSol inaugurated its newly built Technology Campus in Lahore, Pakistan. This was followed by a formal inauguration on March 4, 2005, by the Prime Minister of Pakistan, Shaukat Aziz. This state of the art, purpose-built and fully dedicated IT and software development facility, is the first of its kind in Pakistan. NetSol also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry has invested nearly 10 million Rupees (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. This facility currently houses over 400 employees and thus has become the backbone of the NetSol business model providing world class IT talent and a cost arbitrage that is attractive to its western customers.

The Lahore operation supports our worldwide customer base of the LeaseSoft suite of products and all other product offerings. NetSol has continued to lend support to the Lahore subsidiary to further develop its quality initiatives and infrastructure. The major initiative in this area is the final stage of phase 1 of the development of the technology campus. The development facility in Pakistan, being the engine, which drives NetSol, continues to be the major source of revenue generation. The Pakistan operation has contributed nearly 53% of 2005, with $6.6 million in revenues for the current year. This was accomplished primarily through export of I/T Services and product licensed to the overseas markets. The total revenue of NetSol Pakistan, including the Pakistan domestic market, was $6.55 million with profit of $3.3 million.

Seeking to take further advantage of the bourgeoning Pakistani markets, including the capital markets, the Company listed NetSol Technologies Ltd. on the Karachi Stock Exchange ("KSE") in August 2005. The initial public offering of stock, of NetSol Technologies Ltd., together with the pre-initial public offering private placement, raised over $5.83 million. NetSol Technologies Ltd. is listed on the KSE under the symbol "NETSOL". Trading of `NETSOL' on the KSE commenced on August 26, 2005. The successful listing of the subsidiary in this emerging capital markets, has increased visibility in Pakistan capturing the interest of both public and private sectors for new business opportunities. Furthermore, NetSol expects to leverage its position as one of the most reputed software developer's in Pakistan with a much improved balance sheet to attract major new projects and customers.

While available to support its product and services base on a world-wide basis, NetSol Tecnologies PVT Ltd.'s selling and marketing efforts are focused on Asia. Using the distribution channels in Lahore, Beijing and many client sites, we are consolidating the Australian office and merging it with the Lahore facility. The existing senior management from Australia will now be directed by the Lahore operation which will serve the Australian-New Zealand markets. The Company expects to save nearly $250,000 by this initiative.

NetSol has signed on new customers for LeaseSoft as well as bespoke development services. For LeaseSoft the following new projects were earned by the Company:

      o DaimlerChrysler Auto Finance China- Licensing and customization of LeaseSoft CAP, CMS & WFS.

      o Toyota Leasing Thailand (TLT) - Licensing, customization and implementation of LeaseSoft CAP (formerly PMS), CMS & WFS.

      o TLT is a volume leader in captive finance companies in Thailand. NetSol considers it a big strategic break as delivering successfully in Thailand will position NetSol to target Toyota Finance companies around the world.

      o Mercedes Benz Finance Japan-Licensing and implementation of LeaseSoft WFS. o Toyota Motor Finance China- Licensing and implementation of LeaseSoft WFS.

      o Mauritius Commercial Bank, Mauritius- Licensing and implementation of LeaseSoft CMS and LeaseSoft CAP.

      o CMM Evaluation Consultancy Services for the Pakistan Software Export Board (PSEB).

As a part of Ministry of Information Technology's efforts for the process improvements in the operations of Pakistani software houses, NetSol, under the auspices of PSEB, is actively undertaking exercises for these consultancy services for different software companies. The key aspects of these services would be CMM1 introduction, gap analyses for ISO 9001:2000 compliant procedures, CMM Level 2/3 pre-assessments, consultancies, evaluations and tracking/analyses of such improvements. The clientele for these NetSol professional services includes: DPS Islamabad, Shaukat Khanum Memorial Trust (SKMT) Lahore, ProSol Islamabad, GeoPac Islamabad, yEvolve Karachi, and Avanza Solutions, Karachi.

Management believes that NetSol has been identified as a premium IT company in Pakistan and with its matured products and services, local demand is surging. A few of the recently signed agreements in the private and public sectors are:

      o     Pakistan Administrative Staff College

      o     Government of Punjab (Motor Transport Management)

      o     Pakistan Software Export Board

      o     Ministry of Defense (multiple projects)

      o     All Pakistan Textiles Processing Mills Association (APTPMA)

      o National Assembly and Senate of Pakistan (Electronic Government Directorate)

      o Prime Minister of Pakistan's Secretariat (Electronic Government Directorate)

      o     Armed Forces Institute of Dentistry

There is a growing domestic business in Pakistan for the IT and IT enabled services, as stated above, and NetSol is strategically positioned to support a very stable and economically beneficial pipeline to win many more and major new projects in the public and private sectors. NetSol will continue to strengthen its position as a dominant IT solutions provider in this explosive growth market.

NetSol IT Matrix (NITM) for Information Security and related services.

NetSol has entered into a joint venture agreement with IT Matrix, Saudi Arabia, for the provision of information security and related consultancy services for the growing IT services market in Pakistan. Realizing the already established potential of information security strength of NetSol in Pakistan and the capability/experience of IT Matrix Saudi Arabia, the organizations agreed to form a new business entity in Pakistan (NITM) to jointly pursue the information security business. IT Matrix is among the few companies in the region which has built its Information Security solutions integrating hardware, software and services. It is currently the leading Information Security solutions provider in the Kingdom of Saudi Arabia, with corporate offices in Riyadh and one branch office in Al-Khobar (Easter Province). The company has partnerships with a number of leading information security vendors in the world and is the first company in the region to have built its IT security technologies with 100% local development in Saudi Arabia.

The business objectives of the joint venture will be to: develop intellectual capital in the form of information security technologies; information security professional consultancy services; methodologies for implementation and maintenance; information security training and educational material with delivery mechanism and sales of information security consulting services; NITM developed information security technologies; support services for information security technology (people and processes); information security training and education; and, 24x7 security surveillance centers.

NetSol Technologies UK Ltd

NetSol Technologies Limited, the Company's UK subsidiary, was formed in Fiscal 2003. Located in the heart of the City of London, one of the world's major banking and finance centers, the company is resourced with experts from the financial services industry, including its chairman, Ed Holmes, with experience such as Group Executive Europe and chairman/CEO of Citibank International Plc.. The UK subsidiary is responsible for the Company's activities in the UK, Europe and Middle East and includes the spearheading of the sales and marketing efforts for InBanking(TM), NetSol's treasury and wholesale banking solution; plus ongoing marketing and sales of the LeaseSoft portfolio of leasing solutions and NetSol's range of on and off-shore IT services.

With the acquisition of CQ Systems, Ltd., which is managed by NetSol UK, the Company has added a complimentary suite of leasing products. CQ Systems Ltd. was established in 1986 and provides robust, powerful, scalable and safe contract management and accounting solutions for the installment credit, motor finance and asset finance markets. The modules provide an end-to-end contractual solution - from underwriting, contract administration and accounting through to asset disposal and re-marketing. Today CQ has more than 55 banking, independent and captive finance house clients in the UK, Europe, Africa and Asia. The revenue generated by CQ Systems from the date of acquisition (Feb 21 to June 30, 2005) was $2.3 million, or 18% of the Company's total revenues. The net income before tax reported for the same period was about $432,000. In terms of CQ Systems stand alone revenues for year 2004-2005, the revenues exceeded $6 million.

Subsequent to the CQ Systems acquisition, it was decided to use NetSol UK as a marketing arm of the Lahore subsidiary and mergers and acquisition arm of the Company.

Depending solely upon organic growth, the UK company produced $688,000 in revenue for the current fiscal year or 5.53% of the Company's total revenues. The net income was reported approximately $159,900. The main focus of this entity is to market the array of banking and leasing solutions in the heart of the financial district in London and the rest of Europe.

Depending solely upon organic growth, the UK company produced $688,000 in revenue for the current fiscal year or 5.53% of the Company's total revenues. Net income of approximately $159,900 was reported. The main focus of this entity is to market the array of banking and leasing solutions in the heart of the financial district in London and the rest of Europe.

NetSol TIG, Joint Venture

As disclosed before, the newly formed outsourcing joint ventures of NetSol with a UK based IT solutions provider TIG, Plc. contributed approximately $448,000 in revenue in just five months or 3.6% of the Company's revenues. The total net profit was $250,000 before adjusting the minority interest; NetSol owns 51% while TIG owns 49% of the JV.

NetSol Connect

In August 2003, NetSol entered into an agreement with United Kingdom based Akhter Group PLC (Akhter). Under the terms of the agreement, Akhter Group acquired 49.9% of the Company's subsidiary; Pakistan based NetSol Connect Pvt Ltd., an Internet service provider (ISP) in Pakistan. As part of this Agreement, NetSol Connect changed its name to NetSol Akhter. A change in the ownership structure in September 2003 and the consolidation and readjustment of the revenue model caused revenue reduction in fiscal year 2004 as compared to the fiscal year 2003. During the current fiscal year, NetSol Connect steadily grew its presence in three cities (Karachi, Lahore and Islamabad) by acquiring a small Internet online company called Raabta Online in early 2004. This created a national presence for wireless broadband business in key markets that have experienced explosive growth.. NetSol Akhter with its new laser and wireless technologies has a potential to become a major brand in Pakistan. The partnership with Akhter Computers is designed to rollout the services of connectivity and wireless to the Pakistani national market.

Akhter, one of the oldest established computer companies in the UK, is well recognized as a provider of managed Internet services, integrated networks, both local area networks and wide area networks, as well as metropolitan area networks within the UK. Akhter owned proprietary broadband technologies and solutions will provide NetSol Connect a technologically strong platform for strengthening its telecommunications infrastructure within Pakistan with a goal of becoming a leading provider of broadband Internet access to both residential and commercial users.

The initial stage of the agreement provides NetSol with an investment of up to $1 million in cash to launch a broadband infrastructure in Karachi, the largest business hub in Pakistan. The initial infrastructure will provide a 155MB backbone and a 5MB broadband to customer premises using a proprietary broadband technology and an infrastructure consisting of 20 hubs. After the successful launch of the initial six-month beta program to Karachi's residential and commercial customers, additional rollouts of the hubs are scheduled in Lahore and Islamabad within a 12-month period. The second investment into the program could provide up to $20 million to create the first Terabit backbone in Pakistan. This will allow NetSol to provide data, voice, video and other multi-media services to major cities within Pakistan.

NetSolConnect Pvt Ltd. will continue to aggressively seek revenues to growth. The revenue contribution for NetSolConnect was $1.14 million or about 9.2% of 2005 revenues. The total net loss was $27,422 before adjusting the minority interest.

NetSol USA

In February 2005, NetSol USA operations were merged with the parent company. NetSol USA managed the successful completion and implementation of projects for a Seattle based software company, Capital Stream. This contract was awarded at the end of 2003 and was completed in the middle of fiscal year 2005. With NetSol USA focusing on consulting services in areas not necessarily compatible with the NetSol products and services base, and the completion of the Capital Stream project the Company elected to consolidate the Maryland office into the Company's headquarters in Calabasas, California. NetSol USA was responsible for $295,000 in revenues or 2.4% of total revenues to the Company. The downsizing of NetSol USA office would contribute to over $250,000 of annual savings.

LeaseSoft Sales

LeaseSoft received a major recognition when DaimlerChrysler Services (DCS) AG, Germany signed a global frame agreement with NetSol for LeaseSoft. Under terms of the open-ended global frame contract, LeaseSoft is named as one of the strategic, asset-based, finance software solutions for DCS.

Within the DCS locations, the Global Frame Agreement was responsible for the following additional sales of LeaseSoft in the year ended June 30, 2005: licensing and implementation of LeaseSoft PMS, CMS and WFS for DaimlerChrysler Auto Finance China; and, Licensing and Implementation of LeaseSoft WFS for Mercedes Benz Finance Japan.

Other than DCS, NetSol was also successful in entering into agreements with new customers in the region. A major breakthrough was Toyota Leasing Thailand allowing NetSol to offer and provides services to another leader in the region's automotive markets. This arrangement was later extended to a second Toyota client in China (Toyota Motors Finance China (TMFCN)). New customers included: licensing and implementation of WFS, CMS and PMS for Toyota Leasing Thailand; licensing and implementation of LeaseSoft for Toyota Motors Finance China; and, licensing and implementation of LeaseSoft PMS and CMS for Mauritius Commercial Bank, Mauritius.

Technology Campus

We broke ground for our Technology Campus in January 2000 with a three-phase plan of completion. Initially, we anticipated the completion of Phase One by fall 2001, but due to the delay in financing, and other challenges we faced, the completion was delayed. The Technology Campus was completed in May 2004 and the Lahore operations relocated to the facilities in May 2004. By relocating the entire Lahore operation from its previously leased premises to the Campus, the Company saves approximately $150,000 annually. The campus is currently capable of housing over 2,500 IT professionals in approximately three acres of land. The campus site is located in Pakistan's second largest city, Lahore, with population of six million. An educational and cultural center, the city is home to most of the leading technology oriented academia of Pakistan including names like LUMS, NU-FAST & UET. These institutions are also the source of quality IT resources for the Company. Lahore is a modern city with very good communication infrastructure and road network. The Technology campus is located at about a 5-minute drive from the newly constructed advanced and high-tech Lahore International Airport. This campus is the first purpose built software building with state of the art technology and communications infrastructure in Pakistan. The Company has made this investment to attract contracts and projects from blue chip customers from all over the world.

Employees

We believe we have developed a strong corporate culture that is critical to our success. Our key values are delivering world-class quality software, client-focused timely delivery, leadership, long-term relationships, creativity, openness and transparency and professional growth. The services provided by NetSol require proficiency in many fields, such as computer sciences, programming, mathematics, physics, engineering, and communication and presentation skills. Almost every one of our software developers is proficient in the English language. English is the second most spoken language in Pakistan and is mandatory in middle and high schools.

To encourage all employees to build on our core values, we reward teamwork and promote individuals who demonstrate these values. NetSol offers all of its employees the opportunity to participate in its stock option program. Also, we have an intensive orientation program for new employees to introduce our core values and a number of internal communications and training initiatives defining and promoting these core values. We believe that our growth and success are attributable in large part to the high caliber of our employees and our commitment to maintain the values on which our success has been based. NetSol worldwide is an equal opportunity employer. NetSol attracts professionals not just from Pakistan, where it is very well known, but also I/T professionals living overseas.

Management believes it has been successful in capitalizing on the "Reverse Brain Drain" phenomenon whereby it has been able to attract and retain highly qualified and suitably experienced IT and management professionals working overseas and returning to Pakistan. These include senior management as well as software development professionals that shall directly contribute to the organization improvement of various engineering processes and procedures at NetSol.

NetSol believes it has gathered, over the course of many years, a team of very loyal, dedicated and committed employees. Their continuous support and belief in the management has been demonstrated by their further investment of cash. Most of these employees have exercised their stock options during very difficult times for us. Management believes that its employees are the most valuable asset of NetSol. The Company's survival in the most challenging times is due, in part, to their dedication towards continuous achievement of highest quality standards and customer satisfaction. With each acquisition, NetSol is able to combine both work forces. For example, NetSol and CQ Systems have effectively and swiftly integrated the culture, systems and processes creating an environment satisfactory for its employees.

Overall, NetSol as a global IT company has over 25% female employees with the biggest concentration in our development facility in Lahore. The Company is an equal opportunity employer. Being a successful company with a well respected name in the business community, NetSol encourages its employees to actively participate and contribute to charitable contributions for catastrophic tragedies such as Tsunami disaster and the Gulf Coast disaster caused by Katrina Hurricane in the US.

There is significant competition for employees with the skills required to perform the services we offer. We believe that we have been successful in our efforts to attract and retain the highest level of talent available, in part because of the emphasis on core values, training and professional growth. We intend to continue to recruit, hire and promote employees who share this vision.

As of June 30, 2005, we had 530 employees; comprised of 410 IT project personnel in Pakistan, UK and Australia and 125 non-IT personnel in Pakistan, UK, Australia and US. This includes 40 employees in sales and marketing and 85 in general and administration. There are a total of five part-time employees and the rest are full time-employees. None of our employees are subject to a collective bargaining agreement. Our telecom subsidiary NetSolConnect has over 99 full time employees based in Karachi, Pakistan

Competition

Neither a single company nor a small number of companies dominate the I/T market in the space in which we compete. A substantial number of companies offer services that overlap and are competitive with those offered by NetSol. Some of these are large industrial firms, including computer manufacturers and computer consulting firms that have greater financial resources than NetSol and, in some cases, may have greater capacity to perform services similar to those provided by NetSol.

Some of our competitors are International Decisions Systems, Inc., McCue Systems, EDW, Data Scan, Inc., AIPAC, CHP, KPMG, LMK Resources, Systems Innovations (Si3), Bearing Point, Kalsoft, Systems Limited, Oratech Pakistan, Tech Access Pakistan and a few others These companies are scattered worldwide geographically. In terms of offshore development, we are in competition with some of the Indian companies such as Wipro, HCL, TCS, InfoSys, Satyam Infoway and others. Many of the competitors of NetSol have longer operating history, larger client bases, and longer relationships with clients, greater brand or name recognition and significantly greater financial, technical, and public relations resources than NetSol. Existing or future competitors may develop or offer services that are comparable or superior to ours at a lower price, which could have a material adverse effect on our business, financial condition and results of operations.

Customers

Some of the customers of NetSol include: DaimlerChrysler Services AG; DaimlerChrysler Asia Pacific - Singapore; Mercedes Benz Finance - Japan; Yamaha Motors Finance - Australia; Debis Portfolio Systems - UK; DaimlerChrysler Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Services - Korea; UMF Leasing Singapore; MCB Mauritius; Toyota Leasing Thailand; Toyota Motors Finance, China; and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and customized I/T solutions to blue chip customers such as Citibank Pakistan, DCD Holding UK, TIG Plc in UK and, Habib Allied Bank UK. NetSol is also a strategic business partner for DaimlerChrysler Services (which consists of a group of many companies), which accounts for approximately 20% of our revenue. No other individual client represents more than 10% of the revenue for the fiscal year ended June 30, 2005.

As compared to the previous year, NetSol (Pvt.) Ltd. was able to materialize a number of services contracts within the local Pakistani public and defense sectors. An important aspect of these contracts is that not all of them were solely focusing on software development and engineering. This year, NetSol, has gone a step further by providing consultancy services to organizations so as to improve their quality of operations and services in addition to winning strategically important assignments within the E-Governance domain for organizations of national significance in Pakistan, including, Prime Minister's office and the lower and upper houses of Parliament These clients include private as well as public sector enterprises. Also, NetSol was successful in consolidating its standing as one of the preferred solutions providers for the Military sector and Defense organizations. The service offering portfolio of NetSol has now diversified into a comprehensive supply chain of end to end services and solutions catering to BPR, consultancies, applications development, engineering as well as other supporting processes

New Local Customers are as follows:

      o     Pakistan Administrative Staff College

      o     Government of Punjab (Motor Transport Management)

      o     Pakistan Software Export Board

      o     Ministry of Defense (multiple projects)

      o     All Pakistan Textiles Processing Mills Association (APTPMA)

      o Prime Minister of Pakistan's Secretariat (Electronic Government Directorate)

      o National Assembly and Senate of Pakistan (Electronic Government Directorate)

      o     Armed Forces Institute of Dentistry

The Internet

We are committed to regaining and extending the advantages of our direct model approach by moving even greater volumes of product sales, service and support to the Internet. The Internet provides greater convenience and efficiency to customers and, in turn, to us. We receive 150,000 hits per month to www.netsoltek.com. We also maintain a product specific website for LeaseSoft at www.leasesoft.biz.

NetSol's software development and SQA team as well as its clients use its web based customer relationship management solution (HelpDesk) for timely and direct communication during the support and maintenance phases of Through its Web sites, customers, potential customers and investors can access a wide range of information about the Company's product offerings, can configure and purchase systems on-line, and can access volumes of support and technical information about the Company. More details can be found on http://www.netsolhelp.com.

Operations

Our headquarters are in Calabasas, California. Nearly 80% of the production and development is conducted at NetSol PK in Lahore, Pakistan. The other 20% of development is conducted in the Proximity Development Center or "PDC" in Horsham, UK to cater to the UK and continental European customers. The majority of the marketing is conducted through NetSol Technologies, Pvt Ltd in Lahore, Pakistan, NetSol UK, CQ Systems in the UK, and NetSol CQ in Beijing, China These are the core operating companies engaged in developing and marketing IT solutions and software development and marketing.

NetSol UK, together with CQ Systems Ltd., services and supports the clients in the UK and continental Europe. NetSol PK services and supports the customers in the Asia and South Asia regions.

A significant portion of our software is developed in Pakistan. Despite global unrest, due to the Iraq war and international terrorism, as well as economic pressure due to skyrocketing oil prices, the economy of Pakistan has made a positive turn around. The economy of Pakistan has grown to over 8.6% in 2005 and it is expected to sustain the same trend for years. For the first time in the history of Pakistan, the foreign exchange reserve has exceeded $13.0 billion in comparison with just below $2.0 billion in 2000. There has been a massive surge in FDI or foreign direct investments in Pakistan by foreigners. These investments have been in many sectors, to name a few: industrial infrastructure, telecom, oil & gas, stock market and real estate. The stock market in Pakistan is the most bullish in the Asia Pacific region with market growth over 600% year to date (Karachi Stock Exchange on October 18, 2001 was at 1,103 points vs. about 7,700 in recent times). Pakistan, now a close US ally, is recognized by the western world as becoming very conducive and attractive for foreign collaboration and investments. The breakthrough `thawing' of relationships between Pakistan and its biggest democratic neighbor, India, has stabilized the South East Asia region. This environment has raised the comfort and confidence of foreign investors and major US and European corporations to enhance their businesses in Pakistan. Due to many strategic measures and decisions by the government of Pakistan, the telecom sector has been privatized. Several new foreign telecom giants have made some serious investments in Pakistan. The biggest example is an U.A.E. based Telecom giant `EITESALAAT' which acquired 26% or management control of `PTCL' a government owned telecom company. This reflects a true potential and tremendous growth opportunities in Pakistan.

The Company is in an extremely strong position to continue to use this offshore model, which includes competitive price advantage to serve its customers. Due to all major improvements economically, politically and regionally, Pakistan's perception is improving drastically in recent months. A few major names such as Microsoft, Oracle, Cisco, Tata Consulting Services (India) and many other major names have recently signed agreements for collaboration and alliances with Pakistani companies. NetSol's few major successes achieved in 2005 were:

      *     A successful acquisition of CQ systems of UK

      *     A successful JV of NetSol and TIG to use offshore development model

      *     A global frame agreement with Daimler Credit Services

      *     Adding blue chip customers such as Toyota Leasing Thailand.

Just recently Moody's International assessed Pakistan as less vulnerable than many countries in the Asia Pacific region. Also, Standard & Poors rating on Pakistan has been improved to positive. The present government has taken major bold steps to attract new foreign investment and bolster the local economy. The confidence of the local investors and foreign investors has been undoubtedly enhanced resulting in stronger demand of new listing in the stock markets. Also recently the telecom sector received a boost when the IT ministry was able to successfully auction two new mobile phones licenses for a total of $592 million to two European Telecom conglomerates. This was a landmark development and it simply underscores the confidence and growing interest of foreign companies in investing in Pakistan.

Organization

NetSol Technologies, Inc. (formerly NetSol International, Inc.) was founded in 1997 and is organized as a Nevada corporation. We amended our Articles of Incorporation on March 20, 2002 to change our name to NetSol Technologies, Inc.

Our success, in the near term, will depend, in large part, on our ability to:
(a) continue to grow revenues and improve profits, (b) raise funds for continued operations and growth, (c) make a major entry in the US market and, (d) streamline sales and marketing efforts in the Asia Pacific region, Europe, Japan and Australia. However, management's outlook for the continuing operations, which has been consolidated and has been streamlined, remains optimistic and bullish. With continued emphasis on a shift in product mix towards the higher margin consulting services, the Company anticipates to be able to continue to improve operating results at its core by reducing costs and improving gross margins. Management is very excited and positive about a seamless transition and integration of CQ Systems with NetSol front end and back end operations.


Intellectual Property

We rely upon a combination of nondisclosure and other contractual arrangements, as well as common law trade secret, copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, generally require our consultants and clients to enter into these agreements, and limits access to and distribution of our proprietary information. The NetSol logo and name, as well as the LeaseSoft logo and product name have been copyrighted and trademark registered in Pakistan. An application has been filed in the US Patent and Trademark Office for the trademark "inBanking".

Governmental Approval and Regulation

Our current operations do not require specific governmental approvals. Like all companies, including those with multinational subsidiaries, we are subject to the laws of the countries in which we maintain subsidiaries and conduct operations. Pakistani law allows a tax exemption on income from exports of IT services and products up to 2016. While foreign based companies may invest in Pakistan, repatriation of their investment, in the form of dividends or other methods, requires approval of the State Bank of Pakistan. The present Pakistani government has effectively reformed the policies and regulations effecting foreign investors and multinational companies thus, making Pakistan an attractive and friendly country in which to do business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion is intended to assist in an understanding of NetSol's financial position and results of operations for the year ended June 30, 2005.

Forward-Looking Information.

This report contains certain forward-looking statements and information relating to NetSol that is based on the beliefs of its management as well as assumptions made by and information currently available to its management. When used in this report, the words "anticipate", "believe", "estimate", "expect", "intend", "plan", and similar expressions as they relate to NetSol or its management, are intended to identify forward-looking statements. These statements reflect management's current view of NetSol with respect to future events and are subject to certain risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected. NetSol's realization of its business aims could be materially and adversely affected by any technical or other problems in, or difficulties with, planned funding and technologies, third party technologies which render NetSol's technologies obsolete, the unavailability of required third party technology licenses on commercially reasonable terms, the loss of key research and development personnel, the inability or failure to recruit and retain qualified research and development personnel, or the adoption of technology standards which are different from technologies around which the Company's business ultimately is built. NetSol does not intend to update these forward-looking statements.

PLAN OF OPERATIONS

Management has set the following new goals for NetSol's next 12 months.

Initiatives and Investment to Grow Capabilities

      o     Achieve CMM Level 5 Accreditation in 2005.

      o Enhance Software Design, Engineering and Service Delivery Capabilities by increasing investment in training.

      o Enhance and invest in R&D or between 7-10% of yearly budgets in financial, banking and various other domains within NetSol's core competencies.

      o Aggressively expand the sales and marketing organizations in all key locations by hiring senior and successful personnel.

      o Recruiting additional senior level managers in Lahore, China and, UK offices to be able to support potential new customers from the North American, Asian Pacific and European markets.

      o Aggressively exploit the booming Chinese market by strengthening NetSol's presence in China.

      o Launch its marketing presence in the US markets through M&A activities in the domain of our core competencies.

      o Embark on a program of recruiting the best available talent in Project and Program Management

      o Increase Capex, to enhance Communications and Development Infrastructure. Roll out a second phase of construction of technology Campus in Lahore to respond to a growth of new orders and customers.

      o Launch new business development initiatives in hyper growth economies such as China and Eastern Europe.

      o Create new technology partnership with Oracle and strengthen our relationship with Intel in Asia Pacific and in the USA.

      o Aggressively market LeaseSoft especially in Asia Pacific, Europe and globally.

      o Forge a partnership with a US based telecom company for its telecom division to fully exploit the explosive market potential in Pakistan.

Top Line Growth through Investment in marketing organically and by mergers and acquisition ("M&A") activities:

      o Launch LeaseSoft into new markets by assigning new, well established companies as distributors in Europe, Asia Pacific and North America.

      o     Aggressive marketing in China for LeaseSoft and related services.

      o Expand relationships with key customers in the US, Europe and Asia Pacific.

      o     Product Positioning through alliances and partnership.

      o     Joint Ventures.

      o     Direct Marketing of Services.

      o Embark on roll up strategy by broadening M&A activities broadly in the software development domain.

      o Enhance the sales and marketing organization by hiring new key executives in the US, UK and Asia.

      o Effectively position and marketing campaign for `Inbanking' or PTS. This is a potentially big revenue generator in the banking domain for which NetSol has already invested significant time and resources towards completing the development of this application.

      o Explore new diversified opportunities in the areas of Business process Outsourcing.

Funding and Investor Relations:

      o Raise new capital from emerging markets without or limited usage of NetSol securities to further strengthen the balance sheet and capital resources.

      o Attract long term institutional investors and partners both in the US and in Asia.

      o Infuse new capital from potential exercise of outstanding investors' warrants and employees options for business development and enhancement of infrastructures.

      o Continuing to efficiently and prudently manage cash requirements and raise capital from the markets only as it deems absolutely necessary to execute the growth strategy.

      o Enhance the visibility of company's stock to US based institutional investors, funds and research analysts.

Improving the Bottom Line:

      o Continue to review costs at every level to consolidate and enhance operating efficiencies.

      o     Grow process automation.

      o     Profit Centric Management Incentives.

      o     More local empowerment and P&L Ownership in each Country Office.

      o Improve productivity at the development facility and business development activities.

      o Cost efficient management of every operation and continue further consolidation to improve bottom line.

      o Integrate and centralize the US headquarters and Australian operations and improve the costs and bottom line.

Management believes that NetSol is in a position to derive higher productivity based on current capital employed.

Management continues to be focused on building its delivery capability and has achieved key milestones in that respect. Key projects are being delivered on time and on budget, quality initiatives are succeeding, especially in maturing internal processes. Management believes that further leverage was provided by the development `engine' of NetSol, which became CMM Level 2 in early 2002. In a quest to continuously improve its quality standards, NetSol reached CMM Level 4 assessment in December 2004. According to the website of SEI of Carnegie Mellon University, USA, only a few software companies in the world have announced their assessment of level 4. Now, as a result of achieving CMM level 4, the Company is experiencing a growing demand for its products and alliances from blue chip companies worldwide. NetSol is now aiming for CMM level 5, the highest CMM level, potentially as early as 2005. NetSol plans to further enhance its capabilities by creating similar development engines in other Southeast Asian countries with CMM levels quality standards. This would make NetSol much more competitive in the industry and provide the capabilities for development in multiple locations. Increases in the number of development locations with these CMM levels of quality standards will provide customers with options and flexibility based on costs and broader access to skills and technology.

MATERIAL TRENDS AFFECTING NETSOL

NetSol has identified the following material trends affecting NetSol

Positive trends:

      o Outsourcing of services and software development is growing worldwide.

      o The Global IT budgets are estimated to exceed $1.2 trillion in 2004, according to the internal estimates of Intel Corporation. About 50% of this IT budget would be consumed in the U.S. market alone primarily on the people and processes.

      o Cost arbitrage, labor costs still very competitive and attractive when compared with India.

      o Overall economic expansion worldwide and explosive growth in the merging markets specifically.

      o Regional stability and improving political environment between Pakistan and India.

      o Economic turnaround in Pakistan including: a steady increase in gross domestic product; much stronger dollar reserves, which is at an all time high of over $13 billion; stabilizing reforms of government and financial institutions; improved credit ratings in the western markets, and elimination of corruption at the highest level.

      o Stronger ties between the US and Pakistan creating new investment and trade opportunities.

      o Robust growth in outsourcing globally and investment of major US and European corporations in the developing countries.

      o     Chinese economic boom leading to new market opportunities.

Negative trends:

      o The disturbance in Middle East and rising terrorist activities post 9/11 worldwide have resulted in issuance of travel advisory in some of the most opportunistic markets. In addition, travel restrictions and new immigration laws provide delays and limitations on business travel.

      o Negative perception and image created by extremism and terrorism in the South Asian region.

      o Skyrocketing oil prices and unfortunate affects of Hurricane Katrina on US economy.

      o     Continuous impact of Iraq war on US and global economy.

CRITICAL ACCOUNTING POLICIES

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and expense amounts reported. These estimates can also affect supplemental information contained in the external disclosures of NetSol including information regarding contingencies, risk and financial condition. Management believes our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. Valuations based on estimates are reviewed for reasonableness and conservatism on a consistent basis throughout NetSol. Primary areas where our financial information is subject to the use of estimates, assumptions and the application of judgment include our evaluation of impairments of intangible assets, and the recoverability of deferred tax assets, which must be assessed as to whether these assets are likely to be recovered by us through future operations. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

VALUATION OF LONG-LIVED AND INTANGIBLE ASSETS

The recoverability of these assets requires considerable judgment and is evaluated on an annual basis or more frequently if events or circumstances indicate that the assets may be impaired. As it relates to definite life intangible assets, we apply the impairment rules as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to Be Disposed Of" which requires significant judgment and assumptions related to the expected future cash flows attributable to the intangible asset. The impact of modifying any of these assumptions can have a significant impact on the estimate of fair value and, thus, the recoverability of the asset.

INCOME TAXES

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for tax able temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. During the fiscal years ended June 30, 2005 and 2004, we estimated the allowance on net deferred tax assets to be one hundred percent of the net deferred tax assets.

CHANGE IN MANAGEMENT AND BOARD OF DIRECTORS

Chief Financial Officer

In July 2005, Mr. Najeeb Ghauri resigned from his position of Chief Financial Officer of the Company retaining his position as Chairman of the Board under an Executive capacity. Ms. Tina Gilger a CPA and formerly the Company's controller was appointed by the board of directors to replace Mr. Ghauri.

Board of Directors

At the 2005 Annual Shareholders Meeting a seven member board was elected. The shareholders voted in an overwhelming majority for the new slate of directors. The board now consists of Mr. Najeeb U. Ghauri, Mr. Jim Moody, Mr. Salim Ghauri, Mr. Eugen Beckert, Mr. Naeem U. Ghauri, Mr. Shahid Burki, and Mr. Irfan Mustafa. Mr. Shabir Randeree did not stand for reelection. Mr. Randeree's refusal to stand for reelection is not of the result of any disagreement with NetSol relating to our operations, policies or practices. Effective May 2, 2005, Mr. Mustafa resigned from the board of directors. Mr. Mustafa will continue to serve on the board of the Company's Pakistani subsidiary. Mr. Mustafa's decision to resign from the board was due to personal conflicts and was not the result of any disagreement with NetSol relating to our operations, policies or practices. Effective April 27, 2005, Mr. Derek Soper was appointed to fill the vacancy in the board left by Mr. Randeree's departure.

Committees

The Audit committee is made up of Mr. Jim Moody as chairman, Mr. Burki and Mr. Beckert as members. The Compensation committee currently consists of Mr. Burki as its chairman. The Nominating and Corporate Governance Committee currently consists of Mr. Beckert as chairman and Mr. Moody as members. Additional members of the Compensation committee will be appointed at the next board of directors meeting.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                         PRO-FORMA FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations have been derived from the audited consolidated financial statements of NetSol Technologies, Inc. ("NetSol") as of June 30, 2004 and the audited financial statements of CQ Systems Limited (a UK corporation) ("CQ Systems") as of March 31, 2004. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The pro-forma Statement of Financial Conditions assumes the acquisition was consummated as of June 30, 2004, and the pro-forma Statements of Operations assumes the acquisition was consummated as of July 1, 2003, the beginning of NetSol Technologies fiscal year.

The purchase price is (pound)3,576,335 or $6,730,382 of which one-half is due in cash and shares of NetSol's common stock at closing. The other half is due after the audited March 31, 2006 financial statements are prepared . The initial purchase price is based on the March 31, 2005 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2006 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company's financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company's results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
            CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
                       FOR THE PERIOD ENDED JUNE 30, 2004
                                   (UNAUDITED)

                                                               NetSol         CQ Systems
                                                            as of 6/30/04    as of 3/31/04    Pro Forma          Pro Forma
                                                            (Historical)     (Historical)    Adjustment           Combined
                                                            -------------    -------------   -----------        ------------
                                     ASSETS

Current Assets                                              $   3,556,429    $   2,337,549   $  (700,000) (1)   $  5,193,978
Property & equipment, net                                       4,203,580          260,517            --           4,464,097
Intangible assets, net                                          4,218,039               --     3,507,687  (1)      7,725,726

                                                            -------------    -------------   -----------        ------------
Total assets                                                $  11,978,048    $   2,598,066   $ 2,807,687        $ 17,383,801
                                                            =============    =============   ===========        ============


                       LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities                                         $   3,145,438    $   1,600,914   $        --        $  4,746,352
Obligations under capitalized leases,
  less current maturities                                          27,604           70,424            --              98,028
Deferred tax                                                           --            5,366            --               5,366
Notes payable                                                      89,656               --            --              89,656
Deferred liability                                                     --               --     2,052,254  (1)      2,052,254
Convertible debenture                                             985,243               --            --             985,243

                                                            -------------    -------------   -----------        ------------
      Total liabilities                                         4,247,941        1,676,704     2,052,254           7,976,899
Minority interest                                                 410,728               --            --             410,728

Stockholders' equity;

  Common stock                                                      9,483          159,210      (158,528) (1)         10,165
  Additional paid in capital                                   38,885,878               --     1,676,113  (1)     40,561,991
  Stock subscription receivable                                  (333,650)              --            --            (333,650)
  Treasury stock                                                  (21,457)              --            --             (21,457)
  Other comprehensive income (loss)                              (238,562)         138,784      (138,784) (1)       (238,562)
  Accumulated earnings (deficit)                              (30,982,313)         623,368      (623,368) (1)    (30,982,313)

                                                            -------------    -------------   -----------        ------------
  Total stockholders' equity                                    7,319,379          921,362       755,433           8,996,174

                                                            -------------    -------------   -----------        ------------
Total liabilities and stockholders' equity                  $  11,978,048    $   2,598,066   $ 2,807,687        $ 17,383,801
                                                            =============    =============   ===========        ============


NOTES:

(1) Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol.

The initial purchase price is $6,730,382, of which one-half is due at closing in cash and stock and the remaining half to be paid after the audited March 31, 2006 financials have been prepared. The initial purchase price and 1st installment allocation is as follows:

                                                                1st
      Purchase Price allocation:                 Initial     Installment
      Common Stock, 681,965 shares              $      682   $      682
      Additional paid in capital                 1,676,113    1,676,113
      Cash                                         700,000      700,000
      Cash, provided by short-term notes         1,000,000    1,000,000
      Additional consideration payable           3,353,587    1,052,254
                                                ----------   ----------
        Total purchase price                    $6,730,382   $4,429,049
                                                ==========   ==========

      CQ equity (net assets and liabilities)    $  921,362   $  921,362
      Intangible assets:

        Customer Lists            1,316,880                   1,316,880
        Licenses                  2,190,807                   2,190,807
        Goodwill                  2,301,333
                                -----------                  ----------
                                  5,809,020      5,809,020    3,507,687
                                                ----------   ----------
                                                $6,730,382   $4,429,049
                                                ==========   ==========

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                 CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2004
                                   (UNAUDITED)

                                            NetSol as       CQ Systems
                                            of 6/30/04     as of 3/31/04    Pro Forma         Pro Forma
                                           (Historical)    (Historical)     Adjustment         Combined
                                           ------------    -------------    ----------       ------------

Net Revenue                                $  5,749,062    $   4,640,653    $       --       $ 10,389,715

Cost of revenue                               2,699,675        1,833,994            --          4,533,669

                                           ------------    -------------    ----------       ------------
Gross profit                                  3,049,387        2,806,659            --          5,856,046

Operating expenses                            5,757,405        1,895,988       701,537 (3)      8,354,927

                                           ------------    -------------    ----------       ------------
Income (loss) from operations                (2,708,018)         910,671      (701,537)        (2,498,881)

Other income and (expenses)                    (142,199)        (214,819)           --           (357,018)

                                           ------------    -------------    ----------       ------------
Income (loss) from continuing operations     (2,850,217)         695,852      (701,537)        (2,855,899)

Minority interest in subsidiary                 273,159               --            --            273,159

                                           ------------    -------------    ----------       ------------
Net income (loss)                            (2,577,058)         695,852      (701,537)        (2,582,740)

Other comprehensive income (loss):
  Translation adjustment                       (387,859)         110,837            --           (277,022)

                                           ------------    -------------    ----------       ------------
Comprehensive income (loss)                $ (2,964,917)   $     806,689    $ (701,537)      $ (2,859,762)
                                           ============    =============    ==========       ============

EARNINGS PER SHARE

Weighted -average number of
  shares outstanding                          8,563,518          100,000                        8,663,518
                                           ============    =============                     ============

Income (loss) per share                    $      (0.30)   $        6.96                     $      (0.30)
                                           ============    =============                     ============


NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 shares as if outstanding as of July 1, 2003.

(3)   Amortization of intangible assets acquired in acquisition

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                         PRO-FORMA FINANCIAL STATEMENTS
                                  JUNE 30, 2003
                                   (UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations has been derived from the audited consolidated financial statements of NetSol Technologies, Inc. ("NetSol") as of June 30, 2003 and the audited financial statements of CQ Systems Limited (a UK corporation) ("CQ Systems") as of March 31, 2003. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The pro-forma Statement of Financial Conditions assumes the acquisition was consummated as of June 30, 2003, and the pro-forma Statements of Operations assumes the acquisition was consummated as of July 1, 2002, the beginning of NetSol Technologies fiscal year.

The purchase price is (pound)3,576,335 or $6,730,382 of which one-half is due in cash and shares of NetSol's common stock at closing. The other half is due after the audited March 31, 2006 financial statements have been prepared. The initial purchase price is based on the March 31, 2005 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2006 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company's financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company's results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
            CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
                       FOR THE PERIOD ENDED JUNE 30, 2003
                                   (UNAUDITED)

                                                               NetSol        CQ Systems
                                                               as of           as of
                                                              6/30/03         3/31/03           Pro Forma         Pro Forma
                                                            (Historical)    (Historical)       Adjustment          Combined
                                                            ------------    ------------       -----------       ------------
                                     ASSETS

 Current Assets                                             $  1,774,553    $  1,470,485       $  (700,000)      $  2,545,038
 Property & equipment, net                                     2,037,507         197,481                --          2,234,988
 Intangible assets, net                                        4,930,191              --         3,507,687 (1)      8,437,877
                                                            ------------    ------------       -----------       ------------
 Total assets                                               $  8,742,251    $  1,667,966       $ 2,807,687       $ 13,217,903
                                                            ============    ============       ===========       ============


                       LIABILITIES & STOCKHOLDERS' EQUITY

 Current liabilities                                        $  3,533,614    $  1,139,770       $        --       $  4,673,384
Obligations under capitalized leases,
  less current maturities                                          7,111           8,330                               15,441
Deferred tax                                                          --           1,892                                1,892
Notes payable                                                    126,674              --         1,648,865 (1)      1,775,538
                                                            ------------    ------------       -----------       ------------
      Total liabilities                                        3,667,399       1,149,992         1,648,865          6,466,255

 Stockholders' equity;
      Common stock                                                 5,757         159,210          (158,528)(1)          6,439
      Additional paid in capital                              33,409,953              --         1,676,113 (1)     35,086,066
      Stock subscription receivable                              (84,900)                                             (84,900)
      Other comprehensive income (loss)                          149,297          27,947           (27,947)(1)        149,297
      Accumulated earnings (deficit)                         (28,405,255)        330,816          (330,816)(1)    (28,405,255)
                                                            ------------    ------------       -----------       ------------
Total stockholders' equity                                     5,074,852         517,973 (2)     1,158,822          6,751,647

                                                            ------------    ------------       -----------       ------------
 Total liabilities and stockholders' equity                 $  8,742,251    $  1,667,965       $ 2,807,687       $ 13,217,902
                                                            ============    ============       ===========       ============

NOTES:

(1) Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol.

The initial purchase price is $6,730,382, of which one-half is due at closing in cash and stock and the remaining half to be paid after the audited March 31, 2006 financials have been prepared. The initial purchase price and 1st installment allocation is as follows:

                                                               1st
      Purchase Price allocation:                Initial     Installment
      Common Stock, 681,965 shares             $      682   $      682
      Additional paid in capital                1,676,113    1,676,113
      Cash                                        700,000      700,000
      Cash, provided by short-term notes        1,000,000    1,000,000
      Additional consideration payable          3,353,587      648,865
                                               ----------   ----------
        Total purchase price                   $6,730,382   $4,025,660
                                               ==========   ==========

      CQ equity (net assets and liabilities)   $  517,973   $  517,973
      Intangible assets:

      Customer Lists           1,316,880                     1,316,880
      Licenses                 2,190,807                     2,190,807
      Goodwill                 2,704,722
                            ------------                    ----------
                               6,212,409        6,212,409    3,507,687

                                               ----------   ----------
                                               $6,730,382   $4,025,660
                                               ==========   ==========

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                 CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2003
                                   (UNAUDITED)

                                               NetSol         CQ Systems
                                            as of 6/30/03    as of 3/31/03    Pro Forma         Pro Forma
                                            (Historical)     (Historical)     Adjustment        Combined
                                            -------------    -------------    ----------       -----------
Net Revenue                                 $   3,745,386    $   3,821,892    $       --       $ 7,567,278

Cost of revenue                                 1,778,993        1,654,608            --         3,433,601

                                            -------------    -------------    ----------       -----------
Gross profit                                    1,966,393        2,167,284            --         4,133,677

Operating expenses                              4,434,643        2,013,685       701,537 (3)     7,149,862

                                            -------------    -------------    ----------       -----------
Income (loss) from operations                  (2,468,250)         153,599      (701,537)       (3,016,185)

Other income and (expenses)                      (147,331)         (34,560)           --          (181,891)

                                            -------------    -------------    ----------       -----------
Income (loss) from continuing operations       (2,615,581)         119,039      (701,537)       (3,198,076)

Gain from discontinuation of a subsidiary         478,075               --            --           478,075

                                            -------------    -------------    ----------       -----------
Net income (loss)                              (2,137,506)         119,039      (701,537)       (2,720,001)

Other comprehensive income (loss):
  Translation adjustment                         (380,978)          70,997            --          (309,981)

                                            -------------    -------------    ----------       -----------
Comprehensive income (loss)                 $  (2,518,484)   $     190,036    $ (701,537)      $(3,029,982)
                                            =============    =============    ==========       ===========

EARNINGS PER SHARE

Weighted -average number of
  shares outstanding                            5,194,167          100,000                       5,294,167
                                            =============    =============                     ===========

Income (loss) per share                     $       (0.41)   $        1.19                     $     (0.51)
                                            =============    =============                     ===========


NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 as if outstanding as ofJuly 1, 2002.

(3)   Amortization of intangible assets acquired in acquisition

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                         PRO-FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations have been derived from the unaudited consolidated financial statements of NetSol Technologies, Inc. ("NetSol") for the six months ending December, 2004 and the unaudited financial statements of CQ Systems Limited (a UK corporation) ("CQ Systems") for the six months ending December 31, 2004. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. The pro-forma Statement of Financial Conditions assumes the acquisition was consummated as of December 31, 2004, and the pro-forma Statements of Operations assumes the acquisition was consummated as of July 1, 2003, the beginning of NetSol Technologies fiscal year.

The purchase price is (pound)3,576,335 or $6,730,382 of which one-half is due in cash and shares of NetSol's common stock at closing. The other half is due after the audited March 31, 2006 financial statements have been prepared. The initial purchase price is based on the March 31, 2005 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2006 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company's financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company's results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
            CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2004
                                   (UNAUDITED)

                                                               NetSol        CQ Systems
                                                               as of           as of
                                                              12/31/04        12/31/04      Pro Forma         Pro Forma
                                                            (Historical)    (Historical)   Adjustment          Combined
                                                            ------------    ------------   -----------       ------------
                                     ASSETS

 Current Assets                                             $  5,541,780    $  2,013,642   $  (700,000)(1)   $  6,855,422
 Property & equipment, net                                     4,276,307         339,527            --          4,615,834
 Intangible assets, net                                        4,003,151              --     3,507,687 (1)      7,510,838

                                                            ------------    ------------   -----------       ------------
 Total assets                                               $ 13,821,238    $  2,353,169   $ 2,807,687       $ 18,982,094
                                                            ============    ============   ===========       ============

                       LIABILITIES & STOCKHOLDERS' EQUITY

 Current liabilities                                        $  2,567,863    $  1,467,228   $        --       $  4,035,092
Obligations under capitalized leases,
  less current maturities                                         56,910         124,803            --            181,713
Deferred tax                                                          --           5,442            --              5,442
Deferred liability                                                    --              --     1,886,588 (1)      1,886,587
Convertible debenture                                            130,292              --            --            130,292

                                                            ------------    ------------   -----------       ------------
      Total liabilities                                        2,755,065       1,597,473     1,886,588          6,239,126
Minority Interest                                                 99,752              --            --             99,752

 Stockholders' equity;
      Common stock                                                12,254         159,210      (158,528)(1)         12,936
      Additional paid in capital                              43,072,118              --     1,676,113 (1)     44,748,231
      Common stock to be issued                                  254,800              --            --            254,800
      Stock subscription receivable                           (1,234,650)             --            --         (1,234,650)
      Treasury stock                                             (27,197)             --            --            (27,197)
      Other comprehensive income (loss)                         (446,970)         43,149       (43,149)(1)       (446,970)
      Accumulated earnings (deficit)                         (30,663,934)        553,337      (553,337)(1)    (30,663,934)

                                                            ------------    ------------   -----------       ------------
      Total stockholders' equity                              10,966,421         755,696       921,099         12,643,216

                                                            ------------    ------------   -----------       ------------
 Total liabilities and stockholders' equity                 $ 13,821,238    $  2,353,169   $ 2,807,687       $ 18,982,094
                                                            ============    ============   ===========       ============

NOTES:

(1) Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol.

The initial purchase price is $6,730,382, of which one-half is due at closing in cash and stock and the remaining half to be paid after the audited March 31, 2006 financials have been prepared. The initial purchase price and 1st installment allocation is as follows:

                                                               1st
      Purchase Price allocation:                Initial     Installment
      Common Stock, 681,965 shares             $      682   $      682
      Additional paid in capital                1,676,113    1,676,113
      Cash                                        700,000      700,000
      Cash, provided by short-term notes        1,000,000    1,000,000
      Additional consideration payable          3,353,587      886,588
                                               ----------   ----------
        Total purchase price                   $6,730,382   $4,263,383
                                               ==========   ==========

      CQ equity (net assets and liabilities)   $  755,696   $  755,696
      Intangible assets:

      Customer Lists         1,316,880                       1,316,880
      Licenses               2,190,807                       2,190,807
      Goodwill               2,466,999
                           -----------                      ----------
                             5,974,686          5,974,686    3,507,687

                                               ----------   ----------
                                               $6,730,382   $4,263,383
                                               ==========   ==========

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                 CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2004
                                   (UNAUDITED)

                                               NetSol          CQ Systems
                                           as of 12/31/04    as of 12/31/04    Pro Forma         Pro Forma
                                            (Historical)      (Historical)     Adjustment         Combined
                                           --------------    --------------    ----------       ------------

Net Revenue                                $    4,781,532    $    2,485,266    $       --       $  7,266,798

Cost of revenue                                 1,601,655         1,550,006            --          3,151,661

                                           --------------    --------------    ----------       ------------
Gross profit                                    3,179,877           935,260            --          4,115,137

Operating expenses                              2,520,798           833,863       350,769 (3)      3,705,427

                                           --------------    --------------    ----------       ------------
Income (loss) from operations                     659,079           101,397      (350,769)           409,710

Other income and (expenses)                      (354,958)            6,782            --           (348,176)

                                           --------------    --------------    ----------       ------------
Income (loss) from continuing operations          304,121           108,179      (350,769)            61,534

Minority interest in subsidiary                    14,259                --            --             14,259

                                           --------------    --------------    ----------       ------------
Net income (loss)                                 318,380           108,179      (350,769)            75,793

Other comprehensive income (loss):
  Translation adjustment                         (173,409)          (95,635)           --           (269,044)

                                           --------------    --------------    ----------       ------------
Comprehensive income (loss)                $      144,971    $       12,544    $ (350,769)      $   (193,251)
                                           ==============    ==============    ==========       ============



EARNINGS PER SHARE

Weighted -average number of
  shares outstanding                           10,755,918           100,000                       10,855,918
                                           ==============    ==============                     ============

Income (loss) per share                    $         0.03    $         1.08                     $       0.01
                                           ==============    ==============                     ============


NOTES:

(1)   Loss per share data shown above are applicable for primary

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 shares as if outstanding as of July 1, 2003.

(3)   Amortization of intangible assets acquired in acquisition

RESULTS OF OPERATIONS

THE YEAR ENDED JUNE 30, 2005 COMPARED TO THE YEAR ENDED JUNE 30, 2004

Net revenues for the year ended June 30, 2005 were $12,437,653 as compared to $5,749,062 for the year ended June 30, 2004. Net revenues are broken out among the subsidiaries as follows:

                               2005        %          2004        %
                           -----------             ----------
Netsol USA                 $   295,725     2.38%   $  676,857    11.77%
Netsol Tech (1)              6,557,031    52.73%    3,190,049    55.49%
Netsol Private (2)             776,572     6.24%      483,788     8.42%
Netsol Connect               1,143,616     9.19%      778,598    13.54%
Netsol UK                      687,620     5.53%      356,215     6.20%
Netsol-Abraxas Australia       217,470     1.75%      263,555     4.58%
CQ Systems                   2,311,345    18.58%           --     0.00%
Netsol-TiG                     448,274     3.60%           --     0.00%
                           -----------   ------    ----------   ------
  Total Net Revenues       $12,437,653   100.00%   $5,749,062   100.00%
                           ===========   ======    ==========   ======

(1) Refers to NetSol Technologies (Pvt.) Limited
(2) Refers to NetSol (Private) Limited

The total consolidated net revenue for fiscal year 2005 was $12,437,653 compared to $5,749,062 in fiscal year 2004. This is a nearly 116% increase in revenue. The increase is attributable to increased sales, the acquisition of CQ Systems and the forming of the joint-venture with TiG.

The fiscal year ended June 30, 2005 was a very busy and exciting period for NetSol worldwide. The Company added a few major new customers such as DaimlerChrysler in China, Japan, and New Zealand and Toyota Leasing Thailand and China. In addition, many new customers were added in Pakistan in both the public and private sectors. NetSol signed many new alliances and partnerships in fiscal year 2005. The most significant of all was the joint venture with a UK based company, The Innovation Group ("TiG"). NetSol owns 51% of this new entity while TIG owns 49%. The partnership is designed to outsource the global IT projects of TiG to NetSol in Pakistan.

NetSol made a significant move by acquiring 100% of a UK based software company CQ Systems Ltd. in February 2005. The acquisition of CQ Systems has provided NetSol a very strong and seasoned management team with a mature, profitable, business.

NetSol's global frame agreement with DaimlerChrysler Services ("DCS") qualifies NetSol as a preferred vendor to DCS in 40 plus countries where DCS operates. As a direct result of the successful implementations of some of our current systems with DaimlerChrysler and the signing of the global frame agreement, we are noticing a significant increase in demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe, North America and Pakistan. In fiscal year 2005, NetSol raised the pricing of its LeaseSoft licenses significantly due primarily to a surge in demand. In spring of 2005, one complete system was sold to Toyota Leasing Thailand ("TLT") for nearly $2.3 million that includes over $1.2 million for license fees.

A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2006 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $100,000 to an excess of $1,000,000 with additional charges for customization and maintenance of between 20%-30% each year.

The gross profit was $7,682,904 for year ended June 30, 2005 as compared with $3,049,387 for the same period of the previous year. This is a 152% increase. The gross profit percentage was 62% for the current fiscal year and 53% in the prior year. While the cost of sales and the cost of delivery of projects have both been reduced in the current year, the Company maintained all its delivery commitments and has won new business from existing and new customers. While management is striving to negotiate better pricing on new agreements, the Company has been required to react to overall general economic factors in determining its present pricing structure. The gross profit margin was also improved due to improved quality standards such as achieving the assessment of CMM Level 4 in 2004.

Operating expenses were $6,618,199 for the year ended June 30, 2005 as compared to $5,757,405 for the year ended June 30, 2004. During the years ended June 30, 2005 and 2004, the Company issued 188,972 and 48,613 restricted common shares in exchange for services rendered, respectively. The Company recorded this non-cash compensation expense of $246,650 and $48,240 for the years ended June 30, 2005 and 2004, respectively. Total professional service expense, including non-cash compensation, was $604,192 and $464,332 for the years ended June 30, 2005 and 2004, respectively. During the years ended June 30, 2005 and 2004, the Company recorded depreciation and amortization expense of $1,564,562 and $1,240,792, included in this increase is the addition of the completion of the Lahore facility. Salaries and wages expenses were $2,022,183 and $1,493,252 for the years ended June 30, 2005 and 2004, respectively, or an increase of $528,931 or 35%. The addition of the new subsidiary, CQ Systems and the forming of the joint-venture with TiG, as well as an increase in development, sales and administration employees resulted in the increase. Approximately 250 new employees were added throughout the Company during the current fiscal year. General and administrative expenses were $1,588,456 and $1,759,607 for the years ended June 30, 2005 and 2004, respectively, a decrease of $171,151. This decrease is due to consolidation of US offices, streamlining of corporate overheads and reduction of operating expenses in the Lahore facility due to elimination of building rent. In the prior year, the general and administrative expense included non-recurring expenses for moving both the headquarters office and the Pakistan companies into the new facility, $105,608 in costs for placing the convertible debenture and $122,500 for settlement of legal disputes. Also, the Company had to incur extra costs for the annual shareholders meeting including proxies mailing and other administrative related costs and travel expenses.

Selling and marketing expenses increased to $782,488 for the year ended June 30, 2005 as compared to $253,701 for the year ended June 30, 2004, reflecting the growing sales activity of the Company and the addition of the new subsidiary, CQ Systems and the joint-venture, NetSol-TIG. The Company wrote-off, as uncollectible, bad debts of $13,118 and $219,909, during the years ended June 30, 2005 and 2004, respectively.

The income from operations in fiscal year 2005 was $1,064,705 compared to a net loss from operations of $2,708,018 in fiscal year 2004. Included in these amounts are non-cash charges of depreciation and amortization of $1,564,562 and $1,240,792, settlement expenses of $43,200 and $122,500 and bad debt expense of $13,118 and $219,909, respectively. Net income in fiscal year 2005 was $663,325 compared to a net loss of $2,577,058 in fiscal year 2004 or 125.74% decrease. The current fiscal year amount includes a net reduction of $111,073 compared to an add-back of $273,159 in the prior year for the 49.9% minority interest in NetSol Connect and NetSol-TiG owned by another party. The Company also recognized non-recurring expenses including $209,848 and $137,230 expense for the beneficial conversion feature on notes payable and convertible debenture, a gain of $0 and $104,088, from writing off a note payable in one of the subsidiaries that had been paid through the issuance of stock by the parent in the prior year and, a gain of $404,136 and $216,230 from the settlement of a debt, respectively. In addition, during the current fiscal year, the Company recorded an expense of $255,130 for the fair market value of options and warrants granted. The net income per share was $0.06 in 2005 compared to a loss of $0.33 in 2004. The total weighted average of shares outstanding basic was
11.6 million and diluted was 14.8 million against basic and diluted 7.9 million in 2004.

The net EBITDA income for fiscal 2005 was $2,454,164 compared to loss for fiscal 2004 of $1,029,751 after amortization and depreciation charges of $1,564,562 and $1,240,792, income taxes of $10,416 and $76,638, and interest expense of $215,861 and 229,877, respectively. Although the net EBITDA income is a non-GAAP measure of performance we are providing it for the benefit of our investors and shareholders to assist them in their decision-making process.

Liquidity And Capital Resources

The Company's cash position was $1,371,727 at June 30, 2005 compared to $871,161 at June 30, 2004. In addition the Company had $205,480 compared to $391,403 in certificates of deposit. The total cash position, including the certificates of deposits, was $1,577,207 as of June 30, 2005 compared to $1,262,564 as of June 30, 2004. Net cash provided by operating activities amounted to $243,872 for the year ended June 30, 2005, as compared to used for $1,770,591 for the comparable period last fiscal year. The decrease is mainly due to an increase in accounts receivable and other assets offset by an increase in accounts payable.

Net cash used by investing activities amounted to $4,697,488 for the year ended June 30, 2005, as compared to providing $3,406,964 for the comparable period last fiscal year. The difference lies primarily in the purchase of CQ Systems and the related increase in intangible assets acquired. During the prior fiscal year, the Company had proceeds of $210,000 from the sale of a minority interest in the Company's subsidiary NetSol Connect, whereas in the current fiscal year the Company received $178,521 of additional capital from the minority interests. In addition, the Company had net purchases of property and equipment of $1,468,499 compared to $2,861,754 for the comparable period last fiscal year. The majority of this reflects the capitalized costs of the Lahore facility of approximately $1.37 million and $2.32 million, respectively.

Net cash provided by financing activities amounted to $4,826,927 and $5,774,256 for years ended June 30, 2005, and 2004, respectively. The current fiscal year included the cash inflow of $1,512,000 from the sale of common stock and $1,260,057 from the exercising of stock options and warrants, compared to $1,848,750 and $1,445,392 in the prior year, respectively. In the current fiscal year, the Company had net proceeds from loans of $1,247,351 as compared to $1,301,571 in the comparable period last year. The Company also obtained a $1,200,000 convertible debenture during the prior fiscal year. The short term notes acquired during the current fiscal year were utilized to execute the acquisition of CQ Systems.

As of June 30, 2005 the Company's working capital (current assets less current liabilities) totaled $3,458,302 compared to $410,991 as of June 30, 2004, a increase of $3,047,311. In the current fiscal year, the Company sold a total of $1,512,000 of its common stock in private placements. In fiscal 2004, the Company raised capital from financing with Maxim Group of $1.85 million, net of expenses. In addition, $1.2 million in convertible debentures were issued during the prior fiscal year and approximately $487,000 from the exercising of warrants. The Company has over $3.9 million in accounts receivable and $1.96 million in revenues in excess of billings. The Company plans on pursuing various and feasible means of raising new funding to expand its infrastructure, enhance product offerings and beef up marketing and sales activities in strategic markets. The strong growth in earnings and the signing of larger contracts with Fortune 500 customers, largely depends on the financial strength of NetSol. Generally, the bigger name clients and new prospects diligently analyze and take into consideration a stronger balance sheet before awarding big projects to vendors. Therefore, NetSol would continue its effort to further enhance its financial resources in order to continue to attract large name customers and big value contracts.

Management expects to continue to improve its cash position in the current and future quarters due to the new business signed up in the last quarter. In addition, the Company anticipates additional exercises of investor warrants and employee stock options in the current and subsequent quarters. The Company has consistently improved its cash position in last four quarters through investors' exercise of warrants, employee options exercised, private placements and the signing of new business. We anticipate this trend to continue in the current and future quarters, further improving the cash resources and liquidity position. Management is committed to implementing the growth business strategy that was ratified by the board of directors in July 2005. The company would continue to inject new capital towards expansion, grow sales and marketing and further enhancement of delivery capabilities.

NetSol's Technology Campus in Lahore was completed in May 2004 and the staff was relocated into this new building. The Phase One will easily hold up to 500 programmers, engineers and other related staff. NetSol has already experienced a very positive response to this move from the business community, our existing customers and prospective new customers worldwide. The completion of technology campus is a major milestone for NetSol, employees, customers and the shareholders. Due to its recent growth, management has already started the planning of constructing a new phase by erecting another structure behind the current building.

QUARTER ENDED DECEMBER 31, 2005 AS COMPARED TO THE QUARTER ENDED DECEMBER 31, 2004:

Net revenues for the quarter ended December 31, 2005 were $4,524,373 as compared to $2,723,227 for the quarter ended December 31, 2004. Net revenues are broken out among the subsidiaries as follows:

                              2005                       2004
                           ----------                -----------
Netsol USA                 $    3,750        0.08%    $  103,985      3.82%
Netsol Tech                 1,352,109       29.89%     1,827,001     67.09%
Netsol Private                269,447        5.96%       164,696      6.05%
Netsol Connect                223,244        4.93%       289,886     10.64%
Netsol-TiG                    346,036        7.65%            --      0.00%
Netsol UK                     970,480       21.45%       276,806     10.16%
Netsol-CQ                   1,290,119       28.51%            --      0.00%
                           ----------      ------     ----------    ------
Netsol-Abraxas Australia       69,188        1.53%        60,853      2.23%
    Total Net Revenues     $4,524,373      100.00%    $2,723,227    100.00%
                           ==========      ======     ==========    ======

This reflects an increase of $1,801,146 or 66.14% in the current quarter as compared to the quarter ended December 30, 2004. The increase is attributable mostly to growth in services business, a full quarter of revenues attributed by the newly acquired CQ Systems in UK, growing outsourcing business of NetSol-TiG
(JV) and additional maintenance work. The Company's biggest revenue growth was achieved in the two UK operations and the new joint-venture with TiG, which generated sales both domestically and internationally. The Company has experienced a modest decline in domestic business in Pakistan primarily due to the earthquake on October 8, 2005. However, the demand for its IT services in Asia Pacific and Europe is consistent and solid.

NetSol made a significant move by acquiring 100% of a UK based software company, CQ Systems Ltd., in February 2005. The acquisition of CQ Systems has provided NetSol a very strong and seasoned management team with a mature, profitable, business. The acquisition of CQ Systems provided tremendous new business opportunities for NetSol-CQ in the European markets. We have experienced a seamless integration at every level of both companies. In November 2005, we launched the combined company as NetSol-CQ and the LeaseSoft brand in European market. Just recently NetSol-CQ signed off a multi-million dollar LeaseSoft agreement with a major financial institution. Due to confidentiality agreement with our new client we are not able to disclose the name of the client.

During the quarter ended December 31, 2005, our Asia Pacific region signed off new implementations of LeaseSoft at ORIX Leasing Singapore, a new implementation of LeaseSoft at Daimler Chrysler Auto Finance, China, Mercedes - Benz Finance Co, Japan and in Daimler Chrysler Leasing Thailand.

NetSol's global frame agreement signed in early 2005 with DaimlerChrysler Services ("DCS") qualifies NetSol as a preferred vendor to DCS in 40 plus countries where DCS operates. As a direct result of the successful implementations of some of our current systems with DaimlerChrysler and the signing of the global frame agreement, we are noticing a significant increase in demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe, North America and Pakistan. In fiscal year 2005, NetSol raised the pricing of its LeaseSoft licenses significantly due primarily to a surge in demand. In spring of 2005, one complete system was sold to Toyota Leasing Thailand ("TLT") for nearly $2.3 million that includes over $1.2 million for license fees.

A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2006-2007 that could potentially increase the sales and bottom line. As the Company continues to sell more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $300,000 to an excess of $1,000,000 with additional charges for customization and maintenance of between 20%-30% each year.

The gross profit was $2,547,339 in the quarter ending December 31, 2005 as compared with $1,883,840 for the same quarter of the previous year for an increase of $663,499. The gross profit percentage decreased slightly to approximately 56% in the quarter ended December 31, 2005 from approximately 69% for the quarter ended December 31, 2004. This is mainly due to the increase in direct costs of hiring new technology personnel as the Company gears up for the increased demand in its products and services. Our main technology campus in Lahore hired over 90 new developers and programmers in the last four months. In addition, several programmers from our Lahore office were temporarily relocated to the NetSol-CQ office for training on the CQ system resulting in higher costs for the quarter. In comparison to the prior quarter ended September 30, 2005, the cost of sales increased approximately $309,684, revenues increased $54,388, and an overall decrease of 3.25% in gross profit.

Operating expenses were $2,272,510 for the quarter ending December 31, 2005 as compared to $1,366,827, for the corresponding period last year. The increase is mainly attributable to increased selling and marketing activities, additional employees and an increase in overall activities due to our increased marketing efforts. Also contributing to the higher costs was the full integration of CQ Systems and the joint-venture NetSol-TiG. In addition, the Company as a whole contributed over $92,000 to charity organizations for the Earthquake Relief for Northern Pakistan. Depreciation and amortization expense amounted to $564,855 and $316,982 for the quarter ended December 31, 2005 and 2004, respectively, reflecting the intangible assets purchased from the CQ Systems acquisition in February 2005. Combined salaries and wage costs were $552,714 and $447,984 for the comparable periods, respectively, or an increase of $104,730 from the corresponding period last year. Salaries, as a percentage of sales, were 12% for the current quarter as compared to 16% in the prior period. The addition of the new subsidiary, CQ Systems and the forming of the joint-venture with TiG, as well as an increase in development, sales and administration employees resulted in the increase. Approximately 250 new employees were added throughout the Company during the last fiscal year.

Selling and marketing expenses were $412,570 and $135,352, in the quarter ended December 31, 2005 and 2004, respectively, reflecting the growing sales activity of the Company, including the launch of NetSol-CQ as a combined entity to the European market. The Company is in a growth phase and is increasing its overall sales and marketing activities. Sales and marketing was 9% of sales for the current quarter as compared to 5% in the corresponding period last year. Professional services expense decreased to $115,188 in the quarter ended December 31, 2005, from $140,971 in the corresponding period last year.

Income from operations was $274,829 compared to $517,013 for the quarters ended December 31, 2005 and 2004, respectively. This represents a decrease of $242,182 for the quarter compared with the comparable period in the prior year. This is mainly due to the increased cost of sales, marketing expenses and operating expenses due to growth and the addition of CQ Systems and NetSol-TiG.

Net income was $125,035 compared to $178,647 for the quarters ended December 31, 2005 and 2004, respectively. The current fiscal quarter amount includes a net reduction of $145,532 compared to $809 in the prior period for the 49.9% minority interest in NetSol Connect and NetSol-TiG owned by another party, and the 28.13% minority interest in NetSol PK. During the current quarter, the Company also recognized an expense of $5,192 for the beneficial conversion feature on convertible debentures as compared to $164,465, an expense of $0 as compared to $221,614 for the fair market value of warrants issued and a gain of $3,335 as compared to $139,367 from the settlement of a debt. Net income per share, basic and diluted, was $0.01 and $0.02 for the quarter ended December 31, 2005 and 2004, respectively.

The net EBITDA income was $769,001 compared to $605,013 after amortization and depreciation charges of $564,855 and $316,982, income taxes of $(7,751) and $959, and interest expense of $86,862 and $108,425, respectively. Although the net EBITDA income is a non-GAAP measure of performance, we are providing it for the benefit of our investors and shareholders to assist them in their decision-making process.

SIX MONTH PERIOD ENDED DECEMBER 31, 2005 AS COMPARED TO THE SIX MONTH PERIOD ENDED DECEMBER 31, 2004:

Net revenues for the six months ended December 31, 2005 were $8,994,358 as compared to $4,781,532 for the six months ended December 31, 2004. Net revenues are broken out among the subsidiaries as follows:

                              2005                      2004
                           ----------                ----------
Netsol USA                 $    3,750        0.04%   $  274,119        5.73%
Netsol Tech                 3,014,460       33.52%    2,940,860       61.50%
Netsol Private                746,633        8.30%      467,505        9.78%
Netsol Connect                475,581        5.29%      558,220       11.67%
Netsol-TiG                    691,741        7.69%           --        0.00%
Netsol UK                   1,209,152       13.44%      449,067        9.39%
Netsol-CQ                   2,696,130       29.98%           --        0.00%
Netsol-Abraxas Australia      156,911        1.74%       91,761        1.92%
                           ----------      ------    ----------      ------
    Total Net Revenues     $8,994,358      100.00%   $4,781,532      100.00%
                           ==========      ======    ==========      ======

This reflects an increase of $4,781,532 or 88% in the current six months as compared to the six months ended December 31, 2004. The increase is attributable mostly to growth in services business, a full quarter of revenues attributed by the newly acquired CQ Systems in UK, growing outsourcing business of NetSol-TiG
(JV) and additional maintenance work. The Company's biggest revenue growth was achieved in the two UK subsidiaries and the new joint-venture with TiG, which generated sales both domestically and internationally. The Company has experienced a modest decline in domestic business in Pakistan primarily due to the earthquake on October 8, 2005. However, the demand for its IT services in Asia Pacific and Europe is consistent and solid.

NetSol made a significant move by acquiring 100% of a UK based software company, CQ Systems Ltd., in February 2005. The acquisition of CQ Systems has provided NetSol a very strong and seasoned management team with a mature, profitable, business. The acquisition of CQ Systems provided tremendous new business opportunities for NetSol-CQ in the European markets. We have experienced a seamless integration at every level of both companies. In November 2005, we launched the combined company as NetSol-CQ and the LeaseSoft brand in European market. Just recently NetSol-CQ signed off a multi-million dollar LeaseSoft agreement with a major financial institution. Due to confidentiality agreement with our new client we are not able to disclose the name of the client.

During the quarter ended December 31, 2005, our Asia Pacific region signed off new implementations of LeaseSoft at ORIX Leasing Singapore, a new implementation of LeaseSoft at Daimler Chrysler Auto Finance, China , Mercedes - Benz Finance Co, Japan and in Daimler Chrysler Leasing Thailand.


NetSol's global frame agreement signed in early 2005 with DaimlerChrysler Services ("DCS") qualifies NetSol as a preferred vendor to DCS in 40 plus countries where DCS operates. As a direct result of the successful implementations of some of our current systems with DaimlerChrysler and the signing of the global frame agreement, we are noticing a significant increase in demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe, North America and Pakistan. In fiscal year 2005, NetSol raised the pricing of its LeaseSoft licenses significantly due primarily to a surge in demand. In spring of 2005, one complete system was sold to Toyota Leasing Thailand ("TLT") for nearly $2.3 million that includes over $1.2 million for license fees.

A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2006-2007 that could potentially increase the sales and bottom line. As the Company continues to sell more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $300,000 to an excess of $1,000,000 with additional charges for customization and maintenance of between 20%-30% each year.

The gross profit was $5,349,974 for the six months ending December 31, 2005 as compared with $3,179,877 for the same period of the previous year. The gross profit percentage has decreased slightly by 7% to 59.48% in the current fiscal year from 66.5% for the six months ended December 31, 2004. This is mainly due to the increase in direct costs of hiring new technology personnel as the Company gears up for the increased demand in its products and services. Our main technology campus in Lahore hired over 90 new developers and programmers in the last four months. In addition, several programmers from our Lahore office were temporarily relocated to the NetSol-CQ office for training on the CQ system resulting in higher costs.

Operating expenses were $4,390,483 for the six-month period ending December 31, 2005 as compared to $2,520,798, for the corresponding period last fiscal year for an increase of $1,869,685. The increase is mainly attributable to increased selling and marketing activities, additional employees and an increase in overall activities due to our increased marketing efforts. Also contributing to the higher costs was the full integration of CQ Systems and the joint-venture NetSol-TiG. In addition, the Company as a whole contributed over $92,000 to charity organizations for the Earthquake Relief for Northern Pakistan. As a percentage of sales, operating expenses decreased 4% to 49% from 53% in the prior six-month period. Depreciation and amortization expense amounted to $1,117,386 and $623,140 for the six-month period ended December 31, 2005 and December 31, 2004, respectively, reflecting the intangible assets purchased from the CQ Systems acquisition in February 2005. Combined salaries and wage costs were $1,089,090 and $795,221 for the six month period ended December 31, 2005 and 2004, respectively, or an increase of $293,869 from the corresponding period last year. As a percentage of sales, salaries was 12% as compared to 17% for the corresponding period last year. The addition of the new subsidiary, CQ Systems and the forming of the joint-venture with TiG, as well as an increase in development, sales and administration employees resulted in the increase. Approximately 250 new employees were added throughout the Company during the last fiscal year.

Selling and marketing expenses increased to $731,434 in the six-month period ended December 31, 2005 as compared to $254,700 in the six-month period ended December 31, 2004. This reflects the Company's growing sales and marketing efforts, including the launch of NetSol-CQ as a combined entity to the European market. The Company is in a growth phase and is increasing its overall sales and marketing activities. Sales and marketing was 8% of sales for the current six months as compared to 5% in the corresponding period last year. Professional services expense decreased to $238,346 in the six-month period ended December 31, 2004, from $255,305 in the corresponding period last year.

Income from continued operations was $959,491 compared to $659,079 for the six months ended December 31, 2005 and 2004, respectively. This represents an increase of $300,412 or 45.58% for the six-month period compared to the prior year. This is directly due to increased sales activity.

Net income was $328,782 for the six months ended December 31, 2005 compared to $318,380 for the six months ended December 31, 2004. This is an increase of 3% compared to the prior year. The current fiscal quarter amount includes a net reduction of $512,745 compared to an add-back of $14,259 in the prior period for the 49.9% minority interest in NetSol Connect and NetSol-TiG owned by another party, and the 28.13% minority interest in NetSol PK. During the current six months, the Company also recognized an expense of $11,761 for the beneficial conversion feature on convertible debentures, an expense of $9,489 for the fair market value of warrants issued and a gain of $6,976 from the settlement of a debt. Net income per share was $0.02, basic and $0.02 diluted, for the six months ended December 31, 2005 as compared with $0.03, basic and $0.02 diluted for the corresponding period last year.

The net EBITDA income was $1,678,864 compared to $1,073,993 after amortization and depreciation charges of $1,117,386 and $623,140, income taxes of $66,811 and 2,473, and interest expense of $165,885 and $130,000, respectively. Although the net EBITDA income is a non-GAAP measure of performance, we are providing it for the benefit of our investors and shareholders to assist them in their decision-making process.

LIQUIDITY AND CAPITAL RESOURCES

The Company's cash position was $1,884,573 at December 31, 2005 compared to $488,110 at December 31, 2004. In addition the Company had $1,501,752 in certificates of deposit. The total cash position, including the certificates of deposits, was $3,386,325 as of December 31, 2005. In addition, the Company has $206,900 in a restricted cash account under a Letter of Credit for a vendor.

The Company's current assets as of December 31, 2005 were 51.64% of total assets, an increase of 11.54% from 40.1% as of December 31, 2004. In addition, our working capital (current assets minus current liabilities) was $8,823,282.

Net cash used for operating activities amounted to $712,830 for the six months ended December 31, 2005, as compared to $1,464,697 for the comparable period last fiscal year. The decrease is mainly due to an increase in net income as well as an increase in prepaid expenses and accounts receivable.

Net cash used by investing activities amounted to $3,314,422 for the six months ended December 31, 2005, as compared to $550,877 for the comparable period last fiscal year. The difference lies primarily in the purchase of property and equipment during the current fiscal year. The Company had net purchases of property and equipment of $1,357,022 compared to $380,598 for the comparable period last fiscal year. During the prior fiscal year, an additional $287,797 was infused into the Company's minority interest in the Company's subsidiary NetSol Connect.

Net cash provided by financing activities amounted to $4,506,604 and $1,573,593 for the six months ended December 31, 2005, and 2004, respectively. The current fiscal period included the cash inflow of $0 compared to $1,512,000 from issuance of equity and $384,062 compared to $343,900 from the exercising of stock options and warrants, net proceeds of $91,541 as compared to net payments on loans and capital leases of $230,603 in the comparable period last year. In addition, the Company received net proceeds of $4,031,001 from the sale of a subsidiary's common stock in an IPO on the Karachi Stock Exchange.

The Company plans on pursuing various and feasible means of raising new funding to expand its infrastructure, enhance product offerings and beef up marketing and sales activities in strategic markets. The strong growth in earnings and the signing of larger contracts with Fortune 500 customers largely depends on the financial strength of NetSol. Generally, the bigger name clients and new prospects diligently analyze and take into consideration a stronger balance sheet before awarding big projects to vendors. Therefore, NetSol would continue its effort to further enhance its financial resources in order to continue to attract large name customers and big value contracts. Management feels that a major requirement of institutional investors is a much stronger balance sheet and a healthy cash position.

Management expects to continue to improve its cash position in the current and future quarters due to the new business signed up in the last quarter. Since our newly listed subsidiary on the Karachi Stock Exchange ("KSE") has performed much better than our own expectation i.e. the stock has more than doubled from its IPO price, we have another vehicle to meet the growing needs of new capital. Any new capital raise would depend on future M&A initiatives. Management would exercise its best judgment in choosing the most viable option for financing. In addition, the Company anticipates additional exercises of employee stock options in the current and subsequent quarters. The Company has consistently improved its cash position in last four quarters through employees' exercise of options, the IPO of the Pakistani subsidiary, private placements, and the signing of new business. We anticipate this trend to continue in the current and future quarters, further improving the cash resources and liquidity position. Management is committed to implementing the growth business strategy that was ratified by the board of directors in July 2005. The company would continue to inject new capital towards expansion, grow sales and marketing and further enhancement of delivery capabilities.

As a growing company, we have on-going capital expenditure needs based on our short term and long term business plans. Although our requirements for capital expenses vary from time to time, for the next 12 months, we have the following capital needs:

      o In next three months the final payment of CQ Systems would be due based on the formula of `earn out'. This could be in the range of $1.0MN to $3.6MN

      o     Notes payable for approximately $800,000

      o Working capital of $1.0 million for US business expansion, new business development activities and infrastructure enhancements.

While there is no guarantee that any of these methods will result in raising sufficient funds to meet our capital needs or that even if available will be on terms acceptable to the Company, we will consider raising capital through equity based financing and, warrant and option exercises. We would, however, use some of our internal cash flow to meet certain obligations as mentioned above.

The methods of raising funds for capital needs may differ based on the following:

      o Stock volatility due to market conditions in general and NetSol stock performance in particular. This may cause a shift in our approach to raising new capital through other sources such as secured long term debt.

      o Analysis of the cost of raising capital in the U.S., Europe or emerging markets. By way of example only, if the cost of raising capital is high in one market and it may negatively affect the company's stock performance, we may explore options available in other markets.

Should global or other general macro economic factors cause an adverse climate, we would defer new financing and use internal cash flow for capital expenditures.


Dividends and Redemption

It has been the Company's policy to invest earnings in the growth of the Company rather than distribute earnings as dividends. This policy, under which dividends have not been paid since the Company's inception and is expected to continue, but is subject to regular review by the Board of Directors.

                             DESCRIPTION OF PROPERTY

Company Facilities

Our corporate headquarters in California consists of approximately 1,706 rentable square feet and a monthly rent of $4,317.75. The lease is a one-year lease expiring in December 2006. Our current facilities are located at 23901 Calabasas Road, Suite 2072, Calabasas, California, 91302.

Other leased properties as of the date of this report are as follows:

                                                                     Monthly
                                                                     Rental
Location/Approximate Square Feet      Purpose/Use                    Expense

Australia................   1,140     Computer and General Office    $1,380

Beijing..................     188     General Office                 $1,900

London...................     378     General Office                 $5,500

Horsham (CQ Systems).....   6,570     Computer and General Office    $10,989

The Australian lease is a three-year lease that expires in September 2007. It is rented at the rate of $1,380 per month. It is rented at the rate of $1,380 per month. The Beijing lease is a one year lease that expires in June 2006. The monthly rent is $2,280 per month with the first two months free bringing the average monthly rent to $1,900 per month. The London operations of NetSol UK are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $5,500 per month. The CQ Systems facilities, located in Horsham, United Kingdom are leased until June 23, 2011 for an annual rent of (pound)75,000 (approximately $131,871.15) with an early termination option in June 2006.

Upon expiration of its leases, NetSol does not anticipate any difficulty in obtaining renewals or alternative space.

Lahore Technology Campus

The newly built Technology Campus was inaugurated in Lahore, Pakistan in May 2004. This facility consists of 40,000 square feet of computer and general office space. This facility is state of the art, purpose-built and fully dedicated for IT and software development; the first of its kind in Pakistan. Title to this facility is held by NetSol Technologies Pvt. Ltd. and is not subject to any mortgages. The Company also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry has invested early 10 million Rupees (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has currently over 400 employees in this new facility.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2002, Najeeb, Naeem and Salim Ghauri loaned $141,893 to the Company's Pakistani subsidiary for business operations at the Pakistani subsidiary, including but not limited to payroll and other office related expenses. At the time of this loan, the Company was unable to borrow funds from any third party. The loan accrues interest at 18% per annum and was understood to be due at such time as the Company was able to repay it. The principal and accrued interest of $57,776 was paid in full by offsetting funds due from the lenders as a result of option exercises in the amount of $200,973 in November 2003.

Since 2002, Najeeb, Naeem and Salim Ghauri have deferred portions of their salaries, receiving lower cash pay-outs. These deferred amounts have been used by the officers to offset funds due for option exercises.

In January 2004, we entered into employment agreements with Najeeb Ghauri, Naeem Ghauri, and Salim Ghauri. These agreements were amended effective April 1 2005. Despite this amendment, which resulted in salary increases to all three named employees, the employees have elected to defer the portion of the salary due for option exercises. These agreements are discussed in the section entitled "Executive Compensation" beginning on page 59.

In March 2004, Najeeb and Naeem Ghauri exercised options to acquire shares of common stock of the Company. At the time of the exercise, they mistakenly believed that sufficient funds were due to them from the Company and compensation deferral to pay for these options. Upon the exercise, Mr. Najeeb Ghauri owed $30,851.54 and Mr. Naeem Ghauri owed $7,249.30 to the Company. The funds due were repaid through the normal salary deferral to the Company by the end of May, in the case of Mr. Naeem Ghauri and, the end of August 2004, in the case of Mr. Najeeb Ghauri

In December 2004, Najeeb, Naeem and Salim Ghauri exercised options to acquire shares of the Company's common stock. At the time of the exercise, they mistakenly believed that sufficient funds were due to them from compensation deferral to pay for these options. Upon discovering that sufficient liabilities were not available to offset the monies due for the exercise, these shares were immediately cancelled by the Company.

In March 2005, Najeeb Ghauri executed notes dated November 28, 2003 for $80,417 and March 31, 2004 for $25,000 for the benefit of the Company to memorialize funds due to the Company for option exercises made on November 28, 2003 and March 31, 2004. In March 2005, Mr. Naeem Ghauri executed a note dated November 28, 2003 in the amount of $48,335 to memorialize funds due to the Company for option exercises made on that date. In March 2005, Mr. Salim Ghauri executed a note dated November 28, 2003 in the amount of $72,221 to memorialize funds due to the Company for option exercises made on November 28, 2003. Messrs. Ghauri executed these notes on the mistaken belief that these funds were due to the Company for these option exercises. A subsequent review of funds loaned by the officers to the Company and due to the officers for deferred compensation and bonuses demonstrated that the amounts represented by these notes were not due by these officers. Accordingly, as the notes do not reflect the amount owed, if any, and are based on a mistaken belief of both the officers and the Company, these notes have been voided effective July 2005.

In July 2005, the Company's Board of Directors approved compensation for service on the Board. This compensation is discussed in the sections entitled "Executive Compensation" and "Compensation of Directors" beginning on pages 53 and 56 respectively.

In July 2005, the Board also approved compensation for service on the Audit, Compensation and Nominating and Corporate Governance Committees. This compensation is discussed in sections entitled "Compensation of Directors" beginning on page 56.

In July 2005, the independent members of the Board of directors awarded a performance bonus of $50,000 each to Messrs. Najeeb, Naeem and Salim Ghauri in connection with the Company's performance for the fiscal year ended June 30, 2005.

The Company's management believes that the terms of these transactions were no less favorable to us than would have been obtained from an unaffiliated third party in similar transactions. Certain of the transactions, such as the exercise of options by Company employees against salary and other funds due are unavailable to unaffiliated third parties. However, the Company believes that such transactions are favorable to the Company in that the Company, which has traditionally been in a cash poor position, has not been required to use cash resources to pay salaries, expense reimbursements or loans. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors. Nevertheless, the errors related to the March 2004 and December 2004 transactions may constitute violations of Section 13(k)(1) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") by the Company and/or the named officers. A possible violation of Section 13(k)(1) of the Exchange Act may result in an investigation by the SEC. Violations of
Section 13(k) (1) of the Exchange Act may expose the Company and the named officers to possible civil and criminal penalties.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION - Common stock of NetSol Technologies, Inc. is listed and traded on the NASDAQ SmallCap Market under the ticker symbol "NTWK."

The table shows the high and low intra-day prices of our common stock as reported on the composite tape of the NASDAQ for each quarter during the last two fiscal years. Per share stock prices have been adjusted to reflect the 1 for 5 reverse stock split which occurred in August 2003.

                             2003-04       2004-05       2005-06
                           -----------   -----------   -----------
                           High   Low    High   Low    High   Low
                           ----   ----   ----   ----   ----   ----
1st (ended September 30)   5.50   1.94   1.99   1.09   2.36   1.65


2nd  (ended December 31)   3.16   2.05   2.71   1.14   2.39   1.70



3rd (ended March 31)       3.15   2.07   2.67   1.82

4th (ended June 30)        3.09   2.01   2.15   1.84




RECORD HOLDERS - As of March 15, 2006, the number of holders of record of our common stock was 164. As of March 15, 2006, there were 15,071,028 shares of common stock issued and outstanding.




DIVIDENDS - We have not paid dividends on its Common Stock in the past and do not anticipate doing so in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of its business.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the executive officers of NetSol who received compensation of, or in excess of, $100,000 during the fiscal year ended June 30, 2005. The following information for the officers includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation(1)       Long Term Compensation
                                                -----------------------   ------------------------------
                                                                            Long Term
                                                                           Compensation
                                                                            Awards (2)        Securities
                                       Fiscal                               Restricted        Underlying
                                        Year                                  Stock            Options/
Name and Principal Position            Ended     Salary         Bonus       Awards(3)          SARs (4)
------------------------------------   ------   --------       --------   -------------       ----------
Najeeb U. Ghauri, Chairman, Director     2005   $250,000         -0-           -0-               500,000(10)
                                                                                                 500,000(11)

                                         2004   $200,000         -0-           -0-                50,000(5)
                                                                                                  50,000(6)
                                                                                                  25,000(7)
                                                                                                  20,000(8)
                                                                                                  30,000(9)

                                         2003   $120,000         -0-           -0-               -0-

Naeem Ghauri, CEO, Director              2005   $280,000(12)     -0-           -0-               500,000(10)
                                                                                                 500,000(11)

                                         2004   $207,900         -0-           -0-                50,000(5)
                                                                                                  50,000(6)
                                                                                                  25,000(7)
                                                                                                  20,000(8)
                                                                                                  30,000(9)

                                         2003   $125,000         -0-           -0-               -0-

Salim Ghauri, President, Director        2005   $150,000         -0-           -0-               500,000(10)
                                                                                                 500,000(11)

                                         2004   $110,000         -0-           -0-                50,000(5)
                                                                                                  50,000(6)
                                                                                                  25,000(7)
                                                                                                  20,000(8)
                                                                                                  30,000(9)

                                         2003   $100,000         -0-           -0-               -0-

Patti L. W. McGlasson, Secretary,        2005   $100,000        $10,000
Corporate Counsel
                                         2004   $ 82,000                          5,000(13)        5,000(14)
                                                                                                   5,000(15)
                                                                                                  20,000(8)
                                                                                                  30,000(9)

(1) Other than as stated, no officers received any bonus or other annual compensation other than salaries during fiscal 2005 or any benefits other than those available to all other employees that are required to be disclosed. These amounts are not inclusive of automobile allowances, where applicable.

(2) No officers received any long-term incentive plan (LTIP) payouts or other payouts during fiscal years 2004, 2003 or 2002.

(3) All stock awards are shares of our Common Stock.

(4) All securities underlying options are shares of our Common Stock. We have not granted any stock appreciation rights. No options were granted to the named executive officers in fiscal year 2003. Options are reflected in post-reverse split numbers. All options are currently exercisable or may be exercised within sixty (60) days of the date of this prospectus and are fully vested.

(5) Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $2.21 per share. These options must be exercised within five years after the grant date.

(6) Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $3.75 per share. These options must be exercised within five years after the grant date.

(7) Includes options to purchase 12,500 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.

(8) Includes options to purchase 20,000 shares of our common stock at $2.65 per share. These options must be exercised within five years after the grant date.

(9) Includes options to purchase 30,000 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.

(10) Includes options to purchase 500,000 shares of our common stock granted on April 1, 2005 at the exercise price of $1.94 per share. 25% of these options vest each quarter beginning on the quarter ended June 30, 2005. Options must be exercised within five years after the grant date.

(11) Includes options to purchase 500,000 shares of our common stock granted on April 1, 2005 at the exercise price of $2.91 per share. 25% of these options vest each quarter beginning on the quarter ended June 30, 2005.

(12) Mr. Ghauri salary is 160,000 British Pounds Sterling. The total in this table reflects a conversion rate of 1.75 dollars per pound.

(13) In May 2004, Ms. McGlasson received 5,000 shares of common stock as a performance bonus arising out of her services as counsel for the Company.

(14) Includes options to purchase 5,000 shares of common stock at the exercise price of the lesser of the $2.30 or the market price of the shares on the date of exercise less $2.00.

(15) Includes options to purchase 5,000 shares of common stock at the exercise price of $3.00 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                    Number of         Value of
                                                                   Unexercised       unexercised
                                                                  Options/SARs      in-the-money
                                                                    at fiscal         at fiscal
                                                                  year end(##)       year end($)
                              Shares Acquired       Value        Exercisable(2)/   Exercisable(2)/
Name                          on Exercise(#)    Realized(1)($)    Unexercisable     Unexercisable
---------------------------   ---------------   --------------   ---------------   ---------------
Najeeb Ghauri, CFO ,                  120,000            $0.00   550,000/750,000     $0.00/$0.00
Director , Chairman

Salim Ghauri, President,              107,500            $0.00   550,000/750,000     $0.00/$0.00
Director

Naeem Ghauri, CEO, Director           102,770            $0.00   510,000/750,000     $0.00/$0.00

Patti L. W. McGlasson,                 10,000            $0.00       60,000/0.00     $0.00/$0.00
Secretary
Corporate Counsel

      (1) The closing price of the stock at the June 30, 2005, Fiscal Year End was $1.879.
      (2)   All options are currently exercisable.


EMPLOYMENT AGREEMENTS

Effective January 1, 2004, we entered into an employment agreement with Naeem Ghauri as our Chief Executive Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of 110,000 pounds sterling. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009. Effective April 1, 2005, Mr. Ghauri's employment agreement was amended to increase his salary to (pound)160,000 per annum (approximately $280,000 per annum based on a exchange rate of 1.75) and, to grant him options to purchase up to 500,000 shares at the exercise price of $1.94 per share and options to purchase 500,000 shares at the exercise price of $2.91 per share. These options vest 25% per quarter commencing with the quarter ending June 30, 2005.

Effective January 1, 2004, we entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of $200,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009. Effective April 1, 2005, Mr. Ghauri's employment agreement was amended to increase his salary to $250,000 per annum and to grant him options to purchase up to 500,000 shares at the exercise price of $1.94 per share and options to purchase 500,000 shares at the exercise price of $2.91 per share. These options vest 25% per quarter commencing with the quarter ending June 30, 2005.

Effective January 1, 2004, we entered into an employment agreement with Salim Ghauri as the President and Chief Executive Officer our Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either us or Mr. Ghauri. The agreement provides for a yearly salary of $110,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009. Effective April 1, 2005, Mr. Ghauri's employment agreement was amended to increase his salary to $150,000 per annum and to grant him options to purchase up to 500,000 shares at the exercise price of $1.94 per share and options to purchase 500,000 shares at the exercise price of $2.91 per share. These options vest 25% per quarter commencing with the quarter ending June 30, 2005

Effective January 1, 2004, we entered into an employment agreement with Patti L.
W. McGlasson as legal counsel. Her agreement was amended effective May 1, 2005 to provide a yearly salary of $100,000. Ms. McGlasson also received options to purchase up to 10,000 shares of common stock at an exercise price equal to the lesser of $2.30 or the market price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Effective March 26, 2004, Ms. McGlasson was elected to the position of Secretary. In connection with her role as Secretary, Ms. McGlasson received options to purchase up to 10,000 shares of common stock at $3.00 per share. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Ms. McGlasson also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

All of the above agreements provide for certain paid benefits such as employee benefit plans and medical care plans at such times as we may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights. NetSol currently has two incentive and nonstatutory stock option plans in force for 2001, 2002 and 2003 and two other plans from 1997 and 1999. No options have been issued under the 1997 and 1999 plans in the past two fiscal years.

The 2001 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 1,985,000 have been granted. The grant prices range between $.75 and $2.50.

The 2002 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 1,418,000 options have been granted. The grant prices range between $2.21 and $5.00.

In March 2004, our shareholders approved the 2003 stock option plan. This plan authorizes up to 2,000,000 options to purchase common stock of which 876,500 have been granted. The grant prices range between $2.64 and $5.00.

In March 2005, our shareholders approved the 2004 stock option plan. This plan authorizes up to 5,000,000 options to purchase common stock of which 3,109,833 have been granted. The grant prices range between $1.50 and $2.91.

COMPENSATION OF DIRECTORS

For the 2004 term, Non-Management members of the Board of Directors of the Company receive cash compensation of $2,000 for each face to face meeting and $1,000 for each board teleconference meeting with a minimum duration of two hours. Each board member is to receive 2,000 shares of restricted common stock upon completion of the 2004 term and options to purchase up to 20,000 shares at the exercise price of $2.64 and options to acquire up to 30,000 shares at the exercise price of $5.00 per share. The options vest and are exercisable immediately.

For the 2004 term, Management members of the Board of Directors of the Company receive no cash compensation for meeting attendance but are granted options to a purchase up to 20,000 shares at the exercise price of $2.64 and options to acquire up to 30,000 shares at the exercise price of $5.00 per share. The options vest and are exercisable immediately.

For the 2005 term, Management members of the Board of Directors of the Company, which includes Mr. Najeeb Ghauri, receive no compensation for meeting attendance. However, non-management members of the Board receive cash compensation of $5,000 and options to purchase 25,000 shares of common stock at the exercise price of $1.93 and options to acquire up to 25,000 shares at the exercise price of $2.89. The options vest and are exercisable immediately.

All directors are entitled to reimbursement of approved business expenses.

The Audit Committee Chairman receives $5,000 per quarter as earned, and 5,000 shares of restricted common stock issuable upon completion of the 2005 term. The Compensation Committee Chairman receives $4,000 per quarter as earned, and 5,000 shares of restricted common stock issuable upon completion of the 2005 term. The Nominating and Corporate Governance Chairman receives $3,000 per quarter as earned, and 5,000 shares of restricted common stock issuable upon completion of the 2005 term. Each member of the Audit, Nominating and Corporate Governance and Compensation Committee shall also receive $1,250 per meeting.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Kabani & Company's report on NetSol's financial statements for the fiscal years ended June 30, 2004 and June 30, 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern uncertainty in June 30, 2004.

In connection with the audit of NetSol's financial statements for the fiscal years ended June 30, 2004 and June 30, 2005 there were no disagreements, disputes, or differences of opinion with Kabani & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Kabani & Company would have caused Kabani & Company to make reference to the matter in its report.

Saeed Kamran Patel & Co.'s report on NetSol's financial statements for the fiscal years ended June 30, 2004 and June 30, 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of NetSol's financial statements for the fiscal years ended June 30, 2004 and June 30, 2005 there were no disagreements, disputes, or differences of opinion with Saeed Kamran Patel & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Saeed Kamran Patel & Co. would have caused it to make reference to the matter in its report.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the Commission. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the Commission referred to above.

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

Description                                                                 Page
-----------                                                                 ----

Report of Independent Registered Public Accounting Firm......................F-2

Independent Auditor's Report.................................................F-3

Consolidated Balance Sheet as of June 30, 2005...............................F-7

Consolidated Statements of Operations for the Years Ended
June 30, 2005 and 2004.......................................................F-8

Consolidated Statements of Stockholders' Equity for the Years Ended
June 30, 2005 and 2004.......................................................F-9

Consolidated Statements of Cash Flows for the Years Ended
June 30, 2005 and 2004......................................................F-11

Notes to Consolidated Financial Statements..................................F-13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We have audited the accompanying consolidated balance sheet of NetSol Technologies, Inc. and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of NetSol Technologies (PVT) Limited, NetSol
(PVT) Limited, NetSol Connect (PVT) Limited and TiG-NetSol (PVT) Limited, whose statements reflect combined total assets of approximately $11,669,359 as of June 30, 2005 and combined total net revenues of $8,925,493 and $4,452,435 for the years ended June 30, 2005 and 2004, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and in our opinion, insofar as it relates to the amounts included for NetSol Technologies (PVT) Limited, NetSol (PVT) Limited, NetSol Connect (PVT) Limited, and TiG-NetSol (PV) Limited, for the years ended June 30, 2005 and 2004, is based solely on the report of the other auditors.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetSol Technologies, Inc. and subsidiaries as of June 30, 2005 and the results of its consolidated operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
August 18, 2005

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We have audited the balance sheet of NetSol Technologies (PVT) Limited, a Pakistan subsidiary of NetSol Technologies, Inc., as of June 30, 2005, and the related statements of operations, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of NetSol Technologies (PVT) Limited, a Pakistan subsidiaries of NetSol Technologies, Inc. as of June 30, 2005 and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saeed Kamran Patel & Co.
CHARTERED ACCOUNTANTS

Lahore, Pakistan
August 15, 2005

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We have audited the balance sheet of NetSol (PVT) Limited, a Pakistan subsidiary of NetSol Technologies, Inc., as of June 30, 2005, and the related statements of operations, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of NetSol (PVT) Limited, a Pakistan subsidiaries of NetSol Technologies, Inc. as of June 30, 2005 and the results of its consolidated operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saeed Kamran Patel & Co.
CHARTERED ACCOUNTANTS

Lahore, Pakistan
August 15, 2005

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We have audited the balance sheet of NetSol Connect (PVT) Limited, a Pakistan subsidiary of NetSol Technologies, Inc., as of June 30, 2005, and the related statements of operations, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the NetSol Connect (PVT) Limited, a Pakistan subsidiaries of NetSol Technologies, Inc. as of June 30, 2005 and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saeed Kamran Patel & Co.
CHARTERED ACCOUNTANTS

Lahore, Pakistan
August 15, 2005

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We have audited the balance sheet of TIG-NetSol (Private) Limited, a Pakistan subsidiary of NetSol Technologies, Inc., as of June 30, 2005, and the related statements of operations, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of TIG-NetSol (Private) Limited, a Pakistan subsidiaries of NetSol Technologies, Inc. as of June 30, 2005 and the results of its consolidated operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saeed Kamran Patel & Co.
CHARTERED ACCOUNTANTS

Lahore, Pakistan
August 15, 2005

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005

                                     ASSETS
Current assets:
  Cash and cash equivalents                         $  1,371,727
  Certificates of deposit                                205,480
  Accounts receivable, net of allowance for
   doubtful accounts of $80,000                        3,906,360
  Revenues in excess of billings                       1,958,950
  Other current assets                                   931,344
                                                    ------------
    Total current assets                                               8,373,861
Property and equipment, net of accumulated
 depreciation                                                          5,114,776
Intangibles:
  Product licenses, renewals, enhancedments,
   copyrights, trademarks, and tradenames, net         4,915,794
  Customer lists, net                                  1,554,992
  Goodwill                                             1,166,611
                                                    ------------
    Total intangibles                                                  7,637,397
                                                                    ------------
    Total assets                                                    $ 21,126,034
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses             $  2,927,233
  Current portion of notes and obligations under
   capitalized leases                                  1,089,192
  Billings in excess of revenues                         149,014
  Due to officers                                         47,636
  Deferred liability                                     313,397
  Loans payable, bank                                    389,089
                                                    ------------
    Total current liabilities                                          4,915,561
Obligations under capitalized leases, less
 current maturities                                                      122,426
Convertible debenture                                                    138,175
                                                                    ------------
    Total liabilities                                                  5,176,162
Minority interest                                                        700,320
Commitments and contingencies                                                 --

Stockholders' equity:
  Common stock, $.001 par value; 25,000,000 share
   authorized; 13,830,884 issued and outstanding          13,831
  Additional paid-in-capital                          46,610,747
  Treasury stock                                         (27,197)
  Accumulated deficit                                (30,318,988)
  Stock subscription receivable                         (616,650)
  Common stock to be issued                              108,500
  Other comprehensive loss                              (520,691)
                                                    ------------
    Total stockholders' equity                                        15,249,552
                                                                    ------------
    Total liabilities and stockholders' equity                      $ 21,126,034
                                                                    ============

       See accompanying notes to these consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          For the Years
                                                          Ended June 30,
                                                       2005             2004
                                                   ------------    ------------

Net revenues                                       $ 12,437,653    $  5,749,062
Cost of revenues                                      4,754,749       2,699,675
                                                   ------------    ------------
Gross profit                                          7,682,904       3,049,387

Operating expenses:
  Selling and marketing                                 782,488         253,701
  Depreciation and amortization                       1,564,562       1,240,792
  Impairment of assets                                       --         203,312
  Settlement costs                                       43,200         122,500
  Bad debt expense                                       13,118         219,909
  Salaries and wages                                  2,022,183       1,493,252
  Professional services, including non-cash
   compensation                                         604,192         464,332
  General and adminstrative                           1,588,456       1,759,607
                                                   ------------    ------------
    Total operating expenses                          6,618,199       5,757,405
                                                   ------------    ------------
Income (loss) from operations                         1,064,705      (2,708,018)
Other income and (expenses)
  Loss on sale of assets                                 (2,082)        (35,173)
  Beneficial conversion feature                        (209,848)       (137,230)
  Fair market value of options and warrants            (255,130)             --
  Gain on forgiveness of debt                           404,136         320,318
  Interest expense                                     (215,861)       (229,877)
  Other income and (expenses)                            (1,106)         16,401
  Income taxes                                          (10,416)        (76,638)
                                                   ------------    ------------
Income (loss) before minority interest in
 subsidiary                                             774,398      (2,850,217)
Minority interest in subsidiary (income)/loss          (111,073)        273,159
                                                   ------------    ------------
Net income (loss)                                       663,325      (2,577,058)
Other comprehensive loss:
  Translation adjustment                               (282,129)       (387,859)
                                                   ------------    ------------
Comprehensive income (loss)                        $    381,196    $ (2,964,917)
                                                   ============    ============

Net income (loss) per share:
  Basic                                            $       0.06    $      (0.33)
                                                   ============    ============
  Diluted                                          $       0.04    $      (0.33)
                                                   ============    ============

Weighted average number of shares
 outstanding:
  Basic                                              11,597,625       7,881,554
                                                   ============    ============
  Diluted                                            14,776,323       7,881,554
                                                   ============    ============

       See accompanying notes to these consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                                    Common Stock            Additional
                                           ----------------------------      Paid-in          Treasury
                                                Shares        Amount         Capital           Shares
                                           ------------------------------------------------------------
Balance at June 30, 2003                      5,757,175    $      5,756    $ 33,409,954    $         --

Issuance of common stock for cash             1,413,187           1,414       1,616,923
Issuance of common stock for services             3,613               4           8,996
Excercise of common stock options             1,067,309           1,068       1,369,484
Excercise of common stock warrants              390,000             390         487,110
Issuance of common stock in
 exchange for notes payable & interest          601,343             601       1,070,028
Issuance of common stock in
 exchange for settlement                         45,195              45         135,088
Issuance of common stock in
 exchange for purchase of Altiva                100,000             100            (100)
Issuance of common stock in
 exchange for purchase of Pearl                  60,000              60         166,800
Issuance of common stock to directors
 in exchange for services                        45,000              45          39,195
Purchase of treasury shares                                                                     (21,457)
Beneficial conversion feature                        --              --         351,987
Fair market value of warrants issued                 --              --         230,413
Foreign currency translation adjustments             --              --              --
Net loss for the year                                --              --              --

                                           ------------------------------------------------------------
Balance at June 30, 2004                      9,482,822    $      9,483    $ 38,885,878    $    (21,457)
                                           ============================================================

                                                                  Other
                                                                 Compre-
                                                 Stock           hensive                         Total
                                              Subscriptions      Income/       Accumulated   Stockholders'
                                               Receivable        (Loss)          Deficit        Equity
                                           ---------------------------------------------------------------
Balance at June 30, 2003                      $    (84,900)   $    149,297    $(28,405,255)   $  5,074,852

Issuance of common stock for cash                                                                1,618,337
Issuance of common stock for services                                                                9,000
Excercise of common stock options                 (248,750)                                      1,121,802
Excercise of common stock warrants                                                                 487,500
Issuance of common stock in
 exchange for notes payable & interest                                                           1,070,629
Issuance of common stock in
 exchange for settlement                                                                           135,133
Issuance of common stock in
 exchange for purchase of Altiva                                                                        --
Issuance of common stock in
 exchange for purchase of Pearl                                                                    166,860
Issuance of common stock to directors
 in exchange for services                                                                           39,240
Purchase of treasury shares                                                                        (21,457)
Beneficial conversion feature                                                                      351,987
Fair market value of warrants issued                                                               230,413
Foreign currency translation adjustments                          (387,859)                       (387,859)
Net loss for the year                                                           (2,577,058)     (2,577,058)

                                           ---------------------------------------------------------------
Balance at June 30, 2004                      $   (333,650)   $   (238,562)   $(30,982,313)   $  7,319,379
                                           ===============================================================

                                   Continued

       See accompanying notes to these consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - Continued
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005

                                                    Common Stock             Additional                       Stock
                                           ----------------------------       Paid-in        Treasury     Subscriptions
                                                Shares        Amount          Capital         Shares       Receivable
                                           ----------------------------------------------------------------------------
Balance at June 30, 2004                      9,482,822           9,483    $ 38,885,878    $    (21,457)   $   (333,650)

Issuance of common stock for cash             1,477,619           1,478       1,540,022                        (138,000)
Issuance of common stock for services           188,972             189         246,461
Excercise of common stock options             1,210,110           1,210       1,806,523                        (838,000)
Excercise of common stock warrants              145,162             145         290,179
Issuance of common stock in
 exchange for notes payable & interest          247,684             248         413,540
Issuance of common stock for
 conversion of convertible debentures           564,519             564       1,049,436
Additional shares issued for the
 purchase of PTS acquisition                     40,000              40          91,560
Issuance of common stock in
 exchange for purchase of CQ Systems            759,468             760       1,815,541
Issuance of common stock in
 exchange for accrued expenses                   34,528              34          49,934
Purchase of treasury shares                                                                     (51,704)
Issuance of treasury shares for debt                                                             45,964
Capital contribution from issuance of
 subsidiary stock on foreign exchange                                           859,223
Fair market value of warrants issued                 --              --         249,638
Fair market value of options issued                                               5,492
Cancellation of shares                         (320,000)           (320)       (692,680)                        693,000
Foreign currency translation adjustments             --              --              --
Net income for the year                              --              --              --

                                           ----------------------------------------------------------------------------
Balance at June 30, 2005                     13,830,884    $     13,831    $ 46,610,747    $    (27,197)   $   (616,650)
                                           ============================================================================

                                                              Other
                                                             Compre-
                                                             hensive                        Total
                                             Shares to       Income/      Accumulated    Stockholders'
                                             be Issued       (Loss)          Deficit        Equity
                                           -----------------------------------------------------------
Balance at June 30, 2004                   $         --   $   (238,562)   $(30,982,313)   $  7,319,379

Issuance of common stock for cash               108,500                                      1,512,000
Issuance of common stock for services                                                          246,650
Excercise of common stock options                                                              969,733
Excercise of common stock warrants                                                             290,324
Issuance of common stock in
 exchange for notes payable & interest                                                         413,788
Issuance of common stock for
 conversion of convertible debentures                                                        1,050,000
Additional shares issued for the
 purchase of PTS acquisition                                                                    91,600
Issuance of common stock in
 exchange for purchase of CQ Systems                                                         1,816,301
Issuance of common stock in
 exchange for accrued expenses                                                                  49,968
Purchase of treasury shares                                                                    (51,704)
Issuance of treasury shares for debt                                                            45,964
Capital contribution from issuance of
 subsidiary stock on foreign exchange                                                          859,223
Fair market value of warrants issued                                                           249,638
Fair market value of options issued                                                              5,492
Cancellation of shares                                                                              --
Foreign currency translation adjustments                      (282,129)                       (282,129)
Net income for the year                                                        663,325         663,325

                                           -----------------------------------------------------------
Balance at June 30, 2005                   $    108,500   $   (520,691)   $(30,318,988)   $ 15,249,552
                                           ===========================================================

       See accompanying notes to these consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the Years
                                                                      Ended June 30,
                                                                   2005            2004
                                                               ------------    ------------
Cash flows from operating activities:
  Net income (loss) from continuing operations                 $    663,325    $ (2,577,058)
  Adjustments to reconcile net income (loss) to net cash
    Provided by (used in) operating activities:
  Depreciation and amortization                                   1,979,603       1,640,044
  Impairment of assets                                                   --         203,312
  Gain on forgiveness of debt                                      (404,136)       (320,318)
  Loss on sale of assets                                              2,082          35,173
  Minority interest in subsidiary                                   111,073        (273,159)
  Stock issued for settlement costs                                      --         135,133
  Stock issued for services                                         183,695           9,000
  Stock issued to directors for services                                 --          39,240
  Fair market value of warrants and stock options granted           255,130              --
  Beneficial conversion feature                                     209,848         137,230
  Changes in operating assets and liabilities:
  (Increase) decrease in assets:
    Accounts receivable                                          (3,644,646)       (324,094)
    Other current assets                                         (1,587,132)       (409,708)
  Increase (decrease) in liabilities:
    Accounts payable and accrued expenses                         2,161,633         (65,386)
    Deferred liabilities                                            313,397              --
                                                               ------------    ------------
  Net cash provided by (used in) operating activities               243,872      (1,770,591)
Cash flows from investing activities:
  Purchases of property and equipment                            (1,468,499)     (2,861,754)
  Sales of property and equipment                                    88,736          75,490
  Purchases of certificates of deposit                           (1,517,640)     (3,241,403)
  Proceeds from sale of certificates of deposit                   1,703,563       2,850,000
  Increase in intangible assets                                  (3,827,466)       (439,297)
  Proceeeds from sale of minority interest of subsidiary                 --         200,000
  Capital investments in minority interest of subsidiary            178,521          10,000
  Cash brought in at acquisition                                    145,297              --
                                                               ------------    ------------
  Net cash used in investing activities                          (4,697,488)     (3,406,964)
Cash flows from financing activities:
  Proceeds from sale of common stock                              1,512,000       1,848,750
  Proceeds from the exercise of stock options and warrants        1,260,057       1,445,392
  Capital contributed from sale of subsidiary stock                 859,223              --
  Purchase of treasury shares                                       (51,704)        (21,457)
  Proceeds from loans                                             1,533,690       1,685,781
  Proceeds from convertible debenture                                    --       1,200,000
  Payments on capital lease obligations & loans                    (286,339)       (384,210)
                                                               ------------    ------------
  Net cash provided by financing activities                       4,826,927       5,774,256
Effect of exchange rate changes in cash                             127,255          59,970
                                                               ------------    ------------
Net increase in cash and cash equivalents                           500,566         656,671
Cash and cash equivalents, beginning of year                        871,161         214,490
                                                               ------------    ------------
Cash and cash equivalents, end of year                         $  1,371,727    $    871,161
                                                               ============    ============

       See accompanying notes to these consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    Continued

                                                            For the Years
                                                            Ended June 30,
                                                         2005           2004
                                                     ------------   ------------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for:
    Interest                                         $    127,055   $    229,877
                                                     ============   ============
    Taxes                                            $     41,182   $     76,638
                                                     ============   ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for services and
   compensation                                      $    246,650   $      9,000
                                                     ============   ============
  Common stock issued for conversion of note
   payable and interest                              $    413,788   $    861,429
                                                     ============   ============
  Common stock issued for legal settlement           $         --   $    135,133
                                                     ============   ============
  Common stock issued for acquisition of product
   license                                           $     91,600   $    166,860
                                                     ============   ============
  Common stock issued for settlement of debt         $     45,965   $    209,200
                                                     ============   ============
  Common stock issued to directors for services      $         --   $     39,240
                                                     ============   ============
  Common stock issued for acquisition of
   subsidiary                                        $  1,816,301   $         --
                                                     ============   ============
  Common stock issued for conversion of debentures   $  1,050,000   $         --
                                                     ============   ============

       See accompanying notes to these consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

NetSol Technologies, Inc. and subsidiaries (the "Company"), formerly known as NetSol International, Inc. and Mirage Holdings, Inc., was incorporated under the laws of the State of Nevada on March 18, 1997. During November of 1998, Mirage Collections, Inc., a wholly owned and non-operating subsidiary, was dissolved.

During April 1999, February 2000 and March 2000, the Company formed NetSol USA, Inc., NetSol eR, Inc. and NetSol (PVT), Limited, respectively, as wholly owned subsidiaries.

Business Combinations Accounted for Under the Purchase Method:

Network Solutions PVT, Ltd. and NetSol UK, Limited

On September 15, 1998 and April 17, 1999, the Company purchased from related parties, 51% and 49%, respectively, of the outstanding common stock of Network Solutions PVT, Ltd., a Pakistani Company, and 43% and 57% of the outstanding common stock of NetSol UK, Limited, a United Kingdom Company, for the issuance of 938,000 restricted common shares of the Company and cash payments of $775,000, for an aggregate purchase price of approximately $12.9 million. These acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which approximated $300,000. Included in the accompanying consolidated financial statements are other assets acquired at fair market value consisting of product licenses, product renewals, product enhancements, copyrights, trademarks, trade names and customer lists. At the date of acquisition, the management of the Company allocated approximately $6.3 million to these assets, based on independent valuation reports prepared for the Company. The excess of the purchase prices over the estimated fair values of the net assets acquired, was recorded as goodwill, and was being amortized by using the straight-line method from the date of each purchase. Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles. During June 2001, the management decided to close its operations in the United Kingdom, and accordingly, the Company recognized a loss from impairment of various intangible assets related to NetSol UK, as recoverability of these assets (measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely. On March 18, 2002, the final Winding-up Order was made relating to the liquidation of for NetSol UK on the petition of a creditor in respect of services supplied presented to the Court.

Mindsources, Inc.

On August 13, 1999, the Company through its wholly owned subsidiary, NetSol USA, Inc. acquired 100% of the outstanding capital stock of Mindsources, Inc., a Virginia and US based Company, through the issuance of 50,000 shares of Rule 144 restricted common shares of the Company for an aggregate purchase price of approximately $1,260,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values as determined by management on the date of acquisition, which approximated $900,000. The management of the Company allocated the entire purchase price to customer lists acquired, and is being amortized by using the straight-line method from the date of acquisition. The excess of the purchase prices over the estimated fair values of the net assets acquired, approximately $360,000, was recorded as goodwill and is being amortized using the straight-line method from the date of purchase. Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Network Solutions Group Limited and Subsidiaries

On August 18, 1999, the Company acquired 100% of the outstanding capital stock of Network Solutions Group Limited and Subsidiaries, a United Kingdom Company, through the issuance of 31,000 shares of Rule 144 restricted common shares of the Company for an aggregate purchase price of approximately $940,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which approximated a deficit of $700,000. The management of the Company allocated approximately $600,000 to customer lists, which are being amortized by using the straight-line method from the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired, approximately $1,040,000, was recorded as goodwill, and was being amortized by using the straight-line method over the estimated useful life from the date of acquisition. Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles. During June 2001, the management decided to close its operations in the United Kingdom, and accordingly, the Company recognized a loss from impairment of various intangible assets related to these entities, as recoverability of these assets (measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.

Intereve Corporation

During March 2001, the Company acquired 100% of the outstanding capital stock of Intereve Corporation for an aggregate purchase price of $245,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which equaled to zero. The management of the Company allocated the entire purchase price of $245,000 to customer lists. During June 2001, the management ceased operations of this entity and consequently, the Company recognized an impairment loss of $245,000 to customer list, as recoverability of these assets (measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.

Altvia Corporation

On May 20, 2003, the Company acquired 100% of the outstanding capital stock of Altvia Technologies, Inc. for an aggregate purchase price of $257,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which equaled to $257,000. The management of the Company allocated $30,000 of the purchase price to customer lists & $23,688 to property and equipment. The excess of the purchase price over the estimated fair values of the net assets acquired of $203,312 was recorded as goodwill. During the year ended June 30, 2004, the goodwill was impaired.

Pearl Treasury System Ltd

On October 14, 2003, the Company executed an agreement to acquire the Pearl Treasury System Ltd, a United Kingdom company ("Pearl"). This acquisition required the Company to issue up to 60,000 shares of common stock to the shareholders of Pearl Treasury System, Ltd. In addition, during the year ended June 30, 2005, an additional 40,000 shares valued at $91,600 was issued to the shareholders of Pearl for milestones reached in the development of the software. After acquisition, all development activities of Pearl Treasury System, now called InBanking were transferred to NetSol UK; therefore, there are no separate financial statements for Pearl. The total acquisition value of $258,460 has been recorded as an intangible asset and is included in "product licenses" on the accompanying consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Raabta Online

During the quarter ended March 31, 2004, the Company's subsidiary, NetSol Connect, purchased Raabta Online, a Pakistani company, for a cash price of 10,000,000 rupees or $173,500 representing 100% of the value of Raabta. This acquisition is expected to provide the Company with an established customer base and strong technical expertise. The purchase price has been allocated to property and equipment of the acquired entity. All activity of the acquired entity was absorbed by NetSol Connect after the acquisition.

CQ Systems

On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition closed on February 22, 2005. The initial purchase price was (pound)3,576,335 or $6,730,382, of which one-half was due at closing payable in cash and stock and the other half is due when the audited March 31, 2006 financial statements are completed. On the closing date, $1.7 million was paid and 681,965 shares were issued to the shareholders of CQ, valued at $1,676,795 at an average share price of $2.46 was recorded. In addition, the agreement called for the accumulated retained earnings amounting to (pound)423,711 or $801,915 of CQ Systems as of the closing date to be paid to the shareholders in cash and stock. In April 2005, the additional cash of (pound)350,000 or $662,410 was paid and 77,503 shares of the Company's common stock valued at $139,505 were issued. The total amount paid at closing was $4,178,710.

Business Combinations Accounted for Under the Pooling of Interest Method:

Abraxas Australia Pty, Limited

On January 3, 2000, the Company issued 30,000 Rule 144 restricted common shares in exchange for 100% of the outstanding capital stock of Abraxas Australia Pty, Limited, an Australian Company. This business combination was accounted for using the pooling of interest method of accounting under APB Opinion No. 16.

Formation of Subsidiary:

During the period ended December 31, 2002, the Company formed a subsidiary in the UK, NetSol Technologies Ltd., as a wholly-owned subsidiary of NetSol Technologies, Inc. This entity serves as the main marketing and delivery arm for services and products sold and delivered in the UK and mainland Europe.

During the period ended June 30, 2004, the Company formed a subsidiary in India, NetSol Technology India, Limited, as a wholly-owned subsidiary of NetSol Technologies, Inc. This entity is planned to serve as the main marketing and delivery arm for services and products sold and delivered in India. As of the date of this report, no operations have begun with this entity.

Joint Venture:

In January 2005, the Company formed TiG-NetSol (Pvt) Limited ("TiG-Netsol") as a joint venture with a UK based public company TIG Plc., with 50.1% ownership by NetSol Technologies, Inc. and 49.9% ownership by TiG. TiG-NetSol was incorporated in Pakistan on January 12, 2005 under the Companies Ordinance, 1984 as a private company limited by shares. The business of the Company is export of computer software and its related services developed in Pakistan.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetSol Technologies (Pvt), Ltd.("PK Tech"), NetSol (Pvt), Limited ("PK Private"), NetSol Technologies Limited ("UK"), NetSol-Abraxas Australia Pty Ltd. ("Abraxas"), NetSol Altvia, Inc. ("USA"), CQ Systems Limited ("CQ"), and its majority-owned subsidiaries, NetSol Connect (Pvt), Ltd. ("Connect"), and TIG-NetSol (Pvt) Limited ("TIG"). All material inter-company accounts have been eliminated in consolidation.

Company name change:

Effective February 8, 2002, the Company changed its name from NetSol International, Inc. to NetSol Technologies, Inc. The name change was approved by a majority of shareholders at the Company's annual shareholders meeting held on January 25, 2002.

Business Activity:

The Company designs, develops, markets, and exports proprietary software products to customers in the automobile finance and leasing industry worldwide. The Company also provides consulting services in exchange for fees from customers.

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles. This change in estimate increased the depreciation and amortization expense by approximately $700,000 for the year ended June 30, 2002 and $400,000 during the three months ended June 30, 2001. Due to impairment losses recognized to intangibles, the remaining net intangible balance of approximately $6,860,000 (including goodwill of $1,950,000) at the date of change in estimation in 2001 has been amortized over the remaining life of 57 months. The Company evaluates, on on-going basis, the accounting effect arising from the recently issued SFAS No. 142, "Goodwill and Other Intangibles" which became effective to the Company's financial statements beginning July 1, 2002.

Cash and Cash Equivalents:

Equivalents

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Concentration

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable:

The Company's customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Revenues in excess of billings:

"Revenues in excess of billings" represent revenues recognized under the percentage-of-completion method prior to billing the customer. "Billings in excess of revenues" represent amounts billed to the customer pursuant to the contract terms that occur prior to the Company's recognition of revenues.

Property and Equipment:

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using various methods over the estimated useful lives of the assets, ranging from three to seven years.

The Company accounts for the costs of computer software developed or obtained for internal use in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs for employees incurred in developing internal-use computer software. These costs are included with "Computer equipment and software." Costs incurred during the preliminary project and post-implementation stages are charged to general and administrative expense.

Intangible Assets:

Intangible assets consist of product licenses, renewals, enhancements, copyrights, trademarks, trade names, customer lists and goodwill. The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Statement of Cash Flows:

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition:

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") and The American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-4 and SOP 98-9, SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts," and Accounting Research Bulletin 45 (ARB 45) "Long-Term Construction Type Contracts." The Company's revenue recognition policy is as follows:

License Revenue: The Company recognizes revenue from license contracts without major customization when a non-cancelable, non-contingent license agreement has been signed, delivery of the software has occurred, the fee is fixed or determinable, and collectibilty is probable. Revenue from the sale of licenses with major customization, modification, and development is recognized on a percentage of completion method, in conformity with ARB 45 and SOP 81-1. Revenue from the implementation of software is recognized on a percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. An output measure of "Unit of Work Completed" is used to determine the percentage of completion which measures the results achieved at a specific date. Units completed are certified by the Project Manager and EVP IT/ Operations.

Services Revenue: Revenue from consulting services is recognized as the services are performed for time-and-materials contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.

Fair Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

Advertising Costs:

The Company expenses the cost of advertising as incurred. Advertising costs for the years ended June 30, 2005 and 2004 were $127,602 and $37,801, respectively.

Net Loss Per Share:

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share." Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

For the year ended June 30, 2005            Net Income     Shares     Per Share
                                            ----------   ----------   ----------
Basic earnings per share:                   $  663,325   11,597,625   $     0.06
  Net income available to common
    shareholders
Effect of dilutive securities
  Stock options                                           2,515,114
  Warrants                                                  663,584
                                            ----------   ----------   ----------
Diluted earnings per share                  $  663,325   14,776,323   $     0.04
                                            ==========   ==========   ==========

The weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements for the year ended June 30, 2004 since the effect of dilutive securities is anti-dilutive.

Reverse stock split:

On August 18, 2003, the Company affected a 1 for 5 reverse stock-split for all the issued and outstanding shares of common stock. All historical share and per share amounts in the accompanying consolidated financial statements have been restated to reflect the 5:1 reverse stock split.

Other Comprehensive Income & Foreign Currency Translation:

SFAS 130 requires unrealized gains and losses on the Company's available for sale securities, currency translation adjustments, and minimum pension liability, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. The accounts of NetSol UK and CQ Systems use British Pounds; NetSol Technologies (Pvt) Ltd., NetSol Private, NetSol Connect, and TiG-Netsol use Pakistan Rupees; NetSol Abraxas uses the Australian dollar as the functional currencies. NetSol Technologies, Inc., and NetSol Altvia, Inc., uses U.S. dollars as the functional currencies. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the average exchange rate throughout the period. During the year ended June 30, 2005 and 2004, comprehensive income included net translation loss of $282,129 and $387,859, respectively. Other comprehensive loss, as presented on the accompanying consolidated balance sheet in the stockholders' equity section amounted to $520,691 as of June 30, 2005.

Accounting for Stock-Based Compensation:

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which applies the fair-value method of accounting for stock-based compensation plans. In accordance with this standard, the Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44 (Interpretation 44), "Accounting for Certain Transactions Involving Stock Compensation." Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under APB Opinion No. 25, Accounting for Stock-Based Compensation. Interpretation 44 became effective July 1, 2000, with certain provisions that were effective retroactively to December 15, 1998 and January 12, 2000. Interpretation 44 did not have any material impact on the Company's financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes:

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2005, the Company had net federal and state operating loss carry forwards expiring in various years through 2025. During the year ended June 30, 2005, the valuation allowance increased by $651,617; primarily due to the application of the current year net loss for the US companies to the net operating loss carry forward. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

A summary at June 30, 2005 is as follows:

                                                      Federal           State            Total
                                                   ------------     ------------     ------------
Net operating loss carry forward - June 30, 2004   $ 22,479,286     $  9,503,419
Net loss                                              3,245,957        3,245,957
                                                   ------------     ------------
  Net operating loss carry forward - June 30, 2005   25,725,243       12,749,376

Effective tax rate                                           32%               8%

                                                   ------------     ------------
Deferred tax asset                                    8,232,078        1,019,950        9,252,028
Valuation allowance                                  (6,672,078)        (629,950)      (7,302,028)
                                                   ------------     ------------     ------------
Net deferred tax asset                                1,560,000          390,000        1,950,000

Deferred tax liability arising from
  non-taxable business combinations                   1,560,000          390,000        1,950,000
                                                   ------------     ------------     ------------
Net deferred tax liability                         $         (0)    $          0     $         (0)
                                                   ============     ============     ============

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                          For the years
                                                          ended June 30,
                                                       2005            2004
                                                         %               %
Tax expense (credit) at statutory rate - federal             34             (34)
State tax expenses, net of federal tax                       (6)             (6)
Valuation allowance                                          --              16
Foreign tax rate differences                                (34)             18
Other                                                         7               6
                                                   ------------    ------------
Tax expense at actual rate                                    1              --
                                                   ============    ============

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Derivative Instruments:

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. After adoption, the Company is required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company has complied with the requirements of SFAS 133, the effect of which was not material to the Company's financial position or results of operations as the Company does not participates in such activities.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

For goodwill not identifiable with an impaired asset, the Company establishes benchmarks at the lowest level (entity level) as its method of assessing impairment. In measuring impairment, unidentifiable goodwill is considered impaired if the fair value at the lowest level is less than its carrying amount. The fair value of unidentifiable goodwill is determined by subtracting the fair value of the recognized net assets at the lowest level (excluding goodwill) from the value at the lowest level. The amount of the impairment loss is equal to the difference between the carrying amount of goodwill and the fair value of goodwill. In the event that impairment is recognized, appropriate disclosures are made.

Goodwill of a reporting unit is reviewed for impairment if events or changes in circumstances indicate that the carrying amount of its goodwill or intangible assets may not be recoverable. Impairment of reporting unit goodwill is evaluated based on a comparison of the reporting unit's carrying value to the implied fair value of the reporting unit. Conditions that indicate that an impairment of goodwill exists include a sustained decrease in the market value of the reporting unit or an adverse change in business climate.

On June 30, 2004, the Company evaluated the valuation of goodwill based upon the performance and market value of NetSol USA. The Company determined the goodwill was impaired and recorded the impairment of $203,312 at June 30, 2004, in the accompanying consolidated financial statements.

Reporting segments:

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based upon geographic locations of its subsidiaries (see note 12).

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Pronouncements:

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "Accounting in Certain Investments in Debt and Equity Securities." EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company is evaluating the effects adoption of SFAS 123R will have on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior period's financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes that the adoption of this standard will have no material impact on its financial statements.

Reclassifications:

For comparative purposes, prior year's consolidated financial statements have been reclassified to conform with report classifications of the current year.

NOTE 3 - MAJOR CUSTOMERS

The Company is a strategic business partner for DaimlerChrysler (which consists of a group of many companies), which accounts for approximately 20% of revenue for the fiscal years ended June 30, 2005 and 2004 and Toyota Motors (which consists of a group of many companies) accounts for approximately 35% of revenue for the fiscal year ended June 30, 2005. Accounts receivable at June 30, 2005 for these companies was $539,761 and $1,165,183. No other individual client represents more than 10% of the revenue for the fiscal years ended June 30, 2005 and 2004.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - OTHER CURRENT ASSETS

Other current assets consist of the following as of June 30, 2005:

Prepaid Expenses                                                    $    494,315
Advance Income Tax                                                       162,682
Employee Advances                                                         11,342
Security Deposits                                                         56,472
Other Receivables                                                        187,613
Other Asset                                                               18,920

                                                                    ------------
Total                                                               $    931,344
                                                                    ============

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following at June 30, 2005:

Office furniture and equipment                                     $    858,273
Computer equipment                                                    3,804,496
Assets under capital leases                                             623,008
Building                                                              2,930,258
Construction in process                                                 424,991
Land                                                                    185,760
Autos                                                                   138,226
Improvements                                                            270,929
                                                                   ------------
Subtotal                                                              9,235,941
Accumulated depreciation                                             (4,121,165)
                                                                   ------------
                                                                   $  5,114,776
                                                                   ============

For the years ended June 30, 2005 and 2004, fixed asset depreciation expense totaled $654,584 and $520,750, respectively. Of these amounts, $415,042 and $355,954, respectively, are reflected as part of cost of goods sold. Accumulated depreciation and amortization for assets under capital leases amounted to $363,433 and $335,156 at June 30, 2005 and 2004, respectively.

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consist of the following at June 30, 2005:

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   Product Licenses     Customer Lists           Total
                                   ----------------    ----------------    ----------------
Intangible asset - June 30, 2004   $      5,450,357    $      1,977,877    $      7,428,234
Additions                                 3,376,728           1,316,880           4,693,608
Effect of translation adjustment            (27,762)                                (27,762)
Accumulated amortization                 (3,883,529)         (1,739,765)         (5,623,294)
                                   ----------------    ----------------    ----------------
Net balance - June 30, 2005        $      4,915,794    $      1,554,992    $      6,470,786
                                   ================    ================    ================

Amortization expense:
Year ended June 30, 2005           $        980,524    $        403,457    $      1,383,981
Year ended June 30, 2004           $        803,629    $        315,665    $      1,119,294

The above amortization expense includes amounts in "Cost of Goods Sold" for capitalized software development costs of $58,961 and $43,298 for the fiscal years ended June 30, 2005 and 2004, respectively.

At June 30, 2005 and 2004, product licenses, renewals, enhancements, copyrights, trademarks, and tradenames, included unamortized software development and enhancement costs of $1,507,792 and $908,508, respectively, as the development and enhancement is yet to be completed. Software development amortization expense was $94,682 and $97,744 for the years ended June 30, 2005 and June 30, 2004, respectively.

Amortization expense of intangible assets over the next five years is as follows:

                                         FISCAL YEAR ENDING
     Asset           6/30/06      6/30/07      6/30/08      6/30/09      6/30/10       TOTAL
----------------   ----------   ----------   ----------   ----------   ----------   ----------
Product Licences   $1,271,996   $  591,872   $  591,872   $  576,799   $  375,463   $3,408,002
Customer Lists        551,204      301,454      263,376      263,376      175,583    1,554,993

                   ----------   ----------   ----------   ----------   ----------   ----------
                   $1,823,200   $  893,326   $  855,248   $  840,175   $  551,046   $4,962,995
                   ==========   ==========   ==========   ==========   ==========   ==========

NOTE 7 - DEBTS

NOTES PAYABLE

Notes payable consist of the following at June 30, 2005:

                              Balance at     Current       Long-Term
        Name                   6/30/05      Maturities     Maturities
-------------------------   ------------   ------------   ------------
A. Zaman Settlement         $     16,300   $     16,300   $         --
First Funding                        475            475             --
D&O Insurance                     49,688         49,688             --
Noon Group                       518,794        518,794             --
Gulf Crown                       259,397        259,397             --
Maxim Group                      100,000        100,000             --
Subsidiary Capital Leases        144,538        144,538             --
                            ------------   ------------   ------------
                            $  1,089,192   $  1,089,192   $         --
                            ============   ============   ============

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 25, 2002 the Company signed a settlement agreement with Adrian Cowler ("Cowler") and Surrey Design Partnership Ltd. The Company agreed to pay Cowler (pound)218,000 pound sterling or approximately $320,460 USD including interest, which the Company recorded as a note payable. The agreement called for monthly payments of (pound)3,000 until March 2004 and then (pound)4,000 per month until paid. As of June 30, 2004, the balance was $146,516. During the six months ended December 31, 2004, the Company paid (pound)12,000 or $21,997. In December 2004, the Company reached an agreement with Cowler to pay the balance of the loan in one lump-sum payment. Cowler agreed to accept (pound)52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148 in the accompanying consolidated financial statements.

In November 2002, the Company signed a settlement agreement with Herbert Smith for (pound)171,733 or approximately $248,871, including interest. The Company agreed to pay $10,000 upon signing of the agreement, $4,000 per month for twelve months, and then $6,000 per month until paid. The balance owing at June 30, 2003 was $164,871. During the year ended June 30, 2004, the Company paid (pound)41,044 or $73,000. In addition, the Company adjusted the amount due in USD to reflect the change in exchange rates from when the settlement was reached in 2002. As a result $107,450 was recorded to translation loss. As of June 30, 2004, the balance was $199,321. During the nine months ended March 31, 2005, the Company paid $56,000. In April 2005, an agreement was reached with Herbert Smith whereby they accepted $110,000 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $33,321 in the accompanying consolidated financial statements.

In December 2001, as part of the winding up of Network Solutions Ltd. the parent agreed to assume the note payable of one of the major creditors, Barclay's Bank PLC of (pound)130,000 or $188,500 USD. In November 2002, the parties agreed upon a settlement agreement whereby the Company would pay (pound)1,000 per month for twelve months and (pound)2,000 per month thereafter until paid. During the fiscal year ended June 30, 2003, the Company paid approximately (pound)2,000 or $3,336. The balance owing at June 30, 2003 was $185,164. During the year ended June 30, 2004, the Company paid (pound)66,000 or $69,421. During the quarter ended March 31, 2004, the Company entered into a settlement agreement with Barclay's whereby Barclay's agreed to accept (pound)69,000 or $79,098 as payment in full. As a result the Company recorded a gain on the reduction of debt in the amount of $99,146. As of June 30, 2004, (pound)60,000 or $62,500 has been paid on the settlement amount and the balance of (pound)9,000 or $16,598 was paid in July, 2004.

In June 2002, the Company signed a settlement agreement with a former consultant for payment of past services rendered. The Company agreed to pay the consultant a total of $75,000. The agreement calls for monthly payments of $1,500 per month until paid. The balance owing at June 30, 2004 was $26,300. During the current fiscal year the Company paid $10,000. As of June 30, 2005, the balance was $16,300. The entire balance has been classified as a current liability in the accompanying consolidated financial statements.

In January 2005, the Company renewed its director's and officer liability insurance for which the annual premium is $138,050. In February 2005, the Company arranged financing with AFCO Credit Corporation with a down payment of $27,610 with the balance to be paid in monthly installments. The balance owing as of June 30, 2005 was $49,688 and is classified as a current liability in the accompanying consolidated financials statements.

In October 2004, the Company renewed its professional liability insurance for which the annual premium is $5,944. The Company has arranged for financing with the insurance company with a down payment of $1,853 and nine monthly payment of $480 each. During the six months ended March 31, 2005, the Company paid $4,529. The balance owing at June 30, 2005 was $475 and is classified as a current liability in the accompanying consolidated financials statements.

In February 2005, the Company received a loan from a current shareholder Sir Gulam Noon in the amount of $500,000. The note carries an interest rate of 9.75% per annum and is due in one year. The maturity date of the loan may be extended at the option of the holder for an additional year. During the fiscal year ended June 30, 2005, $18,794 of accrued interest was recorded for this loan.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2005, the Company received a loan from Gulf Crown Investments in the amount of $250,000. The note carries an interest rate of 9.75% per annum and is due in one year. The maturity date of the loan may be extended at the option of the holder for an additional year. During the fiscal year ended June 30, 2005, $9,397 of accrued interest was recorded for this loan.

In February 2005, the Company received a loan from a current shareholder Dr. Omar Atiq in the amount of $300,000. The note carries an interest rate of 12% per annum and is due on April 4, 2005. The maturity date of the loan may be extended at the option of the holder. During the quarter ended June 30, 2005, $150,000 cash was paid on the loan and 100,000 shares of the Company's common stock was issued valued at $156,160 to pay the debt in full, including $7,453 of accrued interest (see note 8). As a result, the Company recorded a gain on forgiveness of debt of $1,293 in the accompanying consolidated financial statements.

In May 2005, the Company received a loan from Maxim Group, LLC in the amount of $250,000. The note carries an interest rate of 12% and is due July 25, 2005. The note called for $150,000 to be paid with 80,214 shares the Company's common stock and the balance of $100,000 to be paid in cash. The market value of the shares issued was $152,968 (see Note 8). As a result, the Company recorded a loss on forgiveness of debt of $2,968 in the accompanying consolidated financial statements.

In addition, the various subsidiaries had current capital leases of $144,537 as of June 30, 2005.

LOANS PAYABLE - BANK

The Company's Pakistan subsidiary, NetSol Technologies (Private) Ltd., has two loans with a bank, secured by the Company's assets. These notes consist of the following as of June 30, 2005:

       TYPE OF              MATURITY          INTEREST          BALANCE
        LOAN                  DATE              RATE              USD
-------------------------------------------------------------------------

Export Refinance       Every 6 months                  4%   $     367,401
Line of Credit         On Demand                       8%          21,688

                                                            -------------
Total                                                       $     389,089
                                                            =============

DUE TO OFFICERS

The officers of the Company from time to time loan funds to the Company. As of June 30, 2004, the officers had loaned a total of $191,102, including $57,776 of accrued interest and had accrued wages of $102,087. During the fiscal year ended June 30, 2004, the officers exercised options against the amounts owing to them in the amount of $275,973. The balance owing as of June 30, 2004 was $17,219. During the current fiscal year, two officers deferred the increase in their wages for a total of $32,500. In addition, one officer exercised options against the amounts owing in the amount of $2,083. The balance owing as of June 30, 2005 was $47,636.

NOTE 8 - STOCKHOLDERS' EQUITY

Initial Public Offering:

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 15, 1998, the Company completed the sale of its minimum offering of shares in its initial public offering which generated gross proceeds of $1,385,647 from the sale of 50,200 shares of common stock and 929,825 warrants, each warrant to purchase one share of the Company's common stock at an exercise price of $6.50 for a term of five years. The remaining unexercised warrants of 51,890 expired on September 15, 2003.

Business Combinations:

Altvia Technologies, Inc.

On May 20, 2003, the Company issued 212,000 Rule 144 restricted common shares in exchange for all the assets and certain liabilities of Altvia Technologies, Inc., a Delaware corporation in an Asset Purchase Agreement. The shares were valued at the time of the purchase at $212,000 or $1.00 per share.

In February 2004, an additional 100,000 shares were issued to Altvia as part of the purchase agreement for sales milestones achieved.

Pearl Treasury System Ltd

In October 2003, the Company entered into an agreement to acquire the Pearl Treasury System Ltd, a United Kingdom company ("Pearl"). This acquisition required the Company to issue up to 60,000 shares of common stock to the shareholders of Pearl Treasury System, Ltd. The shares were valued at the time of the purchase at $166,860 or $2.78 per share. On December 16, 2003, the initial shares of 41,700, valued at $115,968 due at the signing of the agreement were issued by the Company. In April 2004, the remaining 18,300 shares were issued upon the completion of the software delivery warranties valued at $50,892. The shares used to acquire this asset were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

In January 2005, certain milestones, set forth in the purchase and sale agreement by and between the Company and the former owners, were met in the development of the Pearl. As such, the former owners of the product license were due an additional 40,000 shares of the Company's common stock. The Company recorded an addition to the product licenses in the amount of $91,600.

CQ Systems, Inc.

In February 2005, the Company completed the acquisition of CQ Systems, (see note
15). As part of this agreement, the Company issued 759,468 shares of its common stock valued at $1,816,301 to the shareholders of CQ Systems.

Private Placements

In August 2004, the Company sold 190,476 shares of the Company's common stock for $200,000 in a private placement. Of this amount $91,500 had been received during the year and a total of 87,143 shares were issued to the purchaser. The remaining balance of $108,500 or 103,333 shares are shown as "Shares to Be Issued" on the accompanying financial statements.

During the quarter ended December 31, 2004, the Company sold 1,390,476 shares of its common stock for $1,250,000 in private placement agreements.

In addition, the Company received $170,500 as payment on stock subscriptions receivable during the fiscal year ended June 30, 2005.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 2003, the Company sold 1,026,824 shares of the Company's common stock in a private placement transaction. Maxim Group, LLC in New York acted as the placement agent for the transaction. The total funds raised were $1,215,000 with approximately $102,950 in placement fees, commissions, and other expenses paid from the escrow of the sale for a net of $1,102,050. An SB-2 registration statement was filed on October 15, 2003 to register the shares for the selling shareholders in this transaction. The investors included 12 individual accredited investors with no prior ownership of the Company's common stock.

In May 2004, the Company sold 386,363 shares of the Company's common stock in a private placement transaction. Maxim Group, LLC in New York acted as the placement agent for the transaction. The total funds raised were $850,000 with approximately $103,300 in placement fees, commissions, and other expenses paid from the escrow of the sale. In addition, the Company issued 243,182 warrants in connection with the sale. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $230,413 or $1.41 per share and were recorded against the proceeds of the financing in the accompanying consolidated financial statements. Net proceeds of the financing were $516,287. The investors included 9 individual accredited investors with no prior ownership of the Company's common stock. An SB-2 was filed on June 15, 2004 to register these shares.

Services, Accrued Expenses and Payables

During the years ended June 30, 2005 and 2004, the Company issued 188,972 and 3,613 restricted Rule 144 common shares in exchange for services rendered, respectively. The Company recorded an expense of $246,650 and $9,000 for the years ended June 30, 2005 and 2004, respectively. Compensation expense was calculated based upon the fair market value of the freely trading shares as quoted on NASDAQ through 2005 and 2004, over the service period.

In November 2004, the Company entered into an agreement with a vendor whereby the Company issued the vendor 20,000 shares valued at $22,968 for the payment of outstanding invoices in the amount of $16,052. As a result, the Company recorded a gain on settlement of debt in the amount of $6,916.

During the year ended June 30, 2005, the Company issued 14,528 shares of the Company's common stock for accrued expenses valued at $27,000.

In February 2003, the Board of Directors and officers were granted the right to receive 5,000 shares of the Company's common stock if certain conditions were met during their 2003 - 2004 term of office. These conditions were met and a total of 45,000 restricted Rule 144 common shares were issued in June 2004. The shares were valued at the fair market value at the date of grant of $39,240 or $0.87 per share.

Issuance of shares for Conversion of Debt and Settlement of Litigation

During the year ended June 30, 2005, nineteen of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $1,050,000 and the Company issued 564,519 shares of its common stock to the note holders.

During the year ended June 30, 2005, a total of 180,214 shares of the Company's common stock valued at $309,128 were issued for the payment of two notes payable of $300,000 plus $7,453 (see Note 7). In addition, 67,470 shares valued at $104,660 were issued to pay the debts of a subsidiary.

During the year ended June 30, 2004, a total of 123,350 shares of the Company's common stock, valued at $209,200, were issued to three investors as reimbursement for debts of the Company paid by the investors. In addition, three convertible notes payable of $850,000 plus $11,429 of interest was converted into 477,993 shares of the Company's common stock.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended June 30, 2004, the Company issued 45,195 shares of common stock valued at $135,135 in settlement of litigation.

Options and Warrants Exercised

During the year ended June 30, 2005, the Company issued 1,210,110 shares of its common stock for the exercise of options valued at $1,807,733. Of these shares, 320,000 shares valued at $693,000 were cancelled. The Company received $969,733 in cash from the exercise of these options and recorded "Stock Subscription Receivable" in the amount of $145,000.

During the year ended June 30, 2004, the Company issued 1,067,309 shares of its common stock upon the exercise of stock options valued at $957,892; of this amount $290,000 was included in "Stock Subscription Receivable" in the accompany consolidated financial statements.

During the years ended June 30, 2005 and 2004, the Company issued 145,162 and 390,000 shares of its common stock upon the exercise of warrants valued at $290,324and $487,500, respectively.

Stock Subscription Receivable

Stock subscription receivable represents stock options exercised and issued that the Company has not yet received the payment from the purchaser as they were in processing when the quarter ended.

At June 30, 2004, the Company had receivables from three employees and one investor for options exercised totally $290,000. The total receivable at June 30, 2004, was $333,650.

During the year ended June 30, 2005, the Company recorded $874,500 in receivable and collected $561,500. In addition, a purchaser (consultant) decided not to complete the agreed purchase and therefore 20,000 shares were cancelled and the related value of $30,000 was reversed from the receivable account. The balance of the receivable at June 30, 2005 was $616,650.

Treasury Stock

During the year ended June 30, 2004, the Company purchased 10,000 shares of its common stock on the open market for $21,457 as treasury shares.

During the year ended June 30, 2005, the Company purchased 30,000 shares of its common stock on the open market for $51,704. The Company issued 24,004 of its treasury shares valued at $45,964 in settlement of a debt. The balance at June 30, 2005 was $27,197.

Common Stock Purchase Warrants and Options

From time to time, the Company issues options and warrants as incentives to employees, officers and directors, as well as to non-employees.

Common stock purchase options and warrants consisted of the following as of June 30, 2005:

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                    Exercise                            Exercise
                                                  Options            Price            Warrants            Price
                                             ---------------    ---------------   ---------------    ---------------
Outstanding and exercisable, June 30, 2004         1,862,277     $0.75 to $5.00           693,182     $0.50 to $5.00
  Granted                                          3,994,833     $0.75 to $5.00           282,260         $3.30
  Exercised                                         (809,110)    $0.75 to $2.21          (145,162)        $2.00
  Expired                                            (10,000)        $1.00               (175,000)
                                             ---------------                      ---------------
Outstanding and exercisable, June 30, 2005         5,038,000                              655,280

During the year ended June 30, 2005, 3,596,333 options were granted to employees of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. An expense of $5,492 was recorded for the granting of these options.

During the year ended June 30, 2004, 2,087,578 options were granted to employees and officers of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. In addition, on March 26, 2004, 250,000 option shares were granted to the members of the Board of Directors. These options vest over a period of two years.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for years ended June 30, 2005 and 2004 as follows:

                                                      2005             2004
                                                 -------------    -------------
Net income (loss) - as reported                  $     663,325    $  (2,577,058)
Stock-based employee compensation expense,
 included in reported net loss, net of tax                  --               --

Total stock-based employee compensation
 expense determined under fair-value-based
 method for all rewards, net of tax                 (4,533,825)      (3,158,130)

                                                 -------------    -------------
Pro forma net loss                               $  (3,870,500)   $  (5,735,188)
                                                 =============    =============

Earnings per share:
  Basic, as reported                                      0.06            (0.33)
  Diluted, as reported                                    0.04            (0.33)

  Basic, pro forma                                       (0.33)           (0.73)
  Diluted, pro forma                                     (0.03)           (0.73)

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pro forma information regarding the effect on operations is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions:

                             2003               2004
                             ----               ----
Expected life (years)        10 years           10 years
Risk-free interest rate      3.25%              3.25%
Dividend yield               --                 --
Volatility                   100%               114%

During the year ended June 30, 2005, nineteen debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 282,260 common shares were issued to the note holders. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $249,638 and ranged between $0.69 and $0.92 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate      3.25%
Expected life                5 years
Expected volatility          82%
Dividend yield                0%

During the year ended June 30, 2004, the Company issued 243,182 warrants in connection with the sale of stock under a private placement agreement. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $230,413 or $1.41 per share and were recorded against the proceeds of the financing in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate      3.25%
Expected life                5 years
Expected volatility          100%
Dividend yield                 0%

NOTE 9 - INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

The 1997 Plan

On April 1, 1997, the Company adopted an Incentive and Non-statutory Stock Option Plan (the "1997 Plan") for its employees and consultants under which a maximum of 100,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options listed in the summary compensation table ("Securities Underlying Options") were issued pursuant to the Plan. An additional 4,000 Incentive Stock Options were issued to a non-officer-stockholder of the Company. All options issued pursuant to the Plan vest over an 18 month period from the date of the grant per the following schedule: 33% of the options vest on the date which is six months from the date of the grant; 33% of the options vest on the date which is 12 months from the date of the grant; and 34% of the options vest on the date which is 18 months from the date of the grant. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended June 30, 2004, all outstanding options in this plan expired.

The 1999 Plan

On May 18, 1999, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "1999 Plan") for its employees, directors and consultants under which a maximum of 1,000,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees, directors and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one
(1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

During the year ended June 30, 2004, all outstanding options in this plan expired.

The 2001 Plan

On March 27, 2002, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2001 Plan") for its employees and consultants under which a maximum of 2,000,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one
(1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

The number and exercise prices of options granted under the 2001 Plan for the years ended June 30, 2005 and 2004 are as follows:

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                       Exercise                             Exercise
                                                       2005              Price              2004              Price
                                                 ----------------------------------   ----------------------------------
Outstanding and exercisable, beginning of year           269,777     $0.75 to $2.50           398,408     $0.25 to $1.25
  Granted                                                484,000     $0.75 to $2.50           635,913     $0.75 to $2.50
  Exercised                                             (632,777)    $0.75 to $2.50          (764,544)    $0.25 to $1.25
  Expired                                                (10,000)                --                --                 --
                                                 ---------------                      ---------------
Outstanding and exercisable, end of year                 111,000     $0.75 to $2.50           269,777     $0.75 to $2.50

The 2002 Plan

In January 2003, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2002 Plan") for its employees and consultants under which a maximum of 2,000,000 options may be granted to purchase restricted Rule 144 common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one
(1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

The number and weighted average exercise prices of options granted under the 2002 Plan for the year ended June 30, 2005 and 2004 are as follows:

                                                                       Exercise                             Exercise
                                                       2005              Price              2004              Price
                                                 ----------------------------------   ----------------------------------
Outstanding and exercisable, beginning of year         1,142,500     $0.75 to $2.50            93,600                 --
  Granted                                                 14,500     $1.00 to $5.00         1,351,665     $0.75 to $2.50
  Exercised                                              (17,500)    $0.75 to $2.50          (302,765)    $0.25 to $1.25
  Expired                                                     --                 --                --                 --
                                                 ---------------                      ---------------
Outstanding and exercisable, end of year               1,139,500     $0.75 to $5.00         1,142,500     $0.75 to $2.50

The 2003 Plan

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2004, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2003 Plan") for its employees and consultants under which a maximum of 2,000,000 options may be granted to purchase restricted Rule 144 common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one
(1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

The number and weighted average exercise prices of options granted under the 2003 Plan for the year ended June 30, 2005 and 2004 are as follows:

                                                                        Exercise                           Exercise
                                                       2005               Price             2004             Price
                                                 ----------------------------------   ---------------------------------
Outstanding and exercisable, beginning of year           450,000                 --                --                --
  Granted                                                386,500     $1.00 to $5.00           450,000    $2.64 to $5.00
  Exercised                                              (49,000)    $1.00 to $1.35                --                --
  Expired                                                     --                 --                --                --
                                                 ---------------                      ---------------
Outstanding and exercisable, end of year                 787,500     $1.00 to $5.00           450,000    $2.64 to $5.00

The 2004 Plan

In March 2005, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2004 Plan") for its employees and consultants under which a maximum of 5,000,000 options may be granted to purchase restricted Rule 144 common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one
(1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The number and weighted average exercise prices of options granted under the 2004 Plan for the year ended June 30, 2005 are as follows:

                                                                     Exercise
                                                    2005               Price
                                              ----------------------------------
Outstanding and exercisable, beginning
 of year                                                   --                 --
  Granted                                           3,109,833     $1.50 to $2.91
  Exercised                                          (109,833)        $1.50
  Expired                                                  --                 --
                                              ---------------
Outstanding and exercisable, end of year            3,000,000     $1.50 to $2.91

NOTE 10 - CONVERTIBLE DEBENTURE

On March 24, 2004, the Company entered into an agreement with several investors for a Series A Convertible Debenture (the "Bridge Loan") whereby a total of $1,200,000 in debentures were procured through Maxim Group, LLC. The Company received a net of $1,049,946 after placement expenses. The beneficial conversion feature of the debenture was valued at $252,257. The Company has recorded this as a contra-account against the loan balance and is amortizing the beneficial conversion feature over the life of the loan. During the years ended June 30, 2005 and 2004, the Company amortized $37,500 and $202,932, respectively. The unamortized balance at June 30, 2005 was $11,825.

During the year ended June 30, 2005, nineteen of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $1,050,000 and the Company issued 564,519 shares of its common stock to the note holders. The net balance at June 30, 2005, was $138,175.

Under the terms of the Bridge Loan agreements, and supplements thereto, the debentures bear interest at the rate of 10% per annum, payable on a quarterly basis in common stock or cash at the election of the Company. The maturity date is 24 months from the date of signing, or March 26, 2006. Pursuant to the terms of a supplemental agreement dated May 5, 2004 between NetSol and the debenture holders, the conversion rate was set at one share for each $1.86 of principal.

In addition, each debenture holder is entitled to receive at the time of conversion warrants equal to one-half of the total number of shares issued. The total number of warrants that may be granted is 322,582. The warrants expire in five years and have an exercise price of $3.30 per share. The fair value of the warrants will be calculated and recorded using the Black-Scholes method at the time of granting, when the debenture is converted. During the year ended June 30, 2005, nineteen debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 282,260 common shares were issued to the note holders. The warrants were valued using the fair value method at $249,638. The expense was recorded in the accompanying consolidated financial statements.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

In December 2003, the moved its headquarters from its previous facility to one with approximately 1,919 rentable square feet and a monthly rent of $3,934 per month. The term of the lease is for two years and expires on December 31, 2005. A security deposit of $3,934 was made and is included in other current assets in the accompanying consolidated financial statements.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The facilities in Maryland were on a month-to-month basis rented at the rate of $1,200 per month. In July 2004 the Maryland office moved to a new location to one with approximately 1,380 rentable square feet and a monthly rent of $2,530. The term of the lease is for three years and expires on June 30, 2007. A security deposit of $2,530 was made and is included in other current assets in the accompanying consolidated financial statements.

The Australia lease is a three-year lease that expires in September 2007 and currently is rented at the rate of $1,380 per month. UK operations are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $5,500 per month. Our London, UK operations are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $5,500 per month. The CQ System facilities, located in Horsham, United Kingdom, are leased until June 23, 2011 for an annual rent of (pound)75,000 (approximately $131,871.15) with an early termination option in June 2006. In June 2005, the Company opened a sales office in Beijing, China. The Beijing lease is a one year lease that expires in June 2006. The monthly rent is $2,280 per month with the first two months free bringing the average monthly rent to $1,900 per month.

Upon expiration of its leases, the Company does not anticipate any difficulty in obtaining renewals or alternative space. Rent expense amounted to $290,610 and $220,261 for the years ended June 30, 2005 and 2004, respectively.

Lahore Technology Campus

The newly built Technology Campus was inaugurated in Lahore, Pakistan in May 2004. This facility consists of 40,000 square feet of computer and general office space. This facility is state of the art, purpose-built and fully dedicated for IT and software development; the first of its kind in Pakistan. Title to this facility is held by NetSol Technologies Pvt. Ltd., and is not subject to any mortgages. The Company also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry would invest nearly 10 million Rupees (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has relocated over 250 employees into this new facility.

Employment Agreements

Effective January 1, 2004, the Company entered into an employment agreement with Naeem Ghauri as Chief Executive Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of 110,000 pounds sterling. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to the Company. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009. Effective April 1, 2005, Mr. Ghauri's employment agreement was amended to increase his salary to (pound)160,000 per annum (approximately $280,000 per annum based on an exchange rate of 1.75) and, to grant him options to purchase up to 500,000 shares at the exercise price of $1.94 per share and options to purchase up to 500,000 shares at the exercise price of $2.91 per share. These options vest 25% per quarter commencing with the quarter ending June 30, 2005.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective January 1, 2004, the Company entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of $200,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to the Company. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009. Effective April 1, 2005, Mr. Ghauri's employment agreement was amended to increase his salary to $250,000 per annum and, to grant him options to purchase up to 500,000 shares at the exercise price of $1.94 per share and options to purchase up to 500,000 shares at the exercise price of $2.91 per share. These options vest 25% per quarter commencing with the quarter ending June 30, 2005.

Effective January 1, 2004, the Company entered into an employment agreement with Salim Ghauri as the President and Chief Executive Officer the Company's Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either the Company or Mr. Ghauri. The agreement provides for a yearly salary of $110,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to the Company. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009. Effective April 1, 2005, Mr. Ghauri's employment agreement was amended to increase his salary to $150,000 per annum and, to grant him options to purchase up to 500,000 shares at the exercise price of $1.94 per share and optins to purchase up to 500,000 shares at the exercise price of $2.91 per share. These options vest 25% per quarter commencing with the quarter ending June 30, 2005.

Effective January 1, 2004, the Company entered into an employment agreement with Patti L. W. McGlasson as legal counsel. The agreement provides for a yearly salary of $82,000. Ms. McGlasson also received options to purchase up to 10,000 shares of common stock at an exercise price equal to the lesser of $2.30 or the market price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Effective March 26, 2004, Ms. McGlasson was elected to the position of Secretary. In connection with her role as Secretary, Ms. McGlasson received options to purchase up to 10,000 shares of common stock at $3.00 per share. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Ms. McGlasson also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

All of the above agreements provide for certain Company-paid benefits such as employee benefit plans and medical care plans at such times as the Company may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights.

Litigation

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Herbert Smith, a former attorney representing the Company, commenced a collection proceeding against the Company in the High Court of Justice, Queen's Bench Division, on July 31, 2002, claiming the Company owed a sum certain to it. The Company had signed an engagement letter dated October 18, 2000. Herbert Smith ("HS") was hired to proceed against Surrey Design Partnership Ltd. HS claimed the Company owed 171,733 pounds sterling or approximately $248,871 USD. This sum includes interest in the amount of 8% per annum and had been recorded as a note payable on the accompanying consolidated financial statements (see note 7). On November 28, 2002, a Consent Order was filed with the Court agreeing to a payment plan, whereby the Company is to pay $10,000 USD upon signing of the agreement, $4,000 USD a month for one year and $6,000 USD, per month thereafter until the debt is paid. During the years ended June 30, 2005 and 2004, the Company paid $166,000 and $73,000. In April 2005, an agreement was reached with Herbert Smith whereby they accepted $110,000 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $33,321 in the accompanying consolidated financial statements.

On January 29, 2002, the Company reached a settlement with Adrian Cowler and The Surrey Design Partnership Limited, the former owners of Network Solutions Group Limited ("NSGL"). The settlement had the following terms; I) NetSol to pay 50,000 pounds sterling; II) 3,000 pounds sterling to be paid for 24 months beginning 31, March 2002; III) 4,000 pounds sterling to be paid for 24 months beginning March 31, 2004; IV) NetSol to release 155,000 shares in escrow; V) 650,000 144 shares to be issued to Surrey Design. NetSol made some of the payments and issued all the shares. On June 11, 2002, Plaintiff filed an enforcement of judgment in California Superior Court of Los Angeles to enforce the judgment. A request for Entry of Default was filed on July 30, 2002. On September 10, 2002 NetSol filed its Opposition to Plaintiff's request for Entry of Judgment and on September 16, 2002, Plaintiff filed its Motion to Strike NetSol's Opposition. On September 25, 2002, the Company and Surrey Design entered into an Agreement to Stay Enforcement of Judgment. The terms of the Agreement included (i) NetSol to pay 25,000 pounds sterling upon execution of this Agreement; (ii) By February 20, 2003, NetSol to pay an addition 25,000 pounds sterling; (iii) From October 31, 2002 to February 28, 2003, NetSol to pay 3,000 pounds sterling; and (iv) from March 31, 2003 for a period of 24 months, NetSol to pay 4,000 pounds sterling. The settlement amount had been recorded in the accompanying consolidated financial statements as a note payable (see note
7). During the years ended June 30, 2005 and 2004, the Company paid $125,368 and $86,857. In December 2004, the Company reached an agreement with Cowler to pay the balance of the loan in one lump-sum payment. Cowler agreed to accept (pound)52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148 in the accompanying consolidated financial statements.

On March 27, 2003, Arab Commerce Bank ("ACB") filed a complaint in the Supreme Court of the State of New York (Index No. 600709/03) seeking damages for breach of a Note Purchase Agreement and Note. ACB alleged that NetSol did not issue stock in a timely manner in December 2000 resulting in compensatory damages in the amount of $146,466.72. The litigation arises out of a transaction from late 1999 in which Arab Commerce Bank invested $100,000 in the Company's securities through a private placement. ACB claimed that the removal of the legend on its shares of common stock longer than contractually required. During this purported delay, the market value of the Company's common shares decreased. Essentially, the ACB complaint sought the lost value of its shares. In the event ACB was unable to collect the amount sought, the complaint requested that NetSol repay the principal sum of the Note of $100,000 and interest at the rate of 9% per annum based on the maturity date of December 10, 2000. This matter has been settled pursuant to the terms of a settlement agreement whereby NetSol agreed to issue to ACB shares of common stock of the Company equal in value to $100,000 plus $39,178 of interest as of the effective date of the agreement. On December 16, 2003, the Company issued 34,843 shares of its common stock in satisfaction of the principal amount due. On February 6, 2004, the Company issued 10,352 shares of its common stock for the accrued interest.

On March 3, 2004, Uecker and Associates, Inc. as the assignee for the benefit of the creditors of PGC Systems, Inc. f.k.a. Portera Systems Inc. filed a request for arbitration demanding payment from the Company for the amounts due under the agreement in the amount of $175,700. On March 31, 2004, the Company filed an Answering Statement to the Request of Uecker & Associates denying each and every allegation contained in the Claim filed by Uecker & Associates and stating NetSol's affirmative defenses. There was an administrative conference scheduled with the case manager of the American Arbitration Association on March 17, 2004. An arbitrator has been selected and the parties are selecting dates for arbitration in this matter. A settlement was reached by and between the Company and Portera on November 11, 2004 whereby Portera agreed to a settlement of any and all issues related to the claim in exchange for one time payment of $75,000 which was paid by December 3, 2004.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 24, 2004, the Company reached a settlement agreement with, Brobeck, Phelger, et al, a vendor, for amounts in dispute. The vendor agreed to accept $108,500 as payment in full to be paid in three installments totaling $54,250 and one payment of $54,250 to be paid either in cash or in the Company's common stock. As of June 30, 2004, the Company recorded a gain of $102,119 from the settlement of this debt in the accompanying consolidated financial statements. In September 2004, the Company issued 24,004 of Treasury Shares valued at $45,965 (see Note 8), as a result the Company recorded a gain of $8,285 from the settlement of this debt in the accompanying consolidated financial statements.

On May 12, 2004, Merrill Corporation served an action against NetSol for account stated, common counts, open book account and unjust enrichment alleging amounts due of $90,415.33 together with interest thereon from August 23, 2001. On June 24, 2004, the parties reached a settlement agreement. The vendor agreed to accept $75,450 as payment in full to be paid $10,450 at the time of signing the agreement and the balance in five monthly installments of $13,000. The Company recorded a gain of $14,965 from the settlement of this debt in the accompanying consolidated financial statements. During the fiscal year ended June 30, 2005, the monthly installments were paid as agreed.

NOTE 12 - SEGMENT AND GEOGRAPHIC AREAS

The following table presents a summary of operating information and certain year-end balance sheet information for the years ended June 30, 2005 and 2004:

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                      2005              2004
Revenues from unaffiliated customers:
 North America                                   $    295,725      $    676,857
 International                                     12,141,928         5,072,205
                                                 ------------      ------------
   Consolidated                                  $ 12,437,653      $  5,749,062
                                                 ============      ============

Operating income (loss):
 North America                                   $ (2,810,508)     $ (3,452,920)
 International                                      3,875,213           744,902
                                                 ------------      ------------
   Consolidated                                  $  1,064,705      $ (2,708,018)
                                                 ============      ============

Identifiable assets:
 North America                                   $  6,373,169      $  4,309,332
 International                                     14,752,865         7,668,716
                                                 ------------      ------------
   Consolidated                                  $ 21,126,034      $ 11,978,048
                                                 ============      ============

Depreciation and amortization:
 North America                                   $  1,324,098      $  1,080,498
 International                                        240,464           160,294
                                                 ------------      ------------
   Consolidated                                  $  1,564,562      $  1,240,792
                                                 ============      ============

Capital expenditures:
 North America                                   $         --      $     55,986
 International                                      1,468,499         2,805,768
                                                 ------------      ------------
   Consolidated                                  $  1,468,499      $  2,861,754
                                                 ============      ============

NOTE 13 - MINORITY INTEREST IN SUBSIDIARY

NetSol Connect:

In August 2003, the Company entered into an agreement with United Kingdom based Akhter Group PLC ("Akhter"). Under the terms of the agreement, Akhter Group acquired 49.9 percent of the Company's subsidiary; Pakistan based NetSol Connect PVT Ltd. ("Connect"), an Internet service provider ("ISP"), in Pakistan through the issuance of additional Connect shares. As part of this Agreement, Connect changed its name to NetSol Akhter. The partnership with Akhter Computers is designed to rollout connectivity and wireless services to the Pakistani national market. On signing of this Agreement, the Shareholders agreed to make the following investment in the Company against issuance of shares of Connect.

Akhter              US$  200,000
The Company         US$   50,000

During the quarter ended September 30, 2003, the funds were received by Connect and a minority interest of $200,000 was recorded for Akhter's portion of the subsidiary. During the quarter ended December 31, 2003, Akhter paid an additional $10,000 to the Company for this purchase. Per the agreement, it was anticipated that Connect would require a maximum of $500,000 for expansion of its business from each partner. Akhter was to meet the initial financial requirements of the Connect until November 1, 2003. As of December 31, 2004, both NetSol and Akhter had injected the majority of their committed cash to meet the expansion requirement of the company. As of June 30, 2005, a total of $751,356 had been transferred to Connect, of which $410,781 was from Akhter.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2005 and 2004, the subsidiary had net losses of $27,422 and $689,000, respectively, of which $13,684 and $273,159 respectively, was recorded against the minority interest. The balance of the minority interest at June 30, 2005 was $323,938.

NetSol-TiG:

In December 2004, NetSol forged a new and a strategic relationship with a UK based public company TIG Plc. A new Joint Venture was signed by the two companies to create a new company, TiG NetSol Pvt Ltd. ("NetSol-TiG"), with 50.1% ownership by NetSol Technologies, Inc. and 49.9% ownership by TiG. The agreement anticipates TiG's technology business to be outsourced to NetSol's offshore development facility. Both companies, according to this agreement, would invest a total of $1 million or $500,000 each in next few months for infrastructure, dedicated personnel and systems in the NetSol IT campus in Lahore.

During year ended June 30, 2005, the Company invested $253,635 and TiG invested $251,626 and the new subsidiary began operations.

For the year ended June 30, 2005, the subsidiary had net income of $250,013, of which $124,756 was recorded against the minority interest. The balance of the minority interest at June 30, 2005 was $376,382.

NOTE 14 - GAIN ON SETTLEMENT OF DEBT

In September 2004, the Company transferred 24,004 of its treasury shares valued at $45,965 to Brobeck Phleger & Harrison, LLP, in exchange of debt, as part of a settlement agreement. The Company recorded a gain of $8,285 on the settlement.

During the quarter ended September 30, 2004, the Company evaluated the liabilities of its discontinued operations and determined that $41,989 was no longer payable. The Company recorded a gain of $41,989 as a result of the write-off of these liabilities from its financial statements.

In October 2004, the Company reached an agreement with a vendor to settle the amounts owing. The vendor agreed to accept $29,642 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $11,029.

In December 2004, the Company reached an agreement with Cowler to pay the balance owing on the loan in one lump-sum payment (see note 7). Cowler agreed to accept (pound)52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148.

During the quarter ended December 31, 2004, a former officer of Abraxas, the Company's Australian subsidiary, agreed to forgive amounts accrued to him for long-term service leave prior to the Company's acquisition in 1999. The amounts accrued were during the period of 1984 to 1999. As a result, the Company recorded a gain on forgiveness of debt of $139,549.

In February 2005, the Company reached an agreement with a former vendor to settle amounts owing. The vendor agreed to accept $27,580 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $27,581.

In April 2005, the Company reached an agreement with Herbert Smith to pay the balance owing on the loan in one lump-sum payment (see note 7). Smith agreed to accept $135,000 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $33,321.

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2005, the Company reached an agreement with a former vendor to settle amounts owing. The vendor agreed to accept $3,000 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $1,958.

In May 2005, the Company issued shares of its common stock as payment for two notes payable and accrued interest (see note 7). As a result, the Company recorded a net loss on forgiveness of debt of $1,675.

During the year ended June 30, 2005, the Company wrote-off old invoices for services under the statute of limitations. The vendors had not contacted the Company in over four years and the original services were in dispute at the time they were rendered. As a result, the Company recorded a gain on forgiveness of debt of $120,951.

NOTE 15 - ACQUISITION OF CQ SYSTEMS

On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition closed on February 22, 2005.

According to the terms of the Share Purchase Agreement, the Company acquired 100% of the issued and outstanding shares of CQ from CQ's current shareholders, whose identity is set forth in the Share Purchase Agreement (the "CQ Shareholders") at the completion date in exchange for a purchase price consisting of: a) 50.1% of CQ's total gross revenue for the twelve month period ending March 31, 2005 after an adjustment for any extraordinary revenue, i.e. non-trading revenue ("LTM Revenue") multiplied by 1.3 payable: (i) 50% in shares of restricted common stock of the Company at a per share cost basis of $2.313 and as adjusted by the exchange rate of U.S. Dollar to British Pound (at the spot rate for the purchase of sterling with U.S. dollars certified by NatWest Bank plc as prevailing at or about 11:00 a.m.) on January 19, 2005 and, (ii) 50% in cash; and b) 49.9% of CQ's LTM Revenue for the period ending March 31, 2006 multiplied by 1.3 payable, at the Company's discretion: (i) wholly in cash; or
(ii) on the same basis and on the same terms as the initial payment provided, however that the cost basis of the Company's common stock shall be based on the 20 day volume weighted average of the Company's shares of common stock as traded on NASDAQ 20 days prior to March 31, 2005 and, provided that under no circumstances shall the total number of shares of common stock issued to the CQ Shareholders exceed 19% of the issued and outstanding shares of common stock, less treasury shares, of the Company at January 19, 2005.

The initial purchase price was (pound)3,576,335 or $6,730,382, of which one-half was due at closing payable in cash and stock and the other half is due when the audited March 31, 2006 financial statements are completed. On the closing date, $1.7 million was paid and 681,965 shares were issued to the shareholders of CQ, valued at $1,676,795 at an average share price of $2.46 (see note 8) was recorded. In addition, the agreement called for the accumulated retained earnings amounting to (pound)423,711 or $801,915 of CQ Systems as of the closing date to be paid to the shareholders in cash and stock. In April 2005, the additional cash of (pound)350,000 or $662,410 was paid and 77,503 shares of the Company's common stock valued at $139,505 were issued. The total amount paid at closing was $4,178,710.

In accordance with SFAS 141, the Company has recognized the lesser of the maximum amount of the contingent consideration based on earnings or the excess of the fair market value of assets acquired over the purchase price as a deferred liability. The deferred liability balance at June 30, 2005 was $313,397. The purchase price has been allocated as follows:

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchase Price Allocation:
Purchase Price                                                     $  7,532,297
Less contingent consideration                                        (3,353,587)
                                                                   ------------
  Net purchase price                                               $  4,178,710
                                                                   ============

Net tangible assets                                                $    984,420
Intangible Assets:
  Product License                                                     2,190,807
  Customer Lists                                                      1,316,880
Deferred liability                                                     (313,397)
                                                                   ------------
  Net purchase price                                               $  4,178,710
                                                                   ============

The following is the proforma financial information of the Company assuming the transaction had been consummated at the beginning of the fiscal years ended June 30, 2004 and 2005:

                                                         For the years
                                                         Ended June 30,
                                                      2005              2004
                                                          (Unaudited)
Statement of Operations:
Revenues                                         $ 15,910,061      $ 10,389,715
Cost of Sales                                       6,684,419         4,533,669
                                                 ------------      ------------
Gross Profit                                        9,225,642         5,856,046

Operating Expenses                                  7,974,393         8,354,927
                                                 ------------      ------------
Income (loss) from operations                       1,251,249        (2,498,881)

Other income and (expenses)                          (337,346)         (357,018)
                                                 ------------      ------------
Income (loss) before minority interest                913,903        (2,855,899)
Minority interest in subsidiary                      (111,073)          273,159
                                                 ------------      ------------
Net Income (loss)                                $    802,830      $ (2,582,740)
                                                 ============      ============

Earnings Per Share:
   Basic                                         $       0.07      $      (0.30)
   Diluted                                       $       0.05      $      (0.30)

NOTE 16 - SUBSEQUENT EVENTS

On July 31, 2005, the Company entered into an agreement with Butura Properties to terminate the lease on the Maryland office space before the lease expiration. The Company was required to pay $23,000 for accrued rent of $7,590 and $15,410 in early termination fees. In addition, the security deposit of $2,530 was forfeited.

In August 2005, the Company listed its wholly-owned subsidiary, NetSol Technologies Ltd. on the Karachi Stock Exchange ("KSE"). The initial public offering of stock, of NetSol Technologies Ltd., together with the pre-initial public offering private placement, raised over $5.83 million. NetSol Technologies Ltd. is listed on the KSE under the symbol "NETSOL". Trading of 'NETSOL' on the KSE commenced on August 26, 2005.

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 2005

                                   (UNAUDITED)

                                     ASSETS

Current assets:
     Cash and cash equivalents                              $  1,884,573
     Certificates of deposit                                   1,501,752
     Restricted cash                                             206,900
     Accounts receivable, net of allowance for
        doubtful accounts of $80,000                           5,673,145
     Revenues in excess of billings                            3,379,287
     Other current assets                                      1,448,164
                                                            ------------
        Total current assets                                                   14,093,821
Property and equipment, net of accumulated depreciation                         6,052,896
Intangibles:
     Product licenses, renewals, enhancements, copyrights,
        trademarks, and tradenames, net                        4,740,085
     Customer lists, net                                       1,240,682
     Goodwill                                                  1,166,611
                                                            ------------
        Total intangibles                                                      7,147,378
                                                                             ------------
        Total assets                                                         $ 27,294,095
                                                                             ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                  $  3,315,622
     Current portion of notes and obligations
        under capitalized leases                                 977,382
     Billings in excess of revenues                              110,397
     Due to officers                                              53,157
     Deferred liability                                          313,397
     Loans payable, bank                                         500,584
                                                            ------------
        Total current liabilities                                               5,270,539
Obligations under capitalized leases,
  less current maturities                                                         145,828
Convertible debenture                                                              97,372
                                                                             -------------
        Total liabilities                                                       5,513,739
Minority interest                                                               1,213,277
Commitments and contingencies                                                          --

Stockholders' equity:
     Common stock, $.001 par value; 45,000,000
        share authorized; 14,084,604 issued and
        outstanding                                               14,085
     Additional paid-in-capital                               50,962,347
     Treasury stock                                              (27,197)
     Accumulated deficit                                     (29,990,203)
     Stock subscription receivable                              (320,188)
     Common stock to be issued                                   132,086
     Other comprehensive loss                                   (203,851)
                                                            ------------
        Total stockholders' equity                                             20,567,079
                                                                             ------------
        Total liabilities and stockholders' equity                           $ 27,294,095
                                                                             ============


             See accompanying notes to these unaudited consolidated
                             financial statements.

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         For the Three Months             For the Six Months
                                                           Ended December 31,             Ended December 31,
                                                        2005            2004            2005             2004
                                                    ------------    ------------    ------------    ------------
                                                                     (Restated)                      (Restated)
Net revenues                                        $  4,524,373    $  2,723,227    $  8,994,358    $  4,781,532
Cost of revenues                                       1,977,034         839,387       3,644,384       1,601,655
                                                    ------------    ------------    ------------    ------------
Gross profit                                           2,547,339       1,883,840       5,349,974       3,179,877

Operating expenses:
      Selling and marketing                              412,570         135,352         731,434         254,700
      Depreciation and amortization                      564,855         316,982       1,117,386         623,140
      Settlement costs                                        --          43,200          15,953          43,200
      Bad debt expense                                     7,728              --           7,728              --
      Salaries and wages                                 552,714         447,984       1,089,090         795,221
      Professional services, including non-cash
          compensation                                   115,188         140,971         238,346         255,305
      General and adminstrative                          619,455         282,338       1,190,546         549,232
                                                    ------------    ------------    ------------    ------------
          Total operating expenses                     2,272,510       1,366,827       4,390,483       2,520,798
                                                    ------------    ------------    ------------    ------------
Income from operations                                   274,829         517,013         959,491         659,079
Other income and (expenses):
      Gain (Loss) on sale of assets                        4,219              --           4,610            (620)
      Beneficial conversion feature                       (5,192)       (164,465)        (11,761)       (201,965)
      Fair market value of warrants issued                    --        (221,614)         (9,489)       (249,638)
      Gain on forgiveness of debt                          3,335         139,367           6,976         189,641
      Interest expense                                   (86,862)       (108,425)       (165,885)       (130,000)
      Interest income                                     94,629           1,236         179,041           1,797
      Other income and (expenses)                        (22,142)         17,303         (54,645)         38,300
      Income taxes                                         7,751            (959)        (66,811)         (2,473)
                                                    ------------    ------------    ------------    ------------
          Total other expenses                            (4,262)       (337,557)       (117,964)       (354,958)
                                                    ------------    ------------    ------------    ------------
Net income before minority interest in subsidiary        270,567         179,456         841,527         304,121
Minority interest in subsidiary                         (145,532)           (809)       (512,745)         14,259
                                                    ------------    ------------    ------------    ------------
Net income                                               125,035         178,647         328,782         318,380
Other comprehensive gain/(loss):
      Translation adjustment                             437,660         (89,720)        316,840        (173,409)
                                                    ------------    ------------    ------------    ------------
Comprehensive income                                $    562,695    $     88,927    $    645,622    $    144,971
                                                    ============    ============    ============    ============

Net income per share:
      Basic                                         $       0.01    $       0.02    $       0.02    $       0.03
                                                    ============    ============    ============    ============
      Diluted                                       $       0.01    $       0.01    $       0.02    $       0.02
                                                    ============    ============    ============    ============

Weighted average number of shares outstanding
      Basic                                           14,064,968      10,643,113      13,981,426      10,073,951
      Diluted                                         14,444,665      13,455,875      14,361,123      12,760,805


             See accompanying notes to these unaudited consolidated
                             financial statements.

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                     For the Six Months
                                                                     Ended December 31,
                                                                    2005          2004
                                                                -----------    -----------
                                                                                (Restated)
Cash flows from operating activities:
      Net income  from continuing operations                    $   328,782    $   318,380
      Adjustments to reconcile net income  to net cash
          used in operating activities:
      Depreciation and amortization                               1,334,476        762,688
      Provision for uncollectible accounts                            7,728             --
      Gain on settlement of debt                                     (6,976)      (189,641)
      (Gain) loss on sale of assets                                  (4,610)           620
      Minority interest in subsidiary                               512,745        (14,259)
      Stock issued for services                                     126,334         52,835
      Fair market value of warrants and stock options granted         9,489        249,638
      Beneficial conversion feature                                  11,761        201,965
      Changes in operating assets and liabilities:
      (Increase) decrease in assets:
          Accounts receivable                                    (1,774,513)      (727,132)
          Other current assets                                   (1,937,157)    (1,391,738)
      Decrease in liabilities:
          Accounts payable and accrued expenses                     679,111       (728,053)
                                                                -----------    -----------
      Net cash used in operating activities                        (712,830)    (1,464,697)
Cash flows from investing activities:
      Purchases of property and equipment                        (1,466,505)      (467,586)
      Sales of property and equipment                               109,483         86,988
      Net (purchases) proceeds of certificates of deposit        (1,296,272)      (158,597)
      Increase in intangible assets - development costs            (454,228)      (299,479)
      Capital investments in minority interest of subsidiary             --        287,797
      Proceeeds from sale of minority interest of subsidiary             --             --
      Restricted Cash                                              (206,900)            --
                                                                -----------    -----------
      Net cash provided by (used in) investing activities        (3,314,422)      (550,877)
Cash flows from financing activities:
      Proceeds from sale of common stock                                 --      1,512,000
      Proceeds from the exercise of stock options                   384,062        343,900
      Capital contributed from sale of subsidiary stock           4,031,001             --
      Purchase of treasury shares                                        --        (51,704)
      Proceeds from loans                                                --          5,994
      Capital lease obligations & loans 0 net                        91,541       (236,597)
                                                                -----------    -----------
      Net cash provided by financing activities                   4,506,604      1,573,593
Effect of exchange rate changes in cash                              33,494         58,930
                                                                -----------    -----------
Net (decrease) increase in cash and cash equivalents                512,846       (383,051)
Cash and cash equivalents, beginning of period                    1,371,727        871,161
                                                                -----------    -----------
Cash and cash equivalents, end of period                        $ 1,884,573    $   488,110
                                                                ===========    ===========


             See accompanying notes to these unaudited consolidated
                             financial statements.

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

                                   (UNAUDITED)


                                                                                 For the Six Months
                                                                                 Ended December 31,
                                                                                2005          2004
                                                                             ----------    ----------
SUPPLEMENTAL DISCLOSURES:
       Cash paid during the period for:
          Interest                                                           $   123,581   $   50,749
                                                                             ===========   ==========
          Taxes                                                              $    12,454   $   14,083
                                                                             ===========   ==========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Common stock issued for services and compensation                      $    73,505   $  118,770
                                                                             ===========   ==========
      Common stock issued for accrued expenses and accounts payable          $    52,828   $   42,808
                                                                             ===========   ==========
      Common stock issued for conversion of convertible debenture            $    50,000   $1,050,000
                                                                             ===========   ==========
      Common stock issued for settlement of debt                             $        --   $   45,965
                                                                             ===========   ==========
      Common stock issued for payment of note payable and related interest   $    71,018   $       --
                                                                             ===========   ==========


             See accompanying notes to these unaudited consolidated
                             financial statements.

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES


              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The Company designs, develops, markets, and exports proprietary software products to customers in the automobile finance and leasing, banking and financial services industries worldwide. The Company also provides consulting services in exchange for fees from customers.

The consolidated condensed interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended June 30, 2005. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetSol (Pvt), Limited ("PK Private"), NetSol Technologies Limited ("UK"), NetSol-Abraxas Australia Pty Ltd. ("Abraxas"), NetSol Altvia, Inc. ("USA") CQ Systems Limited ("CQ"), and its majority-owned subsidiaries, NetSol Technologies (Pvt), Ltd.("PK Tech"), NetSol Connect (Pvt), Ltd. ("Connect"), and TIG-NetSol (Pvt) Limited ("TIG"). All material inter-company accounts have been eliminated in consolidation.

For comparative purposes, prior year's consolidated financial statements have been reclassified to conform to report classifications of the current year.

NOTE 2 - USE OF ESTIMATES:

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company is evaluating the effects adoption of SFAS 123R will have on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior period's financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NOTE 4 - EARNINGS PER SHARE:

Earnings per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings per share". Basic net income per share is based upon the weighted average number of common shares outstanding. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

-------------------------------------------------------------------------------------------------
For the six months ended December 31, 2005                Net Income        Shares      Per Share
-------------------------------------------------------------------------------------------------
Basic earnings per share:
      Net income available to common shareholders          $ 328,782      13,981,426       $ 0.02
Effect of dilutive securities
      Stock options                                                          378,694
      Warrants                                                                 1,003
                                                           ---------      ----------       ------
Diluted earnings per share                                 $ 328,782      14,361,123       $ 0.02
                                                           =========      ==========       ======

-------------------------------------------------------------------------------------------------
For the six months ended December 31, 2004                Net Income        Shares      Per Share
-------------------------------------------------------------------------------------------------
Basic earnings per share:
      Net income available to common shareholders          $ 318,380      10,073,951       $ 0.03
Effect of dilutive securities
      Stock options                                                        1,924,129
      Warrants                                                               762,725
                                                           ---------      ----------       ------
Diluted earnings per share                                 $ 318,380      12,760,805       $ 0.02
                                                           =========      ==========       ======

NOTE 5 - FOREIGN CURRENCY:

The accounts of NetSol Technologies , Ltd. in the United Kingdom and CQ Systems, Ltd., use the British Pound; NetSol Technologies, (PVT), Ltd, NetSol (Pvt), Limited and NetSol Connect PVT, Ltd. use Pakistan Rupees; and NetSol Abraxas Australia Pty, Ltd. uses the Australian dollar as the functional currencies. NetSol Technologies, Inc., and subsidiary NetSol USA, Inc., use the U.S. dollars as the functional currencies. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the average exchange rate throughout the period. Accumulated translation losses of $203,851 at December 31, 2005 are classified as an item of accumulated other comprehensive loss in the stockholders' equity section of the consolidated balance sheet. During the six months ended December 31, 2005 and 2004, comprehensive income (loss) in the consolidated statements of operation included translation income of $316,840 and loss of $173,409, respectively.

NOTE 6 - RESTRICTED CASH

During the quarter ended December 31, 2005 the Company established a Letter of Credit with its bank in the amount of $206,900 for the purpose of purchasing a third-party software package to be used in a project for one of its customers. The funds have been transferred into a separate bank account and will be released to the vendor when certain criteria are met.

NOTE 7 - OTHER CURRENT ASSETS

Other current assets consist of the following at December 31, 2005:


Prepaid Expenses     $  511,065
Advance Income Tax      166,412
Employee Advances        41,104
Security Deposits        75,826
Other Receivables       570,806
Other Assets             82,951

                     ----------
    Total            $1,448,164
                     ==========

In August 2004, the Company entered into a two-year consulting agreement with a non-related third party whereby the Company agreed to pay the consultant a total of 100,000 shares of its common stock valued at $111,920. This has been recorded as a prepaid expense and is being amortized over the life of the service agreement. During the six months ended December 31, 2005 and 2004, $27,980 and $20,985 was expensed.

NOTE 8 - DEBTS

NOTES PAYABLE

Notes payable as of December 31, 2005 consist of the following:

-----------------------------------------------------------------------
                                    Balance at    Current     Long-Term
       Name                          12/31/05   Maturities   Maturities
-----------------------------------------------------------------------
A. Zaman Settlement                $   16,300   $   16,300   $       --
Professional Liability Insurance        4,563        4,563           --
Noon Group                            543,370      543,370           --
Gulf Crown                            271,685      271,685           --
Subsidiary Capital Leases             141,464      141,464           --

                                   ----------   ----------   ----------
                                      977,382      977,382           --
                                   ==========   ==========   ==========

In June 2002, the Company signed a settlement agreement with a former employee for payment of past services rendered. The Company agreed to pay the employee a total of $75,000. The agreement calls for monthly payments of $1,500 per month until paid. The balance owing at June 30, 2005 and December 31, 2005 was $16,300. The entire balance has been classified as a current liability in the accompanying consolidated financials statements.

In February 2005, the Company received a loan from Noon Group in the amount of $500,000. The note carries an interest rate of 9.75% per annum and is due in one year. The maturity date of the loan may be extended at the option of the holder for an additional year. During the six months ended December 31, 2005, $24,575 of accrued interest was recorded for this loan. Total accrued interest added to the loan at December 30, 2005 was $43,370.

In February 2005, the Company received a loan from Gulf Crown Investments in the amount of $250,000. The note carries an interest rate of 9.75% per annum and is due in one year. The maturity date of the loan may be extended at the option of the holder for an additional year. During the six months ended December 31, 2005, $12,288 of accrued interest was recorded for this loan. Total accrued interest added to the loan at December 31, 2005 was $21,685.

In May 2005, the Company executed a note in favor of Maxim Group, LLC ("Maxim") in the amount of $250,000. The funds were due as compensation for mergers and acquisition related services provided by Maxim Group, LLC, in connection with the CQ Systems Ltd. transaction. The note is due on July 25, 2005 and carries an interest rate of 12% starting on the due date and increases 1.5% per month thereafter. The note called for $150,000 to be paid with 80,214 shares the Company's common stock and the balance of $100,000 to be paid in cash. In May 2005, the shares were issued. In addition, the loan called for $3,000 worth of additional shares for each month that the shares are not registered after the 120 day maturity date and a $10,000 penalty for late payment. On October 3, 2005, the Company paid Maxim $50,000 cash, and issued a total of 36,606 shares valued at $71,018 for the balance of the note of $50,000, accrued interest of $2,453 and penalties of $16,000.

In October 2005, the Company renewed its professional liability insurance for which the annual premium is $8,050. The Company has arranged for financing with the insurance company with a down payment of $1,610 and ten monthly payments of $674 each. During the six months ended December 31, 2005, the Company paid $995. The balance owing at December 31, 2005 was $4,563 and is classified as a current liability in the accompanying consolidated financials statements.

In addition, the various subsidiaries had current maturities of capital leases of $141,464 as of December 31, 2005.

BANK NOTE

The Company's Pakistan subsidiary, NetSol Technologies (Private) Ltd., has one loan with a bank, secured by the Company's assets. These notes consist of the following as of December 31, 2005:

       TYPE OF            MATURITY       INTEREST         BALANCE
        LOAN               DATE            RATE             USD
------------------------------------------------------------------

Export Refinance       Every 6 months       8%           $ 500,584
                                                         ---------
Total                                                    $ 500,584
                                                         =========

DUE TO OFFICERS

The officers of the Company from time to time loan funds to the Company in addition to deferring compensation. As of June 30, 2005, the officers had a balance owing to them of $47,636. One of the officers has deferred the increase in their wages. During the six months ended December 30, 2005, $25,000 of accrued wages was added to the balance due to officers. In addition, $19,479 was remitted to one officer against the amounts owing to him. The balance owing as of December 31, 2005 was $53,157.

NOTE 9 - STOCKHOLDERS' EQUITY:

EQUITY TRANSACTIONS

Private Placements

In August 2004, the Company sold 190,476 shares of the Company's common stock for $200,000 in a private placement. Of this amount $91,500 had been received during the fiscal year ended June 30, 2005 and a total of 87,143 shares were issued to the purchaser. The remaining balance of $108,500 or 103,333 shares are shown as "Shares to Be Issued" on the accompanying financial statements.

Services, Accounts Payable and Notes Payable

During the six months ended December 31, 2005, the Company issued 5,000 restricted Rule 144 common shares in exchange for services rendered valued at $8,972. Compensation expense was calculated based upon the fair market value of the freely trading shares as quoted on NASDAQ over the service period.

In July 2004, the Board of Directors and officers were granted the right to receive shares of the Company's common stock if certain conditions were met during their 2004 - 2005 term of office. These conditions were met and a total of 28,000 restricted Rule 144 common shares were issued in August 2005. In addition, 11,000 shares were recorded as "Shares to be Issued" and are valued at $16,088. The shares were valued at the fair market value at the date of grant of $57,034 or $1.46 per share

In October 2005, the Company issued 36,607 restricted Rule 144 common shares valued at $71,018 in payment of $50,000 in principal, $16,000 in penalties and $2,453 in accrued interest on a note payable (see Note 7).

In October 2005, the Company entered into an agreement with a vendor whereby the Company issued the vendor 27,231 shares valued at $52,828 for the payment of outstanding invoices in the amount of $50,923. As a result, the Company recorded a loss on settlement of debt in the amount of $1,905.

In addition, effective October 2005, the Company entered into an agreement with a vendor whereby the Company agreed to issue $2,500 worth of stock per month as payment for services rendered. The stock is to be issued after the end of each quarter. The Company recorded 3,983 shares of common stock valued at $7,500 to "Stock to Be Issued" under this agreement during the quarter ended December 31, 2005.

Issuance of shares for Conversion of Debt

During the quarter ended September 30, 2005, one of the convertible debenture holders elected to convert their note into common stock. The total of the note converted was $50,000 and the Company issued 26,882 shares of its common stock to the note holder.

Options and Warrants Exercised

During the six months ended December 31, 2005, the Company issued 130,000 shares of its common stock for the exercise of options valued at $131,250.

STOCK SUBSCRIPTION RECEIVABLE

Stock subscription receivable represents stock options exercised and issued that the Company has not yet received the payment from the purchaser as they were in process when the quarter ended.

The balance at June 30, 2005 was $616,650. During the six months ended September 30, 2005, the Company received a total of $252,812 as payment on the receivable. The Company also recorded the cancellation of $43,650 due as a charge to additional paid-in capital as a result of a review of the records when the amount was recorded in 2000. It was determined the amount was not due and therefore was cancelled. The balance at December 31, 2005 was $320,188.

COMMON STOCK PURCHASE WARRANTS AND OPTIONS

From time to time, the Company issues options and warrants as incentives to employees, officers and directors, as well as to non-employees.

Common stock purchase options and warrants consisted of the following during the six months ended December 31, 2005

                                                                 Exercise                       Exercise
                                                 Options          Price         Warrants          Price
                                                -----------   --------------  ------------   --------------
Outstanding and exercisable, June 30, 2005        5,038,000   $0.75 to $5.00       655,280   $0.50 to $5.00
     Granted                                      1,320,000   $1.65 to $2.89        13,441       $3.30
     Exercised                                     (130,000)      $0.75                --
     Expired                                             --                            --
                                                -----------                   -----------
Outstanding and exercisable, December 31, 2005    6,228,000                       668,721


During the six months ended December 31, 2005, a total of 1,320,000 options were granted to employees of the Company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. The exercise price of the options ranges from $1.65 to $2.89. No expense was recorded for the granting of these options.

During the six months ended December 31, 2004, 498,500 options were granted to employees of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. No expense was recorded for the granting of these options.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for six months ended December 31, 2005 as follows:

                                                      2005
                                                 -------------
Net income - as reported                         $     328,782
Stock-based employee compensation expense,
     included in reported net loss, net of tax              --

Total stock-based employee compensation
     expense determined under fair-value-based
     method for all rewards, net of tax             (1,496,750)

                                                 -------------
Pro forma net loss                               $  (1,167,968)
                                                 =============

Earnings per share:
     Basic, as reported                                   0.02
     Diluted, as reported                                 0.02

     Basic, pro forma                                    (0.08)
     Diluted, pro forma                                  (0.08)

Pro forma information regarding the effect on operations is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions:

                  Risk-free interest rate                     3.25%
                  Expected life                               10 years
                  Expected volatility                         54% - 57%
                  Dividend yield                                0%

During the quarter ended September 30, 2005, one debenture holder converted their note into common stock. As part of the conversion, warrants to purchase a total of 13,441 common shares were issued to the note holder. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $9,489 or $0.71 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

                  Risk-free interest rate                     3.25%
                  Expected life                               5 years
                  Expected volatility                         56%
                  Dividend yield                                0%

NOTE 10- INTANGIBLE ASSETS:

Intangible assets consist of product licenses, renewals, enhancements, copyrights, trademarks, trade names, customer lists and goodwill. The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 has been evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Product licenses and customer lists were comprised of the following as of December 31, 2005:

                                      Product Licenses    Customer Lists        Total
                                      ----------------    --------------    ------------
Intangible asset - June 30, 2005      $      8,799,323    $    3,294,757    $ 12,094,080
Additions                                      491,714                --         491,714
Effect of translation adjustment               (31,423)               --         (31,423)
Accumulated amortization                    (4,519,527)       (2,054,075)     (6,573,602)
                                      ----------------    --------------    ------------
    Net balance - December 31, 2005   $      4,740,087    $    1,240,682    $  5,980,769
                                      ================    ==============    ============

Amortization expense:
Six months ended Dec. 31, 2005        $        661,360    $      314,310    $    975,670
Six months ended Dec. 31, 2004        $        395,675    $      157,832    $    553,507

The above amortization expense includes amounts in "Cost of Goods Sold" for capitalized software development costs of $25,362 and $21,035 for the six months ended December 31, 2005 and 2004, respectively.

At December 31, 2005 and 2004, product licenses, renewals, enhancements, copyrights, trademarks, and tradenames, included unamortized software development and enhancement costs of $1,968,081 and $1,208,201, respectively, as the development and enhancement is yet to be completed. Software development amortization expense was $55,475 and $38,927 for the six months ended December 31, 2005 and 2004, respectively.

Amortization expense of intangible assets over the next five years is as follows:

--------------------------------------------------------------------------------------------------------------
                                                  FISCAL PERIOD ENDING
--------------------------------------------------------------------------------------------------------------
         Asset             12/31/06       12/31/07        12/31/08     12/31/09     12/31/10          TOTAL
--------------------------------------------------------------------------------------------------------------
 Product Licences            $ 931,935       $ 591,872      $ 591,872    $550,953     $105,371      $2,772,003
 Customer Lists                406,658         263,376        263,376     263,376       43,896       1,240,682

                        --------------------------------------------------------------------------------------
                           $ 1,338,593       $ 855,248      $ 855,248    $814,329     $149,267      $4,012,685
                        ======================================================================================


There were no impairments of the goodwill asset in the six months ended December 31, 2005 and 2004.

NOTE 11 - SEGMENT INFORMATION

The following table presents a summary of operating information and certain year-end balance sheet information for the six months ended December 31:

                                           2005             2004
                                                         (restated)
Revenues from unaffiliated customers:
      North America                     $      3,750    $    274,119
      International                        8,990,608       4,507,413
                                        ------------    ------------
         Consolidated                   $  8,994,358    $  4,781,532
                                        ============    ============

 Operating loss:
      North America                     $ (1,751,237)   $ (1,189,824)
      International                        2,710,728       1,848,903
                                        ------------    ------------
         Consolidated                   $    959,491    $    659,079
                                        ============    ============

 Identifiable assets:
      North America                     $  5,481,627    $  3,636,852
      International                       21,812,468      10,184,386
                                        ------------    ------------
         Consolidated                   $ 27,294,095    $ 13,821,238
                                        ============    ============

 Depreciation and amortization:
      North America                     $    964,522    $    530,425
      International                          369,953          92,715
                                        ------------    ------------
         Consolidated                   $  1,334,475    $    623,140
                                        ============    ============

 Capital expenditures:
      North America                     $         --    $         --
      International                        1,466,505         467,586
                                        ------------    ------------
         Consolidated                   $  1,466,505    $    467,586
                                        ============    ============

NOTE 12 - MINORITY INTEREST IN SUBSIDIARY

NetSol Connect:

In August 2003, the Company entered into an agreement with United Kingdom based Akhter Group PLC ("Akhter"). Under the terms of the agreement, Akhter Group acquired 49.9 percent of the Company's subsidiary; Pakistan based NetSol Connect PVT Ltd. ("Connect"), an Internet service provider ("ISP"), in Pakistan through the issuance of additional Connect shares. As part of this Agreement, Connect changed its name to NetSol Akhter. The new partnership with Akhter Computers is designed to rollout connectivity and wireless services to the Pakistani national market. On signing of this Agreement, the Shareholders agreed to make the following investment in the Company against issuance of shares of Connect.

         Akhter                     US$ 200,000

         The Company                US$  50,000

During the quarter ended September 30, 2003, the funds were received by Connect and a minority interest of $200,000 was recorded for Akhter's portion of the subsidiary. During the quarter ended December 31, 2003, Akhter paid an additional $10,000 to the Company for this purchase. Per the agreement, it was anticipated that Connect would require a maximum of $500,000 for expansion of its business from each partner. Akhter was to meet the initial financial requirements of the Connect until November 1, 2003. As of December 31, 2004, both NetSol and Akhter had injected the majority of their committed cash to meet the expansion requirement of the company. As of June 30, 2005, a total of $751,356 had been transferred to Connect, of which $410,781 was from Akhter.

For the six months ended December 31, 2005 and 2004, the subsidiary had net income of $53,553 and net losses of $28,575, respectively, of which $26,723 and ($14,259) respectively, was recorded against the minority interest. The balance of the minority interest at December 31, 2005 was $350,661.

NetSol-TiG:

In December 2004, NetSol forged a formed a joint venture with a UK based public company TiG Plc. A Joint Venture agreement was signed by the two companies to create a new company, TiG NetSol Pvt Ltd. ("NetSol-TiG"), with 50.1% ownership by NetSol Technologies, Inc. and 49.9% ownership by TiG. The agreement anticipates TiG's technology business to be outsourced to NetSol's offshore development facility. Both companies, according to this agreement, would invest a total of $1 million or $500,000 each in the months following the formation of the joint venture for infrastructure, dedicated personnel and systems in the NetSol IT campus in Lahore.

During the year ended June 30, 2005, the Company invested $253,635 and TiG invested $251,626 and the new subsidiary began operations.

For the six months ended December 31, 2005, the subsidiary had net income of $444,219, of which $221,665 was recorded against the minority interest. The balance of the minority interest at December 31, 2005 was $598,259.

NetSol Technologies, Limited ("PK Tech")

In August 2005, the Company's wholly-owned subsidiary, NetSol Technologies
(Pvt), Ltd. ("PK Tech") became listed on the Karachi Stock Exchange in Pakistan. The Initial Public Offering ("IPO") sold 9,982,000 shares of the subsidiary to the public thus reducing the Company's ownership by 28.13%. Net proceeds of the IPO were $4,890,224. As a result of the IPO, the Company is required to show the minority interest of the subsidiary on the accompanying consolidated financial statements.

For the six months ended December 31, 2005, the subsidiary had net income of $939,768, of which $264,357 was recorded against the minority interest. The balance of the minority interest at December 31, 2005 was $264,357.

NOTE 13 - CONVERTIBLE DEBENTURE

On March 24, 2004, the Company entered into an agreement with several investors to acquire Series A Convertible Debentures (the "Bridge Loan") whereby a total of $1,200,000 in debentures were procured through Maxim Group, LLC. The Company received a net of $1,049,946 after placement expenses. In addition, the beneficial conversion feature of the debenture was valued at $252,257. The Company has recorded this as a contra-account against the loan balance and is amortizing the beneficial conversion feature over the life of the loan. The net balance at September 30, 2005, is $94,745.

Under the terms of the Bridge Loan agreements, and supplements thereto, the debentures bear interest at the rate of 10% per annum, payable on a quarterly basis in common stock or cash at the election of the Company. The maturity date is 24 months from the date of signing. Pursuant to the terms of a supplemental agreement dated May 5, 2004 between NetSol and the debenture holders, the conversion rate was set at one share for each $1.86 of principal.

During the quarter ended September 30, 2005, one of the convertible debenture holders elected to convert its note into common stock. The total of the note converted was $50,000 and the Company issued 26,882 shares of its common stock to the note holder.

In addition, each debenture holder is entitled to receive at the time of conversion warrants equal to one-half of the total number of shares issued. The total number of warrants that may be granted is 322,582. The warrants expire in five years and have an exercise price of $3.30 per share. The fair value of the warrants will be calculated and recorded using the Black-Scholes method at the time of granting, when the debenture is converted. During the three months ended September 30, 2005, one debenture holders converted its note into common stock. As part of the conversion, warrants to purchase a total of 13,441 common shares were issued to the note holders. The warrants were valued using the fair value method at $9,489 and was recorded as an expense in the accompanying consolidated financial statements.

NOTE 14 - GAIN ON SETTLEMENT OF DEBT

During the six months ended December 31, 2005, the Company entered into agreements with several vendors whereby the vendors agreed to accept as payment in full amounts less than the invoiced amount. As a result of these settlements, the Company recorded a net gain on settlement of debt of $6,976.

In September 2004, the Company transferred 24,004 of its treasury shares valued at $45,965 to Brobeck Phleger & Harrison, Llp, in exchange of debt, as part of a settlement agreement. The Company recorded a gain of $8,285 on the settlement.

During the quarter ended September 30, 2004, the Company evaluated the liabilities of its discontinued operations and determined that $41,989 was no longer payable. The Company recorded a gain of $41,989 as a result of the write-off of these liabilities from its financial statements.

In October 2004, the Company reached an agreement with a vendor to settle the amounts owing. The vendor agreed to accept $29,642 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $11,029.

In December 2004, the Company reached an agreement with Cowler to pay the balance owing on the loan in one lump-sum payment (see Note 7). Cowler agreed to accept (pound)52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148.

During the quarter ended December 31, 2004, a former officer of Abraxas, the Company's Australian subsidiary, agreed to forgive amounts accrued to him for long-term service leave prior to the Company's acquisition in 1999. The amounts accrued were during the period of 1984 to 1999. As a result, the Company recorded a gain on forgiveness of debt of $107,190.

NOTE 15 - ACQUISITION OF CQ SYSTEMS

On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition closed on February 22, 2005.

The following is the proforma financial information of the Company for the six months ended December 31, 2004 assuming the transaction had been consummated at the beginning of the fiscal year ended June 30, 2005:

                                          For the six
                                          months ended
                                         Dec. 31, 2004
                                          (Unaudited)
Statement of Operations:
Revenues                                 $   7,266,798
Cost of Sales                                3,151,661
                                         -------------
Gross Profit                                 4,115,137

Operating Expenses                           3,705,427
                                         -------------
Income (loss) from operations                  409,710

Other income and (expenses)                   (348,176)
                                         -------------
Income (loss) before minority interest          61,534
Minority interest in subsidiary                 14,259
                                         -------------
Net Income (loss)                        $      75,793
                                         =============

Earnings Per Share:
     Basic                               $        0.01
     Diluted                             $        0.01

NOTE 16- RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the six months ended December 31, 2004, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense. In addition, the beneficial conversion feature of the convertible debenture was overstated and loans to officers hadn't been properly reflected on the financial statements and the exercise of options against these loans had been recorded as receivables as of June 30, 2004.

The Company has restated its financial statements for these adjustments as of December 31, 2004.

The effect of the correction of the error is as follows:

                                                        AS
                                                    PREVIOUSLY         AS
                                                     REPORTED       RESTATED
                                                  ------------    ------------
                             BALANCE SHEET
                                                  As of December 31, 2004
                                                  -----------------------
Assets:
      Other current assets                        $    512,494    $    499,829
      Goodwill                                    $    723,928    $  1,166,611
      Total intangibles                           $  3,560,468    $  4,003,151
      Total assets                                $ 13,391,220    $ 13,821,238

Liabilities:
      Due to officers                             $         --    $     40,136
      Convertible debenture payable               $    112,500    $    130,292
      Total liabilities                           $  2,697,137    $  2,755,065

Stockholder's Equity:
      Additional paid-in capital                  $ 43,350,274    $ 43,072,118
      Accumulated deficit                         $(31,296,539)   $(30,663,934)
      Subscription receivable                     $ (1,375,642)   $ (1,234,650)
      Other comprehensive loss                    $   (323,619)   $   (446,970)
      Total stockholder's equity                  $ 10,594,331    $ 10,966,421

                       STATEMENT OF OPERATIONS:
                                                     For the six months ended
                                                        December 31, 2004
                                                     ------------------------
      Cost of revenues                            $  1,580,620    $  1,601,655
      Gross profit                                $  3,200,912    $  3,179,877
      Depreciation and amortization               $    838,473    $    623,140
      General and adminstrative                   $    570,266    $    549,232
      Total operating expenses                    $  2,757,165    $  2,520,798
      Income  from operations                     $    443,747    $    659,079
      Beneficial conversion feature exp           $    231,916    $    201,965
      Other income (expense)                      $     43,219    $     37,624
      Net income                                  $     78,692    $    318,380

      Net income (loss) per share:
          Basic                                   $       0.01    $       0.03
          Diluted                                 $       0.01    $       0.02

NOTE 17- SUBSEQUENT EVENTS

In January 2006, the Company entered into a private placement agreement with two non-US investors to purchase a total of 933,333 restricted shares of the Company's common stock for $1,400,000.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetSol Technologies, Inc. and Subsidiaries
Calabasas, California


We have audited the consolidated balance sheets of CQ Systems Limited, a United Kingdom corporation, as of March 31, 2004 and 2003, and the related statements of operations, and cash flows for the years ended March 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of CQ Systems Limited as of March 31, 2004 and 2003, and the results of its consolidated operations and its cash flows for the years ended March 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. The details were extracted from the financial statements prepared under United Kingdom GAAP. The financial statements prepared under United Kingdom GAAP were audited by ourselves with an unqualified Audit Report issued.



/s/ CMB Partnership
CMB Partnership

Surrey, United Kingdom
24 January 2005

                               CQ SYSTEMS LIMITED







                             COMPANY NUMBER: 1998080
                             (Registered in England)

                              FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION



                            YEAR ENDED 31 MARCH 2004

                               CQ SYSTEMS LIMITED

                               COMPANY INFORMATION
                        FOR THE YEAR ENDED 31 MARCH 2004


              DIRECTORS:                          P J Grace
                                                  G E Tarrant
                                                  I M Tarrant
                                                  A Elliott
                                                  J Halliday
                                                  J Manktelow
                                                  C S Taylor

              SECRETARY:                          P M Tarrant

              REGISTERED OFFICE:                  Planet House
                                                  North Heath Lane
                                                  Horsham
                                                  West Sussex
                                                  United Kingdom
                                                  RH12 5QE

              REGISTERED NUMBER:                  1998080 (England)

              ACCOUNTANTS & AUDITORS:             CMB Partnership
                                                  Chartered Accountants
                                                  and Registered Auditors
                                                  Chapel House
                                                  1 Chapel Street
                                                  Guildford
                                                  Surrey
                                                  United Kingdom
                                                  GU1 3UH

                               CQ SYSTEMS LIMITED


                                    CONTENTS


FINANCIAL STATEMENTS                                                   PAGE



         Directors Report                                                F-68

         Independent Auditor's Report                                    F-69

         Consolidated Balance Sheets                                     F-70

         Consolidated Statements of Income and Retained Earnings         F-71

         Consolidated Statements of Comprehensive Income                 F-71

         Consolidated Statements of Cash Flows                           F-72-73

         Notes to the Financial Statements                               F-74-77

         Company Balance Sheet                                           F-78

REPORT OF THE DIRECTORS
FOR THE YEAR ENDED 31 MARCH 2004

The directors present their report with the financial statements of the group for the year ended 31 March 2004.

PRINCIPAL ACTIVITY
The principal activity of the group in the year under review was that of the provision of computer software and services.

DIRECTORS
The directors during the year under review were:

P J Grace
G E Tarrant
I M Tarrant
A Elliott
J Halliday
J Manktelow
C S Taylor - appointed 05/02/04

The beneficial interests of the directors holding office on 31 March 2004 in the issued share capital of the company were as follows:

                                                                      01.04.03
                                                                     or date of
                                                                     appointment
                                         31.03.04                     if later
Ordinary (pound)0.20 shares
P J Grace                                  75,000                       75,000
G E Tarrant                               150,000                      150,000
I M Tarrant                               150,000                      150,000
A Elliott                                  55,983                       55,983
J Halliday                                 38,034                       38,034
J Manktelow                                30,983                       30,983
C S Taylor                                     --                           --

The directors' interests above include shares held by connected persons.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to

-     select suitable accounting policies and then apply them consistently;
-     make judgements and estimates that are reasonable and prudent;
- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ON BEHALF OF THE BOARD:


Secretary:  P. Tarrant
Date:  24th January 2005

                               CQ SYSTEMS LIMITED

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetSol Technologies, Inc. and Subsidiaries
Calabasas, California


We have audited the consolidated balance sheets of CQ Systems Limited, a United Kingdom corporation, as of March 31, 2004 and 2003, and the related statements of operations, and cash flows for the years ended March 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with auditing standards generally accepted in the United Kingdom. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of CQ Systems Limited as of March 31, 2004 and 2003, and the results of its consolidated operations and its cash flows for the years ended March 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. The details were extracted from the financial statements prepared under United Kingdom GAAP. The financial statements prepared under United Kingdom GAAP were audited by ourselves with an unqualified Audit Report issued.



/s/ CMB Partnership
CMB Partnership

Surrey, United Kingdom
24 January 2005

                               CQ SYSTEMS LIMITED

                       CONSOLIDATED BALANCE SHEET - ASSETS

                                                                                March 31
                                                                           2004           2003
                                                                Note      (pound)        (pound)
CURRENT ASSETS
  Cash and cash equivalents                                                 809,488        448,136
  Accounts receivable (net of (pound)5,000 bad debt provision)              400,280        435,806
  Prepaid expenses and other receivables                                     60,501         47,216
                                                                       ------------   ------------

TOTAL CURRENT ASSETS                                                      1,270,269        931,158
                                                                       ------------   ------------

AUTOMOBILES & EQUIPMENT                                            2

  Automobiles                                                                64,725         39,732
  Furniture and equipment                                                   172,841        155,093
  Computer equipment                                                        580,772        546,646
                                                                       ------------   ------------
                                                                            818,338        741,471

Less accumulated depreciation                                               676,768        616,420
                                                                       ------------   ------------

                                                                            141,570        125,051
                                                                       ------------   ------------
                                                                          1,411,839      1,056,209
                                                                       ============   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                                March 31
                                                                           2004            2003
                                                                         (pound)         (pound)
CURRENT LIABILITIES
  Accounts payable                                                           16,682         21,365
  Hire purchase liabilities                                                  23,428         32,153
  Payroll, Vat and corporation taxes payable                                283,017        135,117
  Dividends payable                                                          53,062         30,000
  Accrued liabilities                                                        75,197         92,911
  Deferred income                                                           418,581        410,193
                                                                       ------------   ------------

TOTAL CURRENT LIABILITIES                                                   869,967        721,739

LONG TERM LIABILITIES AND PROVISIONS
  Hire purchase liabilities                                                  38,270          5,275
  Deferred tax                                                                2,916          1,198
                                                                       ------------   ------------

TOTAL LIABILITIES                                                           911,153        728,212

SHAREHOLDERS' EQUITY                                               7
  Ordinary Shares
    1,000,000 shares authorised (pound)0.20 par value
    Issued and outstanding 500,000 shares                                   100,000        100,000
  Retained earnings                                                         400,686        227,997
                                                                       ------------   ------------
                                                                          1,411,839      1,056,209
                                                                       ============   ============

..........................         .........................
Approved and signed on behalf of the board of directors on

                       See notes to financial statements.

                               CQ SYSTEMS LIMITED

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                        Year ended     Year ended
                                                                         March 31       March 31
                                                                           2004           2003
                                                                         (pound)         (pound)
                                                                Note

NET REVENUE                                                     1.b       2,739,303      2,471,477

COST OF REVENUE                                                           1,082,577      1,069,974
                                                                       ------------   ------------

GROSS PROFIT                                                              1,656,726      1,401,503

OPERATING EXPENSES                                              1.e       1,119,171      1,302,176
                                                                       ------------   ------------

INCOME FROM OPERATIONS                                                      537,555         99,327

OTHER INCOME (EXPENSES)
  Interest income                                                            19,483         10,257
  Interest payable                                                           (5,238)        (3,530)
                                                                       ------------   ------------

INCOME BEFORE CORPORATION AND DEFERRED TAXES                                551,800        106,054

UK CORPORATION AND DEFERRED TAXES                               3          (141,049)       (29,076)
                                                                       ------------   ------------

NET INCOME                                                                  410,751         76,978

RETAINED EARNINGS
  Beginning of year                                                         227,997        181,019
  Less: Dividends                                                          (238,062)       (30,000)
                                                                       ------------   ------------
  End of year                                                               400,686        227,997
                                                                       ============   ============


                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                        Year ended     Year ended
                                                                         March 31       March 31
                                                                           2004          2003
                                                                         (pound)        (pound)

NET INCOME                                                                  410,751         76,978

                                                                       ------------   ------------
COMPREHENSIVE INCOME                                                        410,751         76,978
                                                                       ============   ============


                       See notes to financial statements.

                               CQ SYSTEMS LIMITED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        Year ended     Year ended
                                                                         March 31       March 31
                                                                           2004           2003
                                                                         (pound)         (pound)

CASH FLOWS FROM OPERATING ACTIVITIES

  Cash received from customers                                            2,761,544      2,343,179
  Cash paid to suppliers and employees                                   (2,074,453)    (2,235,165)
  Interest received                                                          19,483         10,257
  Interest paid                                                              (5,238)        (3,530)
  Corporation tax paid                                                      (27,878)        (8,782)
                                                                       ------------   ------------

  Net cash provided by operating activities                                 673,458        105,959

                                                                       ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Net sales (purchases) of equipment                                        (97,106)       (27,462)
                                                                       ------------   ------------

  Net cash used by investing activities                                     (97,106)       (27,462)
                                                                       ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Dividends paid                                                           (215,000)            --
                                                                       ------------   ------------

  Net cash used by financing activities                                    (215,000)            --
                                                                       ------------   ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   361,352         78,497

CASH AND CASH EQUIVALENTS

  Beginning of year                                                         448,136        369,639
                                                                       ------------   ------------
  End of year                                                               809,488        448,136
                                                                       ============   ============


                       See notes to financial statements.

                               CQ SYSTEMS LIMITED

                                                                        Year ended     Year ended
                                                                         March 31       March 31
                                                                           2004           2003
                                                                         (pound)         (pound)

RECONCILIATION OF NET INCOME TO CASH
PROVIDED BY OPERATING ACTIVITIES

Net Income                                                                  410,751         76,978

Adjustments to reconcile net income to net cash provided by operating activities:

  Depreciation                                                               80,587        111,390
  Decrease/(increase) in accounts receivable and other debtors               22,241       (128,297)
  Increase in accounts payable and other creditors                           46,708         25,594
  Increase in corporation taxes payable                                     111,453         19,096
  Increase in deferred taxes                                                  1,718          1,198
                                                                       ------------   ------------
                                                                            262,707         28,981
                                                                       ------------   ------------
                                                                            673,458        105,959
                                                                       ============   ============


                       See notes to financial statements.

                               CQ SYSTEMS LIMITED

                          NOTES TO FINANCIAL STATEMENTS


1.    Summary of significant accounting policies

      The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and are stated in United Kingdom sterling.

      In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      a.    Principles of consolidation

            The consolidated financial statements include the financial statements of the company and its subsidiary. The group's subsidiary is Custom Quest Limited, a dormant company that has not traded since 31 May 2001 in which the group has a 100% direct holding in the voting rights. The net assets of the subsidiary company since cessation of trade is (pound)nil.

      b.    Revenue

            The group recognises its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No 104 "Revenue recognition in Financial Statements".

            Licence revenue is recognised where orders have been signed and the product is delivered. In contracts with multiple elements revenues are allocated to each element based on the fair value on completion, delivery and acceptance by the customer. For other services related activity, revenue is recognised on a time and material basis.

      c.    Automobiles and equipment

            Depreciation is provided at the following rates in order to write off each asset over its useful life;

            Computer software               50% straight line
            Office furniture and fittings   15% straight line
            Computer equipment              33.33% straight line
            Automobiles                     25% straight line

            The group evaluates tangible fixed assets for impairment losses at least annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or is greater than its fair value.

            Long-lived assets

            Effective January 1 2002, the group adopted Statement of Financial Accounting Standards No 144 "Accounting for the impairment or disposal of long-lived assets" ("SFAS 144") which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The group has evaluated the carrying value of long-lived assets held in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets when indicators of impairment are present where the carrying amount exceeds the fair value of the asset. Based on its review, the group believes that as of March 31 2004 and 2003, there were no significant impairments of its long-lived assets.

                               CQ SYSTEMS LIMITED

      d.    Deferred Tax

            Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. These reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities at the balance sheet date and their respective tax bases.

      e.    Research and Development

            Expenditure on research and development is written off in the year in which it is incurred. Development costs on computer software that is to be sold relates to bespoke work undertaken for particular customers as and when requested. Under these circumstances, these costs are written off as incurred rather than capitalised and amortised, as they relate solely to the individual customers specifications rather than being available for general release to customers.

      f.    Advertising

            The company expenses advertising costs as they are incurred.

      g.    Hire Purchase and Leasing Commitments

            Assets obtained under hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful estimated lives.

            The interest element of these obligations are charged to the statement of income and retained earnings over the lease term. The capital element of the future payments is treated as liability.

            Rentals paid under operating leases are charged to the statement of income and retained earnings on a straight line basis.

      h.    Pensions

            The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the statement of income and retained earnings.

      i.    Cash and cash equivalents

            Cash and cash equivalents consist of cash at bank and in hand.

      j.    Foreign currency transactions

            Accounting principles generally require that recognised revenue, expenses, gains and losses be included in net income. Certain statements however require entities to report specific changes in assets and liabilities, such as a gain or loss on a foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. Cumulative translation adjustments were insignificant in both the year and preceding year.

2.    SECURED CREDITORS

      The amounts owed under hire purchase contracts totalling (pound)61,698 (2003 - (pound)37,428) are secured on the assets acquired.

                               CQ SYSTEMS LIMITED

3.    CORPORATION AND DEFERRED TAXES

      Provision is made for United Kingdom corporation tax payable on the group's taxable net income. This is provided for at the rate of tax prevailing at that time. The current standard corporation tax rate in the United Kingdom is 30%. Deferred tax is provided using the standard rate.

      The UK corporation and deferred tax charge is stated below:-

                                   Year Ended          Year Ended
                                    March 31            March 31
                                      2004                2003
                                    (pound)             (pound)

Corporation tax                      139,331             27,878
Deferred tax                           1,718              1,198
                                   ---------          ---------
                                     141,049             29,076
                                   ---------          ---------

      The corporation tax assessed for the year is set out below:-

                                   Year Ended          Year Ended
                                    March 31            March 31
                                      2004                2003
                                    (pound)             (pound)

Net Income                           551,800            106,064
                                   =========          =========

Net   income    multiplied   by      165,540             20,150
standard  rate  of  corporation
tax   of   30%   (2003:   small
companies  corporation tax rate
of 19%)

Effects of:-

Excess  of  capital  allowances
over depreciation                     (1,099)             6,950
Expenses not allowable for tax
Marginal relief                          977                778
                                     (26,087)                --
                                   ---------          ---------
                                     139,331             27,878
                                   ---------          ---------


4.    COMMITMENTS

      The group is committed to making operating lease payments of (pound)82,500 in the forthcoming year.

                               CQ SYSTEMS LIMITED

5.    MAJOR CUSTOMERS

      Revenue from customers accounting for more than 10% of the total net revenue for the year are as follows:

      Singer & Friedlander Insurance Finance Limited             (pound)689,375
      Cattles Commercial Leasing Limited and Cattles
        Commercial Finance Limited                               (pound)544,459

6.    DIVIDENDS

      The shareholders of the company in their meeting dated 23 September 2003 approved a dividend of (pound)185,000. A further dividend of (pound)53,062 was approved at a meeting held on 26 February 2004.

7.    SHAREHOLDERS EQUITY


                                    March 31            March 31
                                      2004                2003
                                    (pound)             (pound)

Net income for year                  410,751             76,978
Dividends                           (238,062)           (30,000)
                                   ---------          ---------

Net   addition  to   shareholders    172,689             46,978
equity

Opening Shareholders equity          327,997            281,019
                                   ---------          ---------
Closing Shareholders equity          500,686            327,997
                                   ---------          ---------

                               CQ SYSTEMS LIMITED

                         COMPANY BALANCE SHEET - ASSETS


                                                                                March 31
                                                                           2004          2003
                                                                Note      (pound)        (pound)
CURRENT ASSETS
  Cash and cash equivalents                                                809,488       448,136
  Accounts receivable (net of (pound)5,000 bad debt provision)             400,280       435,806
  Prepaid expenses and other debtors                                        60,501        47,216
                                                                       -----------   -----------

TOTAL CURRENT ASSETS                                                     1,270,269       931,158
                                                                       -----------   -----------
EQUIPMENT
                                                                2
  Automobiles                                                               64,725        39,732
  Furniture and equipment                                                  172,841       155,093
  Computer equipment                                                       580,772       546,646
                                                                       -----------   -----------
                                                                           818,338       741,471

Less accumulated depreciation                                              676,768       616,420
                                                                       -----------   -----------

                                                                           141,570       125,051
                                                                       -----------   -----------
                                                                         1,411,839     1,056,209
                                                                       ===========   ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                                March 31
                                                                           2004          2003
                                                                          (pound)        (pound)
CURRENT LIABILITIES
  Accounts payable                                                          16,682        21,365
  Hire purchase liabilities                                                 23,428        32,153
  Payroll, Vat and corporation taxes payable                               283,017       135,117
  Dividends payable                                                         53,062        30,000
  Accrued liabilities                                                       75,197        92,911
  Deferred income                                                          418,581       410,193
                                                                       -----------   -----------

TOTAL CURRENT LIABILITIES                                                  869,967       721,739

LONG TERM LIABILITIES AND PROVISIONS
  Hire purchase liabilities                                                 38,270         5,275
  Deferred tax                                                               2,916         1,198
                                                                       -----------   -----------

TOTAL LIABILITIES                                                          911,153       728,212

SHAREHOLDERS' EQUITY
  Ordinary Shares
    1,000,000 shares authorised (pound)0.20 par value
    Issued 500,000 shares                                                  100,000       100,000
  Retained earnings                                                        400,686       227,997
                                                                       -----------   -----------
                                                                         1,411,839     1,056,209
                                                                       ===========   ===========

..........................         .........................
Approved and signed on behalf of the board of directors on